As filed with the Securities and Exchange Commission on October 26, 1998
                                             Registration Statement No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM F-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------
                             NUR MACROPRINTERS LTD.
             (Exact name of registrant as specified in its charter)

      Israel                          3555                    Not Applicable
  (State or other               (Primary Standard            (I.R.S. Employer
   jurisdiction             Industrial Classification     Identification Number)
of incorporation or               Code Number)
   organization)
                       ----------------------------------

                              5 David Navon Street
                         Moshav Magshimim 56910, Israel
                              (011) 972-3-908-7676
   (Address and telephone number of Registrant's principal executive offices)

                              CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                                 (212) 246-5070

            (Name, address and telephone number of agent for service)

                       ----------------------------------
                                    Copy to:
                             Rubi Finkelstein, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 506-5000
                              (212) 506-3730 (Fax)
                       ----------------------------------

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
    Title of Each Class of         Amount to be         Proposed Maximum       Proposed Maximum        Amount of
          Securities                Registered         Offering Price Per     Aggregate Offering    Registration Fee
       to be Registered                                     Share(1)               Price(1)
---------------------------------------------------------------------------------------------------------------------
Ordinary Shares nominal value     4,000,000 Shares            $2.375              $9,500,000.00        $2,641.00
NIS 1.0 per share
---------------------------------------------------------------------------------------------------------------------
Ordinary Shares Issuable Upon     555,000 Shares              $2.375              $1,318,125.00          $366.44
Exercise of Warrants
---------------------------------------------------------------------------------------------------------------------
Ordinary Shares Issuable Upon     1,342,339 Shares            $2.375              $3,188,055.13          $886.28
Exercise of Options
---------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                           $14,006,180.13        $3,893.72
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the closing bid and ask prices for the Ordinary Shares on October 20, 1998 on the Nasdaq National Market, in accordance with Rule 457(c).

                       ----------------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                             NUR MACROPRINTERS LTD.

             Cross-Reference Sheet Showing Location in Prospectus of
               Information Required by Items in Part I of Form F-1

Registration Statement Item Number             Caption or Location in Prospectus
and Caption

1.    Front of Registration Statement
      Outside Front Cover of Prospectus.....   Cover page

2.    Inside Front Cover and Outside
      Back Cover Pages of Prospectus........   Inside Front and Outside Back;
                                               Back Cover Pages

3.    Summary Information and Risk
      Factors...............................   Prospectus Summary; Risk Factors

4.    Use of Proceeds.......................   Use of Proceeds

5.    Determination of Offering Price.......   Not Applicable

6.    Dilution..............................   Not Applicable

7.    Selling Security Holders..............   Selling Shareholders

8.    Plan of Distribution..................   Plan of Distribution

9.    Legal Proceedings.....................   Business-Legal Proceedings

10.   Directors, Executive Officers,
      Promoters and Control Persons.........   Management

11.   Security Ownership of Certain
      Beneficial Owners and Management......   Principal Shareholders

12.   Description of Securities.............   Description of Ordinary
                                               Securities

13.   Interest of Named Experts and
      Counsel...............................   Experts; Legal Matters

14.   Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities.......................   Commission Position on
                                               Indemnification for
                                               Securities Act Liabilities

15.   Organization Within Last Five
      Years.................................   Not Applicable

16.   Description of Business...............   Business

17.   Management's Discussion and
      Analysis or Plan of
      Operation.............................   Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operations

18.   Description of Property...............   Business--Facilities

19.   Certain Relationships and Related
      Transactions..........................   Certain Transactions

20.   Market for Common Equity and
      Related Stockholder Matters...........   Risk Factors; Market for Common
                                               Equity; Dividend
                                               Policy; Principal Shareholders

21.   Executive Compensations...............   Management

22.   Financial Statements..................   Financial Statements

23.   Changes in and Disagreements with
      Accountants on Accounting and
      Financial Disclosure..................   Not Applicable

                  SUBJECT TO COMPLETION, DATED OCTOBER 26, 1998

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepeted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                              Shelf Registration
                                                          Preliminary Prospectus

                             NUR MACROPRINTERS LTD.
                                  NASDAQ: NURTF


                            5,897,339 Ordinary Shares



NUR Macroprinters, Ltd                  We develop, sell, and service digital
5 David Navon Street                    color printers for the printing of
Moshav Magshimim 56910                  large images such as billboards,
Israel                                  posters, and banners. Our primary
                                        customers include commercial printers,
                                        design firms, and billboard companies.

The Offering
o Ordinary shares          4,000,000    We are registering stock currently
o Ordinary shares                       owned by shareholders of the company to
  issuable upon exercise                enable them to sell the stock on the
  of warrants                555,000    open market. We will not receive any
o Ordinary shares                       money from this offering.
  issuable upon exercise
  of options               1,342,339
                           ---------

Total Ordinary shares      5,897,339
                           =========

                       ----------------------------------

This Investment Involves a High Degree of Risk. You Should Purchase Shares Only If You Can Afford a Complete Loss. See "Risk Factors" Beginning on Page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will request that the Securities Authority of the State of Israel grant us an exemption from Israel's publication requirements applicable to this Prospectus. The granting of such exemption, which is anticipated, should not be construed as a determination that this Prospectus is truthful or complete or as an opinion on the quality of the securities offered in this Prospectus.

                                October __, 1998

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all of the information you should consider before investing in our stock. Therefore, you should read the entire prospectus carefully.

                             Nur Macroprinters Ltd.

Introduction
------------

      Nur Macroprinters Ltd., an Israeli company, formerly Nur Advanced Technologies Ltd., is a world leader in the market for the sale of very large format digital printing systems. We develop, sell, and service digital color printers for the printing of large images such as billboards, posters, and banners. We also supply our customers with the inks, solvents and print substrates for use with our printers.

      On October 6, 1995, we completed an initial public offering and our shares currently trade on the Nasdaq National Market under the symbol NURTF. There is no non-United States trading market for our shares.

Our Products
------------

      Our printers allow customers to print large color images on demand, generally in substantially less time, with less labor and at a lower cost, than traditional methods of printing.

      One of our principal products is the Blueboard printer, a second generation very large format printer that was introduced in early 1997. The Blueboard can print in variable widths from 0.9 to 5 meters (approximately 3 to 16.4 feet). The Blueboard printer is based on our own continuous ink-jet digital printing technology and is designed to improve quality and ease of use.

      In April 1998, we introduced a faster version of the Blueboard printer, the Blueboard 2, in response to demand from our customers for increased productivity. The Blueboard 2 is now also one of our main products. In September 1998, we acquired rights to a certain piezo drop on demand digital printing technology which we plan to incorporate into a new printer.

      Our main product until the end of 1995 was the Outboard printer, which is capable of printing in widths of up to 1.6 meters. At the end of 1995 we introduced the Wideboard printer, a first generation very large format printer capable of printing in variable widths of up to 5 meters.

      The ink we sell to our customers for use in our printers is resistant to water and ultraviolet rays and is well suited for indoor and outdoor use. The substrates we sell to our customers are also suitable for indoor and outdoor use and are made of vinyl, PVC, paper and mesh.

Our Customers
-------------

      We sell our printers and related products primarily to commercial printers, design and service firms, screen printers, outdoor media companies, and trade shops. Our customers use our products to print large images, such as billboards, posters, banners, and point of purchase displays for advertising, as well as decorations and backdrops for showrooms, museums, and exhibits.

Our Strategy
------------

      Our strategy is to:

      o maintain our position as a world leader in the very large format printing market by supplying the most productive and cost-effective very large format digital printers;

      o introduce large format digital ink jet printers to replace current large-format screen printers;

      o be the vendor of choice for our customers for all of their ink and substrate needs;

      o enable our customers to develop new ways to profit from our printing systems; and

      o  provide our customers with state of the art service and supplies.


      Where you can obtain additional information:

         Mailing Address                               Executive Office
         ---------------                               ----------------
          P.O. Box 8440                              5 David Navon Street
      Moshav Magshimin 56910                        Moshav Magshimim 56910
              Israel                                        Israel

      Phone: 972-3-908-7676                      Website: http://www.nur.com

      The information on our web site is not a part of this Prospectus.

                                  The Offering

Shares offered assuming exercise of
  all warrants and options...........  5,897,339 shares

Shares outstanding before offering...  10,880,000

Shares outstanding after offering
  assuming exercise of all warrants
  and options........................  12,777,339

Nasdaq National Market
  Trading Symbol.....................  NURTF

Selling Shareholders.................  See "Selling Shareholders" on page 55.

Use of Proceeds......................  The selling shareholders will receive all of the proceeds from the sale of their
                                       shares to the public. Nur Macroprinters
                                       Ltd. will not receive any proceeds from
                                       the sale of the shares. We will, however, receive some proceeds when stockholders exercise their warrants and options. These proceeds will be used for working capital and general corporate purposes. See "Use of Proceeds" on page 18.

Plan of Distribution.................  We are not aware of any specific plan the selling shareholders may have to sell
                                       their shares. We believe that the selling shareholders will sell their shares at prevailing market prices on the Nasdaq National Market, without payment of any underwriting commissions or discounts other than ordinary transaction costs. We are paying for the preparation of this Prospectus and the related Registration Statement.

Risk Factors.........................  Investing in our shares is very risky.
                                       You should be able to bear a complete
                                       loss of your investment. See "Risk
                                       Factors" on page 8.

                   Summary Consolidated Financial Information
               (in thousands, except per share and operating data)

      This summary consolidated financial information is derived from the consolidated financial statements, which appear later in this prospectus. You should read this data in conjunction with the consolidated financial statements and related notes.

                                                                                                              Six Months Ended
                                                                                                              ----------------
                                                          Years Ended December 31,                                 June 30,
                                                          ------------------------                                 --------
                                          1993         1994         1995          1996*         1997*         1997*          1998*
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Revenues
Sales of printers and related products    $6,880      $10,010      $13,824       $13,639       $18,874        $7,909        $14,233
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Sales of printed materials                    --           --           --         2,998         3,085         1,304          1,621
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Cost of revenues                           6,880       10,010       13,824        16,637        21,959         9,213         15,854
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Cost of sales of printers and related
products                                   4,861        6,939        9,374        11,528         9,627         4,213          6,862
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Cost of sales of printed materials            --           --           --         2,008         1,684           711            993
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
                                           4,861        6,939        9,374        13,536        11,311         4,924          7,855
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------

Gross profit                               2,019        3,071        4,450         3,101        10,648         4,289          7,999

Research & development expenses              739          497        1,040         1,530         1,726           756          1,591
Less royalty-bearing grants                  144          161          306           372            43           127            310
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Research & development expenses net          595          336          734         1,158         1,683           629          1,281
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------

Selling and marketing expenses, net          867          715        1,039         4,823         4,620         1,891          2,844

General & administrative expenses            520        1,099        1,187         2,560         3,439         1,662          2,358
Write-off of debts from related parties       --           --           --         3,757            --            99             --
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
                                           1,387        1,814        2,226        11,140         8,059         3,652          5,202
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------

Operating income (loss)                       37          921        1,490        (9,197)          906             8          1,516
Financial expenses, net                      243           65          205           589           320           286            320
Gain (loss) on marketable securities         251          (40)          12            22            --            --             --
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Other income (expenses), net                  --           --          110            76            (8)           --            (91)
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------

Income (loss) before taxes on income          45          816        1,407        (9,688)          578          (278)         1,105
Taxes on income                               60           25          221           400            67            --            112
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------

Income (loss) after taxes on income          (15)         791        1,186       (10,088)          511          (278)           993
Minority interest in earnings
of subsidiary                                 --           --           --            --           (26)           --            (12)
Equity in loss of 50% owned
joint venture                               (528)        (987)      (1,125)           --            --            --             --
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Net income (loss) for the period           $(543)       $(196)         $61      $(10,088)         $485         $(278)          $981
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Basic and diluted earnings (loss)
per share                                 $(0.15)      $(0.05)       $0.01        $(1.47)        $0.07        $(0.04)         $0.09
                                       ---------    ---------    ---------     ---------     ---------     ---------     ----------
Weighted average number of shares
outstanding used in computing basic
and diluted earnings (loss)
per share                              3,624,708    4,123,082    4,904,118     6,880,000     7,293,640     6,880,000     10,880,000
                                       =========    =========    =========     =========     =========     =========     ==========

--------
* Represents financial information for NUR Macroprinters Ltd. together with its subsidiaries, Nur Media Solutions S.A. ("Nur Media Solutions"), Nur America Inc. ("Nur America"), Nur Advanced Technologies (Europe) S.A. ("Nur Europe"), and Nur Marketing and Communication GmbH ("Nur Germany").

                                                     Balance Sheet Data
                                                      (In U.S. Dollars)

                                                   December 31,                                 June 30,
                                    -----------------------------------------            -----------------------
                                      1995            1996*            1997*             1997*            1998*
                                    -------           -------         -------            ------           ------
Working capital...............      $10,597           $   690         $ 4,674            $1,310           $4,758

Total assets..................       16,759            12,161          13,783            10,908           16,997

Total liabilities.............        4,945            10,325           7,998             9,177           10,388

Total shareholders' equity....      $11,814           $ 1,836         $ 5,785            $1,731           $6,609

--------
*Represents financial information for Nur Macroprinters, Ltd. together with its subsidiaries, Nur Media Solutions, Nur America, Nur Europe and Nur Germany.

                                  RISK FACTORS

      Investing in our shares is very risky. You should be able to bear a complete loss of your investment. To understand the level of risk, you should carefully consider the following risk factors, as well as the other information found in this prospectus.

We depend on a few key                We are highly dependent on the sale of
products in a business subject        our principal products, the Blueboard and
to rapid technological change.        Blueboard 2 printers and related
                                      supplies. Rapid changes in technology,
                                      customer preferences and evolving
                                      industry standards increasingly
                                      characterize the market for our printers.
                                      As a result of these factors, our growth
                                      and future financial performance will
                                      depend upon our ability to develop and
                                      market new products and keep pace with
                                      the latest technological advances in the
Our success depends on the            industry. We must also improve our
research and development of           existing products to accommodate
new products.                         technological advances and customer
                                      preferences. During 1997 and through the first half of 1998, we invested approximately $3.3 million in research and development projects. Our business could seriously suffer if we fail to anticipate or respond adequately to changes in technology and customer preferences, or if our products are delayed in their development or introduction. Other events beyond our control could also hurt our business. For example, one of our competitors could develop and market a printer that customers prefer over our printers. We can not assure you that we will successfully develop any new products.
                                      Finally, we cannot predict how the
                                      introduction of new products by our
                                      competitors will affect sales of our
                                      existing products.

In the near future we will take a     In September 1998 we acquired all rights
significant one time write-off.       to a certain drop on demand inkjet
                                      technology suitable for large format
                                      digital printers. This acquisition will
                                      result in a one-time write-off of $1.5 to $1.6 million in the third quarter of 1998 assigned to in-process research and development. In addition, over the next three years we will pay royalty payments to the competitor not exceeding $1.3 million. See "Management's Discussion and
                                      Analysis of Financial Condition and
                                      Results of Operations - General."

Our success depends on our            At the current time we purchase all of
suppliers and subcontractors.         the ink and ink-jets used in our printers
                                      from one supplier, Imaje, a French
                                      manufacturer of ink-related products. We
                                      have been able to obtain adequate
                                      supplies of ink and ink-jets in the past,
                                      although Imaje has occasionally delivered
                                      the supplies late. If this sole supplier
                                      experiences any problem resulting in
Imaje is our only supplier of         production delays, our sales to new
ink and ink-jets.                     customers and existing customers who rely
                                      on our ink to operate their printers
                                      could be hurt. Because the success of our business depends on the sale of our printers, a supply problem could have a severe effect on our financial results.
                                      Also, if Imaje reduces or changes the
                                      credit or payment terms it extends to us, our business could be hurt.

We rely on a limited number of        We employ a limited number of unaffiliated
subcontractors.                       subcontractors to manufacture components
                                      for our printers. We currently employ one independent sub-contractor to assemble our
                                      Blueboard printers. Our subcontractors
                                      have, in the past, been late in delivering components. We have, however, been able to obtain adequate supplies of the components and raw materials necessary to produce our printers and we have not had any serious problems with our subcontractors. Because we rely on subcontractors, we cannot assure you that we will be able to maintain an adequate supply of components.
                                      Moreover, we cannot assure that any of the components we purchase will satisfy our quality standards and be delivered on time. Our business could suffer if we fail to maintain our relationships with our subcontractors or fail to develop alternative sources for our printer components. Also, as our business grows, we will need to purchase greater quantities of components on a timely basis, and any delay in supply could hurt our sales. We cannot guarantee that we will develop alternative sources of production for our products or that we would be able to replace the sub-contractor that assembles our
                                      Blueboard Printers, if required.

Lawsuits We are currently involved in several lawsuits. Our financial results and business may suffer if we lose any of these lawsuits. See "Business--Legal Proceedings."

Our business is extremely             The printing equipment industry is
competitive.                          extremely competitive and many of our
                                      competitors possess greater management,
                                      financial, technical, manufacturing,
                                      marketing, sales, distribution, and other
                                      resources than we do. Our ability to
                                      compete depends on factors both within and
                                      outside of our control, including the
                                      performance and acceptance of our current
                                      printers and any products we develop in
                                      the future. We compete against several
                                      companies that market digital printing
We have numerous competitors          systems based on electrostatic,
in the market for our printers.       drop-on-demand, airbrush and other
                                      technologies. We also face competition
                                      from existing conventional large format
                                      printing methods, including hand painting, silk screening, and offset printing. Our competitors could develop new products, with existing or new technology, that could be competitive in price and performance with our printers. We can offer no assurance that we can compete effectively with any such products.

We also face competition in the       We also compete with independent
market for printing supplies.         manufacturers in the market for printer
                                      supplies, in particular, the inks we
                                      supply. In 1997, ink sales accounted for 21% of our total sales. We cannot guarantee that we will be able to remain the exclusive or even principal ink manufacturer for our printers. We recently entered the substrate business, which is also highly competitive and characterized by a large number of suppliers worldwide.
                                      We are developing substrates through
                                      subcontractors that have a high
                                      added-value when used with our printers.
                                      We believe we are well positioned, both in our technical knowledge and in the minds of our customers, to succeed in selling high value-added substrates to our customers. We can not assure you that we will be able to compete effectively or achieve significant revenues in the substrate business.

We depend on our key                  Our success depends to a significant
employees.                            extent upon the contributions of key
                                      personnel and our senior executives. Our business could seriously suffer if one or more or our key personnel or senior executives were to leave our company. In addition, we do not have, and do not contemplate getting, "key-man" life insurance for any of our key employees.
                                      Our future success will also depend in
                                      part on our continuing ability to retain our key personnel and senior executives and to attract other highly qualified employees. We cannot assure our continued success in attracting or retaining highly qualified personnel.

We rely on trade secrets,             We rely on a combination of trade secrets,
patents and proprietary rights.       licenses, patents, and non-disclosure and
                                      confidentiality agreements to establish
                                      and protect our proprietary rights in our products. We cannot guarantee that our existing patents or any future patents will not be challenged, invalidated, or circumvented, or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technology.
                                      We cannot be sure that we will receive
                                      further patent protection in Israel, the United States, or elsewhere, for existing or new products or applications. Even if we do secure further patent protection, we cannot guarantee it will be effective. In some countries, meaningful patent protection is not available. We are not aware of any infringement claims against us involving our proprietary rights. Third parties may assert infringement claims against us in the future, and the cost of responding to such assertions, regardless of their validity, could be significant.
                                      In addition, such claims could be found to be valid and result in large judgments against us. Even if such claims are not valid, the cost could be substantial to protect our patent rights. See "Business -
                                      Legal Proceedings."

It is difficult to protect our        We believe that our success is less
proprietary rights.                   dependent upon the legal protection
                                      afforded by patent and other proprietary rights than on the knowledge, ability, experience, and technological expertise of our employees and our key suppliers. Our policy is to have employees sign confidentiality agreements, to have selected parties, including key suppliers, sub-contractors, and distributors, sign non-competition agreements, and to have third parties that we deal with sign non-disclosure agreements. Although we take precautionary measures to protect our trade secrets, we cannot guarantee that others will not acquire equivalent trade secrets or steal our exclusive technology.
                                      Moreover, we may not be able to
                                      meaningfully protect our rights that are not protected by patents.

We rely on international sales.       Our printers and supplies are sold
                                      worldwide, with revenues generated in
                                      various currencies. There are a number of risks inherent in international business activities, including unexpected changes in regulatory requirements, political instability, tariffs and other trade barriers, as well as the burdens of complying with different foreign laws. To date, fortunately, these risks have not materially affected our business or financial situation. We cannot predict, however, when exchange or price controls or other restrictions on the conversion of foreign currencies could impact our business.

Currency fluctuations are a risk      Because we have revenues and expenses in
we face on a daily basis.             various currencies, including the U.S.
                                      dollar, the NIS, and certain European
                                      currencies, our financial results are
                                      subject to the effects of fluctuations of foreign currency exchange rates. In the future, currency fluctuations could hurt our profitability. We do not hedge against fluctuations in currency exchange rates, but we may do so in the future.

We depend on a few major              In the fiscal year ended December 31,
distributors.                         1997, and the six months ended June 30,
                                      1998, our sales to Scitex Corporation and its subsidiaries accounted for about 10% and 8.6% of our total sales. Scitex
                                      Corporation and its subsidiaries made
                                      these sales in the Far East and the Middle
                                      East and are the most significant outside distributors of our products. If Scitex should suddenly stop distributing or marketing our printers, we may be forced to undertake the marketing ourselves or find another distributor in the Far East and the Middle East. Our business could suffer if our efforts prove unsuccessful.

Environmental concerns.               We mix the ink used in our printers with a
                                      MEK solvent. MEK is a hazardous substance and is subject to various government regulations relating to its transfer, handling, packaging, use, and disposal. We store the ink at warehouses in Europe, the U.S. and in Israel, and a shipping company ships it at our direction. We face potential responsibility for problems that may arise when we ship the ink to customers. We believe that we are in material compliance with all applicable environmental laws and regulations. If we fail to comply with these laws or an accident involving our ink waste or MEK occurs then our business and financial results could be adversely affected.

We rely on government                 We receive grants and tax benefits from
grants, tax benefits, and other       the Israeli government, which also
funding from third parties.           sponsors programs in which we participate.
                                      The Government of Israel, through the
                                      Office of the Chief Scientist ("OCS"),
                                      encourages research and development
                                      projects oriented toward products for
                                      export. Since our inception we have used grants from the OCS to develop our products. Under our agreement with the OCS, we pay royalties to OCS generally at a rate of 2% to 3% on sales of products developed with the help of OCS funds. The royalties end when 100% to 150% of the dollar value of the grant is repaid.
                                      During the years ended December 31, 1995,
                                      1996 and 1997 and the six months ended
                                      June 30, 1998, OCS provided us with grants for research and development expenses in the amounts of $0.31 million, $0.37 million, $0.04 million, and $0.0 million, respectively. These grants amounted to approximately 29%, 24%, 2.5%, and 0%, respectively, of our total research and development expenses. During 1995, we paid approximately $0.10 million in royalties to the OCS. We did not pay royalties in the years ended December 31, 1996 and 1997 and during the six months ended June 30, 1998. As of June 30, 1998, we had a contingent liability to pay OCS $0.99 million in future royalty payments.

The Israeli government has            The Israeli Government, through the Fund
subsidized our international          for the Encouragement of Marketing
marketing expenses.                   Activities of the Ministry of Industry and
                                      Commerce (the "Marketing Fund"), awards
                                      participation grants for marketing
                                      expenses incurred overseas. We received
                                      grants from the Marketing Fund totaling
                                      approximately $0.253 million in 1995 for the promotion of our printers and another product that has since been discontinued.
                                      We did not receive any grants in 1996, but we did receive $0.20 million in 1997 and $0.13 million during the six months ended
                                      June 30, 1998. Our business did not suffer because we did not receive a grant in 1996. We may not be eligible for additional grants from the Marketing Fund in the future due to our reaching the maximum allowed export revenues. We are obligated to pay a royalty of 3% of the export added value of our products to the Marketing Fund until 100% of the grants have been repaid. The principal amount of the grants are linked to the U.S. dollar. As of June 30, 1998, we had made royalty payments to the Marketing
                                      Fund totaling $0.08 million.

We receive tax benefits from the      Pursuant to the Law of Encouragement of
Israeli government.                   Capital Investments, the Israeli
                                      government has granted "Approved
                                      Enterprise" status to some of our
                                      production facilities. Consequently, these facilities are eligible for certain tax benefits for the first several years in which they generate taxable income. If we fail to obtain additional grants, or if our tax benefits are significantly reduced, our financial condition could suffer.

We must comply with conditions        In order to receive grants and tax
to receive grants and tax             benefits, we must comply with a number of
benefits.                             conditions. If we fail to comply with
                                      these conditions and criteria, the grants and tax benefits that we receive could be partially or fully canceled and we would be forced to refund the amount of the canceled benefits received, adjusted for inflation and interest. We believe that we have operated and will continue to operate in compliance with the required conditions, although we cannot be sure. We further believe that the likelihood is remote that we will be required to refund grants or tax benefits that we receive from the OCS, the Marketing Fund, and under our "Approved Enterprise" status.

We also receive grants from the       Nur Europe has secured two non-related
Government of Belgium                 grants from local authorities in Belgium.
                                      The first grant will provide up to
                                      approximately $0.5 million, provided Nur
                                      Europe completes an approximately $3.0
                                      million investment program and employs at least 21 full time employees in Belgium by December 31, 1999. The second grant provides reimbursement of up to 70% of our research and development investment in
                                      Belgium. The maximum amount of this grant is approximately $1.0 million. If we do not derive revenue or develop products as a result of our investment in Belgium, then we do not have to repay the grant;
                                      otherwise, we will repay the grant over 5 years. See "Business--Research and
                                      Development."

We may need additional                We believe that the capital resources and
financing and we have                 credit facilities we now have will be
experienced financial                 enough to fund our current activities at
difficulties in the past.             their present and planned rate through
                                      mid-1999. We may, however, require
                                      additional funds, to be raised through
                                      public or private financing of debt or
                                      equity, to ensure our ability to maintain
                                      our current and planned operations, after
                                      mid-1999. If we are unable to raise such
In the future we may need to          funds, we may have to reduce or eliminate
raise more money to                   expenditures for research and development,
successfully run our business.        production, or marketing of our products,
                                      any one of which could have a negative
                                      impact on our financial results. Even if we do obtain additional financing, expansion of our business requires, and will continue to require, significant capital. In this regard, how much money we will need depends on numerous factors, including the success of our marketing and customer service efforts, our research and development activities, and the demand for our products and services. We cannot guarantee that additional financing will be available or that, if available, it will be obtained on terms we find favorable.

We have experienced financial         In the past we experienced financial
difficulties in the past.             difficulties. As of December 31, 1996, we
                                      have written off $3.7 million due to
                                      outstanding debts owed to us by Moshe Nur, our previous Chairman of the Board and major shareholder, and companies controlled by Mr. Nur. These companies are now in various insolvency proceedings.
                                      The written off debts resulted, in part, from ineffective controls, which failed to prevent unauthorized transactions and the misappropriation of funds. These difficulties resulted in losses of $10.1 million in the year ended December 31, 1996, and reduced our shareholders' equity to approximately $1.8 million. In April
                                      1997, Moshe Nur transferred control of the Company and subsequently resigned from the Board of Directors. We have reached a settlement agreement resolving all outstanding material claims related to the insolvency proceedings of Moshe Nur and his companies. Despite this settlement, in the future we may be exposed to claims arising from Moshe Nur's actions.
                                      Liabilities arising from any such claims and the cost to defend our company may be substantial.


We have recently changed our          In April 1997, when Moshe Nur transferred
leadership and have limited           control of Nur Macroprinters Ltd., we
management resources to manage        replaced most of the members of our Board
future growth.                        of Directors. We also made several
                                      management changes. Our recent growth has placed, and will continue to place, a significant strain on our management team, facilities, and other resources. In order to support our growth, our new leadership adopted financial controls and reporting systems and expanded our management, facilities, financial, and other resources. To avoid any negative effects on our business, we must successfully implement financial controls, expand our manufacturing, sales, marketing, and service organizations, and update our accounting, operational, and management information systems. Failure to do so effectively could have a material adverse effect on our business and financial results.

Our operating results tend to         Our revenues may vary significantly from
fluctuate.                            quarter to quarter as a result of, among
                                      other factors, the timing of new product announcements and releases by our competitors and us. We do not typically have a material backlog of orders at the beginning of each quarter. We generally ship and record a significant portion of our revenues for orders placed within the same quarter, primarily in the last month of the quarter. We may not learn of shortfalls in sales until late in, or shortly after the end of, the fiscal period. As a result, our quarterly earnings may be subject to significant variations.

We have an uneven history of          We have an uneven history of financial
financial results.                    results. We incurred an operating loss of
                                      approximately $0.32 million in 1991 and
                                      $0.22 million in 1992. In 1993 we made an operating profit for the first time, earning approximately $0.04 million, which increased to approximately $0.92 million in 1994, and to $1.49 million in 1995. In
                                      1996 we incurred an operating loss of $9.2 million. In 1997 we achieved an operating income of $0.91 million and in the six months ended June 30, 1998 had operating income of $1.52 million. We cannot assure profitability in the future.

Important facilities and              Our most important facilities and
operations are located                operations and many of our subcontractors
in Israel.                            are located entirely in the State of
                                      Israel. Political and military conditions in Israel directly affect operations.
                                      Since Israel was established in 1948, a
                                      state of hostility has existed, varying in degree and intensity, between Israel and certain Arab countries. Although Israel has entered into agreements with some of these countries, the Palestine Liberation
                                      Organization and the Palestinian
                                      Authority, and the feuding parties have
                                      signed various declarations in hopes of
                                      resolving some of the hostilities, we
                                      cannot predict the future of the volatile
                                      Middle East and of Israel in particular.
                                      To date, Israel has not entered into a
                                      peace treaty with Lebanon or Syria, with whom Israel shares its northern borders, or with certain other Arab countries with whom a state of hostility exists. Any major hostilities involving Israel, the
                                      Palestinian Authority, or Arab countries in the Middle East could have a serious negative impact on our business operations.

Some of our officers and              Furthermore, all nonexempt male adult
employees are on military             citizens of Israel, including some of our
reserve.                              officers and employees, are obligated to
                                      perform military reserve duty and are
                                      subject to being called for active duty
                                      under emergency circumstances. While we
                                      have operated effectively under these
                                      conditions in the past, we cannot predict the full impact of such conditions on us in the future, particularly if emergency circumstances occur.

We are sensitive to economic          Inflation in Israel and devaluation of the
conditions in Israel.                 NIS have an impact on our financial
                                      results. Although Israel has substantially reduced the rates of inflation and devaluation in recent years, they are still relatively high and we could experience losses due to inflation or devaluation. If inflation rates in Israel increase again and hurt Israel's economy as a whole, our operations and financial condition could be negatively impacted.

We do not know the impact of          Israeli law limits foreign currency
recent policy changes on              transactions and transactions between
foreign currency transactions.        Israeli and non-Israeli residents. The
                                      Controller of Foreign Exchange at the Bank of Israel, through "general" and "special" permits, may regulate or waive these limitations. Until recently, transactions in foreign currency were strictly regulated. In May 1998, the Bank of Israel liberalized its foreign currency regulations by issuing a new "general permit" pursuant to which foreign currency transactions are generally permitted, although certain restrictions still apply.
                                      Restricted transactions include foreign
                                      currency transactions by institutional
                                      investors, including futures contracts by foreign residents for periods of more than one month, and investments outside of Israel by pension funds and insurers.
                                      Under the new general permit, all foreign currency transactions must be reported to the Bank of Israel. We cannot currently assess what impact, if any, this liberalization will have on us. We also cannot predict its impact on the value of the NIS compared to the dollar and the corresponding effect on our financial statements.

Service of process and                We are organized under the laws of Israel
enforcement of judgments.             and our headquaters are in Israel. Certain
                                      of our officers, directors, selling
                                      shareholders and named experts in this
                                      Prospectus reside outside of the United
                                      States. Therefore, you may not be able to
                                      enforce any judgment obtained in the U.S.
                                      against us or any of such persons. You may
                                      not be able to enforce civil actions under
                                      U.S. securities laws if you file a lawsuit
                                      in Israel. However, we have been advised
                                      by our Israeli counsel that subject to
                                      certain limitations, Israeli courts may
                                      enforce a final judgment of a
We have appointed an agent to         U.S. court for liquidated amounts in civil
accept service of process in          matters after a hearing in Israel. We have
New York.                             appointed CT Corporation System as our
                                      agent to receive service of process in any action against us in any Federal or State
                                      Court in New York City arising out
                                      of this offering. We have not given our
                                      consent for our agent to accept service of process in connection with any other claim. If a foreign judgment is enforced by an Israeli court, it will be payable in Israeli currency.

We are preparing for the              Many computer systems and software
Year 2000.                            products will not function properly as the
                                      year 2000 approaches due to a once-common programming standard that represents years using only two-digits. This is known as the Year 2000 problem. We are in the process of upgrading our computers to avoid the Year 2000 problem. As part of this program, we will identify those systems and applications that require modification, redevelopment or replacement. We expect to be Year 2000 compliant by December 31, 1998 with respect to our internal systems. We do not believe that the failure of our vendors or other third-party providers' systems to be Year 2000 compliant will negatively impact our business.

Forward-looking statements.           In this prospectus we make forward-looking
                                      statements that involve risks and
                                      uncertainties. Our actual results could
                                      differ considerably due to a variety of
                                      factors, including competitive
                                      developments, the risk factors listed
                                      above, and the risk factors listed from
                                      time to time in the reports we file with the U.S. Securities and Exchange
                                      Commission.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares offered by the Selling Shareholders. Management estimates that the aggregate expense of this offering will be approximately $254,000, all of which will be borne by the Company.

      The gross proceeds from the exercise of all of the outstanding Warrants and Options would be $1.51 million and from the exercise of all outstanding Warrants and Options Options would be $1.72 million, assuming no exercise of Warrants pursuant to cashless exercise provisions thereof. The Company intends to use the proceeds from the exercise of the Warrants and Options, if any, for working capital and general corporate purposes.

                            MARKET FOR COMMON EQUITY

      The Company's Ordinary Shares have traded in the over-the-counter market in the United States since the initial public offering on October 6, 1995, and are quoted on the Nasdaq National Market under the symbol NURTF. There is no non-United States trading market for the shares.

      As of October 9, 1998, there were 137 record holders of Ordinary Shares, of which 114 represented United States record holders holding approximately 78.85% the outstanding Ordinary Shares of the Company.

      The prices set forth below are high and low closing bid prices for the Ordinary Shares of the Company as reported by Nasdaq National Market. Such quotations reflect inter-dealer prices, without retail markup, markdown, or commission and may not necessarily represent actual transactions.

            Quarter                         High             Low
            -------                         ----             ---
            1st Quarter 1996                5 1/8            2 3/4
            2nd Quarter 1996                4 1/2            2 3/8
            3rd Quarter 1996                3 1/4            1 3/4
            4th Quarter 1996                2 3/4            1 1/2
            1st Quarter 1997                2 1/4            1 1/4
            2nd Quarter 1997                1 3/4            1
            3rd Quarter 1997                2 1/8            1 1/16
            4th Quarter 1997                2 1/8            1 1/4
            1st Quarter 1998                3 1/8            1 11/16
            2nd Quarter 1998                4 1/2            2 1/4
            3rd Quarter 1998                3 1/8            1 15/16
            4th Quarter 1998*               3                1 3/4

----------
* Represents the period from October 1, 1998 through October 19, 1998.

                                 DIVIDEND POLICY

      The Company has never paid a cash dividend on its Ordinary Shares and does not anticipate that it will pay any cash dividend on its Ordinary Shares in the foreseeable future.

                                 CAPITALIZATION

      The following table sets forth the actual capitalization of the Company as of June 30, 1998, and pro forma as adjusted to give effect to (i) the issuance of 400,000 additional Ordinary Shares upon exercise of the Warrants; (ii) the Recapitalization; and (iii) the issuance of 1,342,339 additional Ordinary Shares upon the exercise of options granted under the Company's 1995 and 1997 Stock Option plans (the "Stock Option Plans"). See "Description of Securities" and "Management--Stock Option Plans."

This table should be read in conjunction with the Company's Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                             June 30, 1998
                                                             -------------
                                                                    Pro Forma as
                                                         Actual       Adjusted
                                                        --------    ------------
                                                            (In Thousands)
                                                        --------      --------
Cash and cash equivalents ............................  $  2,082      $  4,206

Ordinary Shares of NIS 1 per nominal value:
20,000,000 shares authorized; 10,880,000 shares
issued and outstanding; 1,742,339 shares issued
and outstanding pro forma as adjusted ................     2,729         3,188

Additional paid-in capital ...........................    14,350        16,016

Cumulative translation adjustments ...................       (30)          (30)

Accumulated deficit ..................................   (11,297)      (11,297)
                                                        --------      --------
Total shareholders' equity ...........................     5,752         7,877
                                                        --------      --------
Total capitalization .................................  $  5,752      $  7,877
                                                        --------      --------

                                            SELECTED CONSOLIDATED FINANCIAL DATA
                                                  STATEMENTS OF OPERATIONS
                                                      (In U.S. Dollars)

                                                                                                               Six Months Ended
                                                          Years Ended December 31,                                 June 30,
                                     ------------------------------------------------------------------    ------------------------
                                        1993          1994          1995          1996*         1997*         1997*         1998*
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                              (in thousands except share data)
Revenues
Sales of printers and related        $    6,880    $   10,010    $   13,824    $   13,639    $   18,874    $    7,909    $   14,233
products
Sales of printed materials                   --            --            --         2,998         3,085         1,304         1,621
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                          6,880        10,010        13,824        16,637        21,959         9,213        15,854
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
Cost of revenues
Cost of sales of printers and
related products                          4,861         6,939         9,374        11,528         9,627         4,213         6,862
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
Cost of sales of printed
materials                                    --            --            --         2,008         1,684           711           993
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                          4,861         6,939         9,374        13,536        11,311         4,924         7,855
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------

Gross profit                              2,019         3,071         4,450         3,101        10,648         4,289         7,999

Research & development expenses             739           497         1,040         1,530         1,726           756         1,591
Less royalty-bearing grants                 144           161           306           372            43           127           310
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
Research & development
expenses, net                               595           336           734         1,158         1,683           629         1,281
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------

Selling and marketing
expenses, net                               867           715         1,039         4,823         4,620         1,891         2,844

General & administrative
expenses                                    520         1,099         1,187         2,560         3,439         1,662         2,358
Write-off of debts from
related parties                              --            --            --         3,757            --            99            --
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                          1,387         1,814         2,226        11,140         8,059         3,652         5,202
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------

Operating income (loss)                      37           921         1,490        (9,197)          906             8         1,516
Financial expenses, net                     243            65           205           589           320           286           320
Gain (loss) on marketable
securities                                  251           (40)           12            22            --            --            --
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
Other income (expenses), net                 --            --           110            76            (8)           --           (91)
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------

Income (loss) before taxes
on income                                    45           816         1,407        (9,688)          578          (278)        1,105
                                     ----------    ----------    ----------    ----------    ----------
Taxes on income                              60            25           221           400            67            --           112
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------

Income (loss) after taxes
on income                                   (15)          791         1,186       (10,088)          511          (278)          993

Minority interest in earnings
of subsidiary                                --            --            --            --           (26)           --           (12)
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
Equity in loss of 50% owned
joint venture                              (528)         (987)       (1,125)           --            --            --            --
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
Net income (loss) for the year       $     (543)   $     (196)   $       61    $  (10,088)   $      485    $     (278)   $      981
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------
Basic and diluted earnings
(loss) per share                     $    (0.15)   $    (0.05)   $     0.01    $    (1.47)   $     0.07    $    (0.04)   $     0.09
                                     ----------    ----------    ----------    ----------    ----------    ----------    ----------

Weighted average number of
shares outstanding used in
computing basic and diluted
earnings (loss) per share             3,624,708     4,123,082     4,904,118     6,880,000     7,293,640     6,880,000    10,880,000
                                     ==========    ==========    ==========    ==========    ==========    ==========    ==========

----------

* Represents the Company on a consolidated basis with its subsidiaries, Nur Media Solutions, Nur America, Nur Europe and Nur Germany.

                                                     Balance Sheet Data
                                                      (In U.S. Dollars)

                                                December 31,                                June 30,
                                 ------------------------------------------          ----------------------
                                   1995             1996*             1997*           1997*           1998*
                                 -------           ------           -------          ------          ------
                                                              (in thousands)
                                 --------------------------------------------------------------------------
Working Capital..............    $10,597             $690           $ 4,674          $1,310          $4,758
Total assets.................     16,759           12,161            13,783          10,908          16,997
Total liabilities............      4,945           10,325             7,998           9,177          10,388
Total shareholders' equity...    $11,814           $1,836           $ 5,785          $1,731          $6,609

*Represents the Company on a consolidated basis with its subsidiaries, Nur Media Solutions, Nur America, Nur Europe and Nur Germany.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

General

      NUR Macroprinters Ltd. (the "Company") is a world leader in the market for the sale of very large format digital printing systems. The Company develops, manufactures, sells, and services digital, ink-jet color printing systems for on demand, short-run, large format ("LF") and very large format ("VLF") printing. The Company also supplies ink and its solvent, which are consumable products essential to the operation of the Company's printers. In June 1998, the Company began supplying substrates for use with the Company's printers. The Company's total revenues grew from approximately $13.8 million for the year ended December 31, 1995 to approximately $22 million for the year ended December 31, 1997.

      The Company carries out its main research, development and assembly operations at its facilities in Moshav Magshimim and Rosh Ha'ain, Israel. The Company's main sales and service activities are carried out through its wholly owned subsidiaries, Nur Europe, located in Brussels, Belgium, and Nur America, located in Newton, Massachusetts, in the United States. The Company wholly owns Nur Media Solutions (formerly Nur International), which is located in Brussels, Belgium and which engages in developing and marketing advanced consumables for the Company's rinters. The Company also owns 84% of Nur Germany, a digital printing and outdoor advertising company located in Kassel, Germany.

      The Company has been traded on the Nasdaq National Market under the symbol of NURTF since October 1995.

      Revenues from the Company's printers and related materials are derived from the sale of the Company's printers, inks, substrates, spare parts and related services. Revenues from printed materials are derived from Nur Germany's printing and advertising display services.

      Cost of sales of printers and related materials includes costs related to product shipments including materials, labor, overhead, and other direct or allocated costs involved in the manufacture, warehousing, delivery, support and maintenance of products. Cost of sales of printed materials includes costs related to product materials involved in the printing and delivery of printed materials.

      Research and development expenses include mainly labor, materials consumed and investments in research and development expenses by sub-contractors, consultants and others. Research and development expenses are carried to the statement of operations as incurred. Grants are netted from research and development costs on an accrual basis as the related expenses are incurred.

      The sales and marketing expenses include the costs associated with the staff of the sales and marketing force of the Company and its subsidiaries, advertising and promotion of existing and new products, trade shows, commissions, and other marketing activities.

      During 1997, the Company expended significant financial and management resources to expand its business and product offerings. The Company has invested in strengthening the service and sales organizations in Nur Europe and Nur America, by hiring additional sales and service staff in both territories. The Company has also invested in the creation and set-up of Nur

Media Solutions, a subsidiary dedicated to the development and marketing of substrates for the use with the Company's products. The Company will be expending more resources to this operation during 1998. During 1997 and 1998, the Company invested in a new line of printer products aimed at the screen printing market. Revenues from such printers are expected in the first half of 1999.

      In the first quarter of 1997, the Company introduced the Blueboard, a 16.4 ft. wide format printer designed and developed by the Company, which became the Company's principal product. The Blueboard printer was the first product of the Company developed fully in-house, and as a result contributed significantly to the increase in the gross margins on equipment, and enhanced the ability of the Company to introduce upgrades and enhancements to the product.

      In April 1998, the Company introduced a faster version of the Blueboard, the Blueboard 2, in response to increased demand in the VLF printing industry for increased productivity.

      In September 1998, the Company acquired from Meital Electronic Technology Ltd. ("Meital") all rights (including all related assets) to Meital's piezo drop on demand inkjet technologies for application in large format digital printers for approximately $3.0 million, consisting of an up-front payment of $0.75 million, the assumption of certain liabilities, and future sales based royalties. The Meital acquisition is expected to result in the recognition by NUR of a one-time charge involving a write-off assigned to in-process research and development in the range of $1.5 million to $1.6 million. This charge will be taken in the third quarter of 1998. In addition, the Company has future royalty obligations, during the next three years, which will not exceed $1.3 million.

Certain Royalty Obligations

      As of June 30, 1998, the Company had a contingent liability to pay OCS $0.99 million in future royalty payments. During the six months ended and as of June 30, 1998, the Company had made royalty payments of approximately $.08 million to the Marketing Fund. The Company is obligated to pay such royalty until 100% of the grants have been repaid. The Company is also obligated to pay the OCS and the Marketing Fund royalties in the amount of 2% to 3% of sales and 3% of the export added value of the Company's sale of printers and related products, respectively, in connection with certain research and development and marketing grants. During 1995, the Company paid royalties of approximately $0.10 million to OCS. No royalty payments were made in 1996 or in 1997. The Company may not be eligible for additional grants from the Marketing Fund in the future due to the Company reaching the maximum allowed export revenues.

      In the past, there were agreements with Rami Dochovna, an individual and a group of companies affiliated with him, who were involved in the development and manufacturing of the Company's first generation Outboard and Wideboard printers (collectively: the "Dochovna Group"). Pursuant to these agreements, the Company paid royalties in the amount of 4% of the sales of the Outboard printer and the Wideboard printer. The Dochovna Group and the Company are currently in litigation concerning, among other matters, the Dochovna Group's claim for royalties on the sales of the Blueboard printer and the Ink. See "Business--Legal Proceedings."

Certain Accounting Policies

      The main sources of revenues for the Company are sales of the Company's printers and related consumable products. Sales are recognized upon shipment of the product to customers, when no significant vendor obligation remains and collection is deemed probable.

      The Company prepares its financial statements in U.S. dollars. The U.S. dollar is the currency of the primary economic environment in which the operations of the Company are conducted. The majority of the Company's sales are made outside of Israel in U.S. dollars and the majority of purchases of materials and components are invoiced and paid in U.S. dollars. In addition, substantial amounts of other expenses are incurred outside Israel in U.S. dollars or paid in U.S. dollars or in NIS linked to the exchange rate of the U.S. dollar. See note 2 to the Company's Financial Statements for a discussion of the Company's accounting policy for determining rate of exchange and linkage based amounts.

      Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are re-measured into U.S. dollars in accordance with the principles set forth in Statement No. 52 of the Financial Accounting Standards Board ("FASB").

Current and Future Trends

      The Company has estimated based on its own market research that the VLF industry has grown at a rate of 15-20% annually for the last 3 years. The Company's growth during 1997 and the first six months of 1998 has exceeded this growth rate, mainly as a result of increasing market share of the Company in the VLF market and the introduction of new products. Although there can be no assurance, the Company believes it will maintain during the last six months of 1998 and during 1999 a growth rate similar to the general industry's growth rate in the VLF segment of its business. The Company is also planning to introduce products to the LF professional print market during 1999. The gross margins of the Company are expected to remain at the 1997 levels throughout 1998. Although there is a downward price pressure on the Company's existing products, there have been certain reductions in the manufacturing cost of these products. The Company's new products are anticipated to be launched at gross margins similar to its existing products.

      The VLF industry has undergone significant changes in the past few years, and additional change is anticipated in the future. The most noticeable change in the industry during 1997 has been the adoption of inkjet technologies by all major competitors in the industry. Until 1997, the Company had the only continuous inkjet VLF printer in the market. During 1997, the Company's major competitors have each introduced an inkjet-based printer to replace their existing airbrush printers. The new printers, introduced during 1997, are based on the DOD technology, as opposed to the Continuous InkJet (CIJ) technology currently used by the Company's printers. To date, the Company has been successful in maintaining and increasing its growth in revenues from the Company's printers.

      With the cost of digital printing expected to decrease and the ability of digital technology expected to produce shorter runs more economically, the Company believes that the use of LF and VLF printing, such as that produced by the Company's printers, should grow, and that the portion of the market serviced by digital printing should increase. The ability to produce VLF images digitally has also opened new media opportunities for advertisers, such as mural printing, carpet printing, new forms of fleet graphics printing. The growth in demand for VLF digital printers is fueled by both the replacement of conventional print methods and the development of new printing applications.

      The Company's future results may be affected by a number of factors, including its ability to continuously develop, introduce, and deliver products and technologies that offer its customers enhanced performance at competitive prices; to strengthen its distribution channels in its primary markets; and to expand its digital printing product offerings. Future operating results may also be affected by the Company's ability to introduce new products on a timely basis; to offer customers competitive technologies; to develop customer interest in its new products and product enhancements; to anticipate accurately customer demand patterns; and to manage future inventory levels in line with anticipated demand. The Company's operating results may also be affected by delays in customer purchasing decisions as a result of the introduction of new products and product enhancements. These results may also be affected by currency exchange rate fluctuations and economic conditions in the different territories in which the Company operates.

      Certain of the statements made in this report are forward-looking statements that involve risks and uncertainties. Actual results could differ materially as a result of a variety of factors. See "Risk Factors."

Results of Operations

      The following table sets forth for the periods indicated certain line items from the Company's statement of operations as a percentage of the Company's sales:

                                                                                                                   Six Months Ended
                                                                                Years ended December 31,                June 30,
                                                                       -----------------------------------------    ---------------
                                                                       1993     1994     1995     1996*    1997*    1997*     1998*
                                                                       ----     ----     ----     -----    -----    -----     -----
                                                                                                (in percents)
                                                                       ------------------------------------------------------------
Revenues ..........................................................    100%     100%     100%     100%      100%     100%      100%
   Cost of sales of printers and
   related products ...............................................     71       69       68       69      43.9     45.7      43.3
   Cost of sales of printed materials .............................     --       --       --       12       7.6      7.7       6.3
   Gross profit ...................................................     29       31       32       19      48.5     46.6      50.4
   Research & development expenses ................................     11        5        8        9       7.8      8.2        10
   Research & development expenses net ............................      9        3        5        7       7.7      6.8       8.1
   Selling expenses, net ..........................................     12        7        7       29        21     20.6      17.9
   General & administrative expenses ..............................      7       11        9       15      15.7       18      14.9
   Write-off debts of related parties .............................     (4)      --       --       23        --      1.1        --
   Operating income (loss) ........................................      1        9       11      (55)      4.1      0.1       9.5
   Financial expenses, net ........................................      4        1        2        4       1.5      3.1         2
   Gain (loss) on marketable securities ...........................      4       --       --       --        --       --        --
   Other income (expense) .........................................     --       --        1       --        --       --      (0.6)
   Taxes on income (tax benefit) ..................................      1       --        2        2       0.3       --       0.7
   Minority interest in earnings of subsidiary ....................     --       --       --       --       0.1       --        --
   Equity in loss of a 50% owned subsidiary .......................     (8)     (10)      (8)      --        --       --        --
   Net income (loss) for the year .................................     (8)      (2)      --      (61)      2.2       (3)      6.2

----------
*Represents the Company on a consolidated basis with its subsidiaries, Nur Media Solutions, Nur America, Nur Europe and Nur Germany.

   Six Months Ended June 30, 1998 Compared with Six Months Ended June 30,1997

      Total revenues increased by 72%, to approximately $15.85 million for the six months ended June 30, 1998 from approximately $9.2 million for the six months ended June 30, 1997. This was mainly as a result of a growth in unit sales of the Blueboard printer and growth of ink sales due to a larger installed base of the Company's printers.

      Sales of the Company's printers and related products increased by 80% to approximately $14.2 million for the six months ended June 30, 1998 from approximately $7.9 million for the six months ended June 30, 1997. The increase is due to the sale of a larger quantity of printers and growth of ink revenues from the Company's growing installed base.

      Gross profit was approximately $8 million for the six months ended June 30, 1998, an increase of $3.7 million from $4.3 million for the six months ended June 30, 1997. Gross profit as percentage of sales increased to 50.4% for the six months ended June 30, 1998 from 46.6% for the six months ended June 30, 1997. The increase in the gross profit as a percent in sales is attributable mainly to a reduction in manufacturing and procurement costs.

      Research and development costs, net of OCS grants, were approximately $1.28 million for the six months ended June 30, 1998, rising by 100.3% from $0.63 million for the six months ended June 30, 1997, as a result of increased efforts in developing new products. The Company expects to continue to invest significant resources in its research and development programs for new products and enhancements of existing products. The Company expects that research and development expenses will continue to increase in absolute dollar terms as compared to previous years.

      Selling and marketing expenses were approximately $2.8 million for the six months ended June 30, 1998 compared to approximately $1.9 million for the six months ended June 30, 1997. The Company received $0.3 million for the six months ended June 30, 1998 from the Marketing Fund for selling and marketing expenses as compared to $0.13 million for the six months ended June 30, 1997. The distribution subsidiaries, Nur Europe and Nur America incur the majority of sales and marketing expenses. The Company will not be eligible for support from the Marketing Fund commencing in 1999 due to the Company reaching the maximum allowed export revenues.

      General and administrative expenses were approximately $2.36 million for the six months ended June 30, 1998, compared to approximately $1.66 million for the six months ended June 30, 1997, representing a 41.9% increase. This was due primarily to ongoing re-building of the administrative infrastructure of the company legal and audit costs.

      Taxes on income were $0.112 million in the six months ended June 30, 1998 as compared to no taxes in the six months ended June 30, 1997, due to taxable income in the Company's subsidiaries.

      Financial expenses, net increased to $0.32 million in the six months ended June 30, 1998 from $0.29 million in the six months ended June 30, 1997. Approximately half of the financial expenses are due to bank and interest rate charges and half to exchange rate differences.

   Year Ended December 31, 1997 Compared with Year Ended December 31, 1996

      Total revenues increased by 32.3%, to approximately $21.96 million for the year ended December 31, 1997 from approximately $16.6 million for the year ended December 31, 1996, mainly as a result the introduction and market acceptance of the Blueboard and as a result of the move to direct distribution by the Company of the Company's products in Europe and the United States, the Company's two major markets. Growth was also fueled by the growth of sales of the ink as a result of the growth of the installed base of the Company's printers.

      Sales of the Company's printers and related products increased by 38.4% to approximately $18.8 million for the year ended December 31, 1997 from approximately $13.6 million for the year ended December 31, 1996. This increase is attributable primarily to the introduction and market acceptance of the Blueboard and to increased revenues due to the move from sales through distributors to direct sales to end users through the Company's subsidiaries in Europe and the United States.

      Gross profit was approximately $10.6 million in the year ended December 31, 1997, an increase of $7.5 million from $3.1 million in the year ended December 31, 1996. Gross profit as percentage of sales increased to 48.5% in the year ended December 31, 1997 from 19% in the year ended December 31, 1996. The increase in gross profit is attributable mainly to the change in distribution strategy discussed above and reduced manufacturing costs.

      A portion of the Company's research and development expenses is funded by the OCS pursuant to programs entitling the OCS to receive royalties on sales of products developed with the use of OCS funds. Research and development costs, net of OCS grants, were approximately $1.68 million in the year ended December 31, 1997, rising by 45% from $1.16 million in the year ended December 31, 1996, as a result of increased efforts in developing new products. The Company expects to continue to invest significant resources in its research and development programs for new products and enhancements of existing products. The Company expects that research and development expenses will continue to increase in absolute dollar terms as compared to previous years.

      Selling and marketing expenses were approximately $4.6 million in the year ended December 31, 1997 compared to approximately $4.8 million in the year ended December 31, 1996. The Company received $0.2 million in the year ended December 31, 1997 from the Marketing Fund for selling and marketing expenses as compared to no receipt of such funds in the year ended December 31, 1996. The Company will not be eligible for support from the Marketing Fund commencing in 1999 due to the Company reaching the maximum allowed export revenues. The majority of sales and marketing expenses are incurred by the distribution subsidiaries, Nur Europe and Nur America.

      In early 1997, Moshe Nur, the previous Chairman of the Company and its former major shareholder, and companies controlled by Moshe Nur, experienced financial difficulties. These affiliated companies and Moshe Nur had outstanding debts to the Company stemming from a combination of purchases of printers, spare parts, ink, and cash transfers. As a result, management of the Company decided to write-off these debts in the year ended December 31, 1996, totaling $3.7 million. The Company was in litigation with Moshe Nur and his court appointed receiver for the return of funds misappropriated from the Company until September 1998 when a settlement was reached. See "Business--Legal Proceedings."

      In April 1997, following Moshe Nur's financial difficulties, a group of investors led by Dan Purjes, the Chairman and CEO of Josephthal & Co. Inc. ("Josephthal") assumed control of the Company and consequently replaced all but one of the previous directors. The Chairman, Chief Executive Officer and Chief Financial Officer of the Company were also consequently replaced. See "Certain Transactions."

      In the year ended December 31, 1997, sales to related parties were 0.8%, as opposed to 3.6% for the year ended December 31, 1996 as a result of the change in control of the Company.

      General and administrative expenses were approximately $3.4 million for the year ended December 31, 1997, compared to approximately $2.56 million for the year ended December 31, 1996, representing a 34.3% increase. This increase was due primarily to legal and extra-ordinary audit costs resulting from the change in control and management of the Company, and to the re-building of the financial and administrative infrastructures of the Company.

      Taxes on income decreased by 83.25% to $0.067 million in the year ended December 31, 1997 as compared to $0.4 million in the year ended December 31, 1996, due to available carry-forward losses (including capital losses) and deductions aggregating approximately $7.5 million.

      Financial expenses, net decreased to $0.32 million in the year ended December 31, 1997 from $0.59 million in the year ended December 31, 1996.

   Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

      Following the review of its annual results, the Company found it necessary to recast the breakdown of its quarterly results for the year ended December 31, 1996. The need for recasting of the quarterly reports arose from the discovery of non-authorized transactions and misappropriation of funds by former company officials.

      Total revenues increased by 20%, to approximately $16.6 million for the year ended December 31, 1996 from approximately $13.8 million for the year ended December 31, 1995.

      Sales of the Company's printers and related products increased by 6.4% to approximately $13.6 million for the year ended December 31, 1996 from approximately $12.6 million for the year ended December 31, 1995.

      Gross profit was approximately $3.1 million in the year ended December 31, 1996, a decrease of 30% from $4.45 million in the year ended December 31, 1995. Gross profit as percentage of sales decreased to 19% in the year ended December 31, 1996 from 32% in the year ended December 31, 1995, mainly as a result of the lower gross margins of the Wideboard as compared to the Outboard printer.

      Research and development costs, net of OCS grants, were approximately $1.16 million in the year ended December 31, 1996, rising by 58% from $0.73 million for the year ended December 31, 1995, as a result of increased efforts in developing new products.

      Selling and marketing expenses were approximately $4.8 million in the year ended December 31, 1996 compared to approximately $1.04 million in the year ended December 31, 1995. Selling expenses increased significantly due to the Company and its subsidiaries undertaking direct sales and marketing in Europe and the United States, which activities were previously handled by Scitex. There was no participation by the Company in the Israeli government-sponsored Marketing Fund with respect to the selling and marketing expenses in the year ended December 31, 1996 as compared to a participation of $0.25 million in the year ended December 31, 1995.

      For the year ended December 31, 1996, sales to related parties amounted to 3.6% of total sales, as opposed to 18% for the year ended December 31, 1995.

      General and administrative expenses were approximately $2.56 million for the year ended December 31, 1996, compared to approximately $1.19 million for the year ended December 31, 1995, representing a 115% increase, mainly due to the consolidation of the subsidiaries, and increased administrative and financial staffing expenses relating to the move to a publicly traded company.

      Taxes on income increased by 81% to $0.4 in the year ended December 31, 1996 as compared to $0.22 million in the year ended December 31, 1995 due to increased profitability of Nur Germany.

      Financial expenses, net increased to $0.59 million in the year ended December 31, 1996 from $0.21 million in the year ended December 31, 1995.

Liquidity and Capital Resources

      Since the commencement of the Company's activities in the second half of 1991 through mid-1993, the Company financed its operations primarily through loans and injection of equity by shareholders. In October 1993, the Company raised, through a private placement, approximately $6 million (approximately $3 million in equity and $3 million in convertible debentures).

      Following the 1993 private placement, the Company financed its operations primarily through cash generated from operations. For the year ended December 31, 1995, the Company's major source of cash was the $6.86 million of net proceeds from the Company's initial public offering in October 1995.

      The Company incurred a loss of approximately $10.1 million in the year ended December 31, 1996. This loss is comprised of approximately $4.8 million in losses due to increased expenses associated with the setup of direct sales and marketing efforts by the Company in Europe and in the United States, and to the assumption of international support and service; approximately $1.2 million in research and development expenses; approximately $0.6 million in financing expenses; approximately $0.4 million in elimination of deferred taxes; and approximately $3.7 million in losses due to the write-off of debts to the Company associated with Moshe Nur and companies controlled by him. These debts resulted, in part, from ineffective controls that failed to prevent unauthorized transactions and failed to detect the misappropriation of funds. As a result, the Company's shareholders' equity was reduced to approximately $1.8 million.

      In the year ended December 31, 1997, the Company's net income was $0.485 million. In the fourth quarter of 1997, the Company completed a private placement of $4 million of Ordinary Shares, from which the Company received net proceeds of approximately $3.51 million (the "Private Placement"). Additional capital was needed in order to fund accrued debts to suppliers during the year ended December 31, 1996 and the beginning of 1997, and to increase the Company's working capital and equity base.

      For the year ended December 31, 1997, the Company's major source of cash was the $3.51 million of net proceeds from the Private Placement of equity.

Operating activities

      In the year ended December 31, 1997, the Company had net income of $0.485 million. Net cash used by operating activities was approximately $2.2 million. The main changes in the Company's working capital were (i) an increase of approximately $1.8 million in trade accounts receivable, (ii) a decrease of approximately $1.24 million in trade payables, and (iii) a decrease of approximately $1.3 million in customer advances

      In the six months ended June 30, 1998, the Company had net income of $0.981 million. Net cash provided by operating activities was approximately $2.27 million. The main changes in the Company's working capital were (i) an increase of approximately $0.85 million in trade accounts receivable, (ii) an increase of approximately $0.8 million in trade inventories, and (iii) an increase of approximately $1.9 million in trade payables.

Investing activities

      The Company's investing activities used approximately $1.59 million in the year ended December 31, 1995, approximately $0.53 million in the year ended December 31, 1996, and approximately $1.38 million in the year ended December 31, 1997. The Company invested in the year ended December 31, 1997 approximately $1.48 million in the purchase of property and equipment.

      The Company's investing activities used approximately $1.2 million in the six months ended June 30, 1998, mainly due to the purchase of equipment, computers and other properties.

Financing activities

      Net cash provided by financing activities in the six months ended June 30, 1998 was approximately $0.23 million.

      The Company maintains long and short-term credit facilities in an aggregate amount of approximately $2.1 million. At June 30, 1998, the Company had approximately $1.28 million in long-term loans from banks and others, $0.46 million of which is payable within 12 months.

      As of June 30, 1998, total current assets of the Company amounted to approximately $13.6 million, out of which $2.14 million was in cash, cash equivalents and marketable securities, compared with total current liabilities of approximately $8.8 million. The increase in current assets is attributable primarily to growth in trade receivables resulting from the growth in the Company's revenues. The increase of the current liabilities is attributable primarily to the increase of trade payables.

      Net cash provided by financing activities in the year ended December 31, 1995 was approximately $7.04 million. Substantially all of the cash provided in the year ended December 31, 1995 constituted the net proceeds of the Company's public offering. Net cash provided by financing activities in the year ended December 31, 1996 was approximately $1.07 million. Net cash provided by financing activity for the year ended December 31, 1997 was approximately $3.08 million.

      The Company maintains long and short-term credit facilities in an aggregate amount of approximately $2.0 million. At December 31, 1997, the Company had approximately $1.6 million in long-term loans from banks and others, $0.53 million of which is payable within 12 months. Most of the Company's long term loans are linked to the U.S. dollar bearing interest at a rate ranging between 6.2% and LIBOR plus 3.12%.

      As of December 31, 1997, total current assets of the Company amounted to approximately $11.2 million, out of which $1.23 million was in cash, cash equivalents and marketable securities, compared with total current liabilities of approximately $6.54 million. The increase in current assets is attributable primarily to growth in trade receivables resulting from the growth in the Company's revenues. The decrease of the current liabilities is attributable primarily to the decrease of trade payables and customer advances.

Impact of Inflation and Exchange Rates

      Most of the Company's sales are in U.S. dollars. However, a large proportion of the Company's costs relate to its operations in Israel linked to the U.S. dollar. Approximately 50% of these costs are denominated in U.S. dollars. Costs not effectively denominated in U.S. dollars are translated to U.S. dollars, when recorded, at prevailing exchange rates for the purposes of the Company's financial statements, and will increase if the rate of inflation in Israel exceeds the devaluation of the Israeli currency against the U.S. dollar or if the timing of such devaluations were to lag considerably behind inflation. Consequently, the Company is and will be affected by changes in the prevailing NIS/ U.S. dollar exchange rate.

      The Company might also be effected by the U.S. dollar exchange rate to the major European currencies - mainly the German Mark and the Belgian Franc.

      During 1992 and 1993, the value of the U.S. dollar increased relative to major currencies and the rate of inflation in Israel exceeded the rate in the United States. In 1995 and 1996, the value of the U.S. dollar decreased relative to major currencies, and the rate of inflation in Israel exceeded the rate in the United States. The annual rate of inflation in Israel in 1995 was 8.1%, which increased to 10.6% in 1996 and decreased to 7.0% in 1997 and to 2.2% in the first six months of 1998. The NIS was devalued against the U.S. dollar by approximately 8%, 1%, 3.9%, 3.7%, 8.8% and 3.7% in 1993, 1994, 1995, 1996, 1997
and the first six months of 1998 respectively. The Company cannot predict whether the rate of devaluation of the NIS against the U.S. dollar will continue to exceed the rate of inflation in the future and whether these conditions will have a material adverse effect on the Company.

      The representative dollar exchange rate for converting the NIS to dollars, as reported by the Bank of Israel, was NIS 3.667 for one dollar US on June 30, 1998. (NIS 3.536 on December 31, 1997, NIS 3.251 on December 31, 1996 and NIS
3.135 on December 31, 1995).

Current and Future Capital Needs

      The Company believes that existing capital resources and credit facilities will be sufficient to fund the Company's current activities at their present and planned rate through mid 1999. The Company may require additional funds, to be raised through public or private financing of debt or equity, in order to ensure its ability to maintain its current and planned operations after such time. If such funds are not raised, the Company may have to reduce or eliminate expenditures for research and development, production, or marketing of its products, any one of which could have an adverse effect on the Company's business.

      Even if additional financing is obtained, expansion of the Company's business requires, and will continue to require, significant capital. In this regard, the Company's capital requirements and level of expenses depend upon numerous factors, including the scope and success of the Company's marketing and customer service efforts, and of its research and development activities, as well as the demand for the Company's products and services.

Furthermore, there can be no assurance that such additional financing will be available or that, if available, it will be obtained on terms favorable to the Company. Moreover, in the course of the bankruptcy proceedings of Moshe Nur and the companies controlled by him, the Company in the future may be exposed to claims arising from the actions of Moshe Nur despite the recent settlement of all material claims related to such persons and entities. Liabilities arising from any such claims may be material. See "Business--Legal Proceedings."

Year 2000

       Many computer systems and software products will not function properly as the year 2000 approaches due to a once-common programming standard that represents years using only two-digits. This is known as the Year 2000 problem. We are in the process of upgrading our computers to avoid the Year 2000 problem. As part of this program, we will identify those systems and applications that require modification, redevelopment or replacement. We expect to be Year 2000 compliant by December 31, 1998 with respect to our internal systems. We do not believe that the failure of our vendors or other third-party providers' systems to be Year 2000 compliant will negatively impact our business.

                                    BUSINESS

General

      Nur Macroprinters Ltd. (the "Company")(formerly Nur Advanced Technologies Ltd.) is a world leader in the market for the sale of very large format subcontractors, sells, and services digital ink-jet color printing systems for on demand, short-run, large format printing in widths up to 1.80 meters (approximately 6 feet) ("LF") and very large format printing of 1.80 meters through to 5.0 meters (approximately 16.4 feet) ("VLF"). The Company also supplies inks and solvents, which are essential to the operation of the Company's printers, and print substrates for use with the Company's Printers.

      In early 1997, the Company introduced the Blueboard printer, a second generation VLF printer, which prints on substrates of variable widths of up to 5 meters. The Blueboard printer is based on the Company's proprietary continuous ink-jet technology, but otherwise is a completely new printer designed for high throughput, high print quality, and ease of use. In April 1998, the Company introduced a faster version of the Blueboard printer, the Nur Blueboard 2, in response to demand in the VLF printing industry for increased productivity. The Blueboard printer, the Blueboard 2 printer and their upgrades are referred to collectively as the "Blueboard Printers." The Blueboard Printers are the Company's main hardware products.

      In September 1998, the Company acquired from Meital all rights (including all related assets) to Meital's piezo drop on demand inkjet technologies for application in large format digital printers for approximately $3.0 million, consisting of an up-front payment of $0.75 million, the assumption of certain liabilities and future sales based royalties. The Meital acquisition is expected to result in the recognition by the Company of a one-time charge involving a write-off assigned to in-process research and development in the range of $1.5 million to $1.6 million. In addition, the Company has future royalty obligations, during the next three years, which will not exceed $1.3 million. This charge will be taken in the third quarter of 1998.

      Until the end of 1995, the Outboard Printer, which is capable of printing in widths of up to 1.6 meters (approximately 5 feet), was the Company's principal product. In the fourth quarter of 1995, the Company introduced its first generation VLF, the Wideboard Printer, which is capable of printing on substrates of variable widths of up to 5 meters. The Outboard Printer, Wideboard Printer, Blueboard Printer and the Blueboard 2 are referred to collectively as the "Company's Printers."

      The Company's Printers are targeted principally to commercial printers, design and service firms, screen printers, outdoor media companies and trade shops for a variety of LF and VLF format printing applications, such as billboards, posters, banners, and point of purchase displays for advertising, as well as decorations and backdrops for showrooms, fleet graphics, trade shows, museums, and exhibits. The Company's Printers allow customers to print LF and VLF color prints on demand, generally in substantially less time, with less labor and at a lower cost, than traditional methods of LF printing.

Industry Background

      The market for printed applications requiring VLF and LF printing has expanded over the last few years. VLF and LF printing applications include billboards, posters and banners; special event and trade show displays; point of purchase displays; fleet graphics; and decorations and backdrops. For example, the retail, automotive, cigarette and tobacco, restaurant, travel, and gasoline industries use outdoor advertising to promote their products in locations which include roadside billboards and posters displayed on streets and buildings, as well as the outside of buses, vans, trucks, and trains, so-called fleet graphics. VLF and LF prints can also be found in theaters as stage decorations, in museums and exhibitions as backdrops or displays, and on construction sites as building site coverings. Prior to the introduction of digital printing systems, VLF and LF short-run prints were produced either by hand painting, which is slow, expensive, and produces lesser quality images, or by silk screen or offset printing, both of which are relatively expensive and time consuming processes.

      With the cost of digital printing expected to decrease and the ability of digital technology expected to produce shorter runs more economically, the Company believes that the use of LF and VLF printing, such as that produced by the Company's Printers, should grow, and that the portion of the market serviced by digital printing should increase. The ability to produce VLF images digitally has also opened new media opportunities for advertisers, such as mural printing, carpet printing, new forms of fleet graphics printing. The growth in demand for VLF digital printers, is fueled by both the replacement of conventional print methods and the development of new printing applications.

   Traditional VLF and LF Printing Methods

      Conventional methods of VLF and LF printing have included hand painting, silk screen printing, and offset printing. Generally, producing VLF and LF color prints by traditional methods in short-runs of 100 or less, depending on the application, has either been relatively slow and expensive or of limited quality. Because of the inherent limitations of the traditional VLF and LF printing methods, quality VLF and LF prints produced by these methods are generally limited to long runs of identical prints, designed and prepared well in advance or, in the case of hand painting, to single print applications. As a result, traditional methods of producing VLF and LF printing have not provided timely and economic solutions for the needs of the short run printing market.

      Hand Painting. Hand painting involves either the projection of an image onto a substrate, which is then drawn onto the substrate and subsequently painted by hand, or the spraying of paint onto material covered by a template that has been cut to the desired shape. The process of hand painting is an alternative mainly in developing countries where labor costs are significantly lower.

      Silk Screen-Printing. The silk screening process is distinguished by its ability to print finely detailed images on practically any surface, including paper, plastics, metals, and three-dimensional surfaces. Due to the expense of creating the silk screen templates, the process is not considered economical for quantities of fewer than 50 prints. In addition, due to the time and effort required to create the template, customers are effectively prohibited from altering a template, whether to correct a mistake, update information, or customize a print, unless a new template is created. As a result, screen printing is best suited for print runs requiring an identical image on every print.

      Offset Printing. Offset color printing generally produces very high quality images compared to hand painting or silk screen printing. Because of the complex steps involved in offset color printing, each printing job, whether small or large, involves substantial setup time and costs. In addition, much like hand painting and silk screen printing, alterations and customizations are not economically feasible unless the entire offset color printing process is repeated. Therefore, offset color printing is generally best suited for long print runs.

   VLF and LF Digital Printing

      The introduction of digital printing is aiding in the transformation of the VLF and LF printing industry by lowering setup costs, shortening turnaround time, and reducing labor requirements. To the best belief of the Company, VLF and LF digital printing should lead to an increase in limited runs for customized and localized advertising campaigns. In addition, the Company believes that single use applications, such as the use of banners, displays, and backdrops for trade shows, theme parks, entertainment, and special events, should become more popular. The Company believes that the market for VLF and LF printing should increase as current applications gain market acceptance and as new applications are developed.

      Digital printing involves the production of hard-copy images and text from digital data that is either generated on a computer at the printing site or originated by a customer on the customer's computer system. The digital data is then transferred directly from an electronic pre-press or desktop publishing system to the digital printer. There are currently several digital printing technologies available, including electrostatic, airbrush, drop-on-demand, thermal transfer, and continuous ink-jet printing.

      Electrostatic Printing. Electrostatic printing is a non-impact printing technique which employs an array of metal styli, selectively pulsed to a high potential to generate a charged latent image on dielectric-coated paper, which is then toned to develop the latent image into a visible image. The achievable printing resolution is up to 400 dots per square inch ("DPI"). The main drawback of the technology is the need for special and expensive substrates. Moreover, the electrostatic printing process is highly sensitive to both temperature and humidity and must operate under controlled conditions.

      Airbrush Printing. Airbrush printing is accomplished by forcing a low viscosity colored fluid through small aperture nozzles, thus creating a spray jet. Computer driven modulation of the spray jets deposits an image-wise colored layer deposited onto the substrate. The strongest feature of airbrush technology is the printer's ability to cover large areas with uniform color. One manufacturer of airbrush printers produces a printer that can also print on both sides of a poster at the same time. This feature is important for signs that are backlit.

      Drop-on-Demand Ink-Jet Printing ("DOD"). DOD technology involves the firing of ink drops when needed on the substrate while the printing head travels across the substrate. Until recently, this technology was limited to dye-based inks that are not suitable for outdoor use. However, several new DOD printers that use pigment inks, which are suitable for outdoor use, are now available.

      In the VLF market, there are several new DOD based printers. These printers use a large number of nozzles to achieve print speeds similar to that of the Company's Printers. As a result of the large number of nozzles the Company believes that such printers may not be as reliable and productive as the Company's Printers. Other advantages of the Company's Printers over

DOD based printers are higher color repeatability and handling of larger variety of substrates on which to print.

      Thermal Transfer Printing. Thermal transfer printing is a contact printing technology that employs arrays of heated needles and pressure to melt and transfer wax based inks from a carrier roll onto a restricted variety of substrates.

      Continuous Ink-Jet Printing. Continuous ink-jet technology involves the continuous flow of electrically conductive ink within a closed loop that is deflected to a specific location on a sheet of paper or other medium. The ink is separated into uniform micro-drops and the micro-drops are electronically directed to be printed onto a selected area of the medium. Continuous ink-jet technology allows for high speed printing and produces images with good resolutions sufficient for viewing from distances of beyond five feet. Continuous ink-jet printers also produce multiple copies with consistent color quality, unlike airbrush printers. The cost of equipment using continuous ink-jet technology is relatively high in comparison to printers using electrostatic technology. However, the cost of the output produced with continuous ink-jet printers is lower than that of electrostatic printers. Although the printer and printing costs of continuous ink-jet and airbrush technology are comparable, continuous ink-jet printers produce higher quality prints, at higher speeds.

      The Company believes that its printers are currently the only commercially available VLF or LF digital printers using multiple continuous ink-jet deflection technology. The Company believes that the Company's Printers are well suited to fit the overall needs of the VLF and LF printing market.

      The Company's strategy is to:

      o maintain its position as a world leader in the VLF printing market by supplying the most productive and cost-effective digital VLF printers;

      o introduce LF digital ink jet printers to replace current LF screen printing technology;

      o  be the vendor of choice for all its customers' ink and substrate needs;

      o enable its customers to develop new ways to profit from the Company's printing systems; and

      o  provide its customers with state of the art service and supplies.

Products

   The Company's Printers

      The Outboard Printer, which was introduced in 1992, was the Company's first product, and, until the end of 1995, its principal product. The Outboard Printer is capable of producing LF prints of up to 63 inches in width. In the fourth quarter of 1995, the Company introduced the Wideboard Printer, which was the Company's first generation VLF printer and its principal product in 1996. The Wideboard Printer is capable of producing prints of widths of 16.4 feet. The Company has discontinued the manufacture of the Outboard Printer and of the Wideboard Printer. The Company plans, however, to provide further enhancements and upgrades to its Outboard and Wideboard installed base.

      Since the beginning of 1997, the Company has been marketing and selling the Blueboard Printer, a second-generation VLF printer that is also capable of producing prints of up to 16.4 feet in width with practically no limit on the legnth of the print. The Blueboard is designed for high throughput, high print quality, and ease of use. When wider widths of prints are required, the Blueboard Printer, as is the case with the other Company's Printers, creates a print layout in sections that, when sealed and placed together, create a continuous image due to the Blueboard Printer's high level of color consistency and accuracy.

      In April 1998, the Company introduced a faster version of the Blueboard Printer, the Blueboard 2 printer, in response to demand in the VLF printing industry for increased productivity. In addition, the Company announced that all Blueboard Printers are upgradable to the new double speed version for an additional fee. The Blueboard Printers are now the Company's main hardware products.

      The Blueboard Printers accept a wide variety of substrates, differing in types and sizes, with a new design feeding mechanism which allows for ease of loading and unloading of substrate rolls weighing 150 Kg or more. The Blueboard Printers are unique in that they are able to print at their respective top speeds (up to 300 sq. ft./hr. for the Blueboard and up to 600 sq. ft./hr for the Blueboard 2) while printing at their respective highest resolutions (70 DPI for each of the Blueboard Printers). The Blueboard Printers' software accepts many popular types of image formats (such as TIFF, CT, JPEG, BMP, and PostScript) and images with various resolutions, and converts them automatically for printing. In addition, the Blueboard Printers' software can be connected to any communication configuration supported by the operating system, which enables smooth integration of the printers in the pre-press environment for higher productivity. The Blueboard Printers' operating software is based on the Windows-NT multitasking operating system that enables printing while preparing the next job for print. The software has sophisticated color correction tables that enable the printers to match color output according to substrate characteristics.

      The Company's Printers are marketed primarily to commercial printers, design and service firms, screen printers, outdoor media companies and trade shops for short-run, LF and VLF printing. The Company's Printers reproduce images with resolutions of 70 DPI, which allows for superior viewing from distances of at least 10 feet, depending on the image file resolution. The Company's Printers are capable of producing millions of distinctive colors. Due to the constant ink monitoring of its continuous ink-jet printing technology, the Company's Printers achieve a high level of color consistency for copies printed from the same batch or from different batches produced from the same file. Generally, depending upon the required print resolution, the Outboard Printer operates at speeds of between 200 to 600 sq. ft./hr; the Wideboard Printer operates at speeds of between 100 to 300 sq. ft./hr; the Blueboard Printer operates at speeds of up to 300 sq. ft./hr; and the Blueboard 2 operates at up to 600 sq. ft./hr.

      The Company's Printers are digital sheet or roll-fed presses that accept a wide range of substrates. They print directly from digital data, using no printing plates. The Company's Printers can be operated in a standalone mode or in conjunction with pre-press and desktop publishing systems. When configured with a pre-press system, the pre-press workstation prepares the digital file containing the specifications for the output to be produced.

      The Company's Printers require little operator supervision, enabling one operator to run several of the Company's Printers at once. While an operator must be specifically trained in the operation of the printer, unlike conventional methods such as offset printing, no special color mixing skills are required.

      The Company's Printers significantly reduce the setup costs associated with each print job, the skill level of the personnel required, and the number of skilled personnel required as compared to traditional methods of LF printing. These advantages make LF short-run color printing significantly more economical than conventional printing methods. Additionally, the relatively quick turnaround for the printed product enables the Company's Printers to produce more output in a given period, thereby lowering the costs of labor per print.

      Unlike hand painting, silk screen, or offset printing, the layout can be viewed through the pre-press workstation prior to printing, permitting last minute fine-tuning. By running a single copy of the print, corrections of text, enhancements of images, and additions of color can all be accomplished with minimal time, effort, and cost. Additionally, since the format can readily be changed, the Company's Printers allow the end-user to make each print in the run different, with little time, effort, or additional cost. For example, if so desired, different languages, graphics, and text can be added to each print in a run.

      During the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, sales of the Company's Printers accounted for approximately 73%, 56%, 55%, and 55%, respectively, of the Company's total sales. Sales of spare parts used in the Company's Printers accounted for approximately 5%, 9%, 6% and 5%, of total sales for the years ended December 31, 1995, 1996 and 1997, respectively. Currently, the retail price of the Company's Printers ranges generally from $400,000 to $500,000 per printer.

   Ink

      The Company's Printers use a specialized pigment-based ink mixed with a methyl-ethyl-keton ("MEK") solvent. The ink is resistant to water and ultraviolet rays, making it fairly durable and thus well-suited for outdoor conditions. The Company's Printers, through the utilization of the ink, can print on almost an unlimited variety of substrates, including numerous types of paper, vinyl, cloth, textiles, mesh, and metals. The ink enables the output of the Company's Printers to be used both for indoor and outdoor advertising. During the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, sales of the ink accounted for approximately 11%, 15%, 21% and 24%, respectively, of the Company's total sales.

      The ink was developed jointly with Imaje S.A. ("Imaje"), a French Ink manufacturer, specifically for use in the Company's Printers. The Company has an exclusive distribution and manufacturing agreement with Imaje.

   Substrates

      As of June 1998, the Company also began supplying cost-effective substrates designed to work with the Company's Printers and the ink. The Company sells substrates under the Nur brand name that are manufactured by several different suppliers for the Company. The substrates are made of vinyl, PVC, paper, and mesh and are suited for indoor and outdoor use. The substrates will be distributed worldwide by the Company's sales and service organizations.

Sales and Marketing

      The Company currently distributes and sells a vast majority of the Company's Printers and related products in Western Europe and North America through its wholly-owned subsidiaries, Nur Europe, a subsidiary registered in Belgium, and Nur America, respectively. The Company engages in the sale and marketing of printed material produced by the Company's Printers through Nur Germany.

      In some countries of Eastern Europe and Latin America, distribution is performed with the assistance of local dealers and distributors; in the Middle East and the Far East, Scitex Corporation ("Scitex") has been distributing the Company's Printers. Until the end of 1996, most worldwide sales of the Company's Printers had been performed by Scitex.

      The marketing activities of the Company include participating in relevant tradeshows worldwide, advertising in trade publications, direct marketing to a target base, as well as publishing its own newsletter, participating in services and industry forums and maintaining an internet site. The Company has also started to sell its consumable products through a dedicated intranet site.

      In April 1998, the Company renamed its previously established wholly-owned subsidiary, Nur International, to NUR Media Solutions. Nur Media Solutions' objective is to develop and market a wide range of advanced consumables for the Company's LF and VLF printers. Included in such consumables are the Company's cost-effective substrates, which are designed to work with the Company's existing range of printers and inks and will be distributed worldwide by the Company's sales and service organizations.

      The Israeli Government, through the Marketing Fund, awards participation grants for marketing expenses incurred overseas, including expenses for maintaining warehouses and branches, advertising, catalogs, exhibitions and surveys. In the years ended December 31, 1991, 1992, 1993, and 1995, and in the six months ended June 30, 1998, the Company received grants from the Marketing Fund totaling approximately $ 0.4 million for the promotion of the Outboard Printer and the MegaLight. In 1997, the Company received $0.2 million for the promotion of the Company's exportation of its printers. In the six months ended June 30, 1998 the Company received $0.13 million for the same purpose. The Company did not receive any grants in 1994 or in 1996. The Company is obligated to pay a royalty of 3% of the export added value to the Marketing Fund until 100% of the grants have been repaid. The value of the grants are linked to the U.S. dollar. As of June 30, 1998, the Company had made royalty payments in respect of such grants to the Marketing Fund totaling approximately $.08 million.

Production and Sources of Supply

      The Company manufactures and assembles the Blueboard Printers, directly performing the installation of the Company's proprietary software into the Blueboard Printers and full system integration and acceptance testing of the printer. The mechanical assembly of the Blueboard Printers is carried out by an independent sub-contractor (the "Blueboard Assembler") at a facility located near the Company's operations in Israel.

      The Company owns all rights to the Blueboard Printers, including the rights to the production files and all know-how relating to the manufacture of the printers, and the Company has the right to obtain the Blueboard Assembler's production files and all special tooling it uses to manufacture the Blueboard Printers in the event that the Company should have the need to assemble on its own printers. The Blueboard Assembler currently has the capacity to assemble up to about six Blueboard Printers per month. The Company believes that it can expand production to meet any required increase in production, either through the Blueboard Assembler, by utilizing additional sub-contractors, or by directly undertaking assembly of the Blueboard Printers. The Company installs its computer software and performs full system integration and acceptance testing of the Blueboard Printers at the Blueboard Assembler's facility.

      The Company believes that its relations with the Blueboard Assembler are satisfactory and that the Blueboard Assembler has complied in all material respects with the Company's quality standards. If it should become necessary to replace the Blueboard Assembler with another assembler or if the Company should undertake the direct production of the Blueboard Printer, the Company believes that such an event may have a material adverse effect on the Company's production capabilities due to a possible delay during the transition period.

      The Company obtains the ink-jet heads and the ink used in the Company's Printers from Imaje, the sole manufacturer and supplier of these components. The Company has an exclusive distribution agreement for the ink with Imaje dated June 26, 1995. Imaje has agreed to deposit the formula for the ink with a public notary. Pursuant to the agreement, the Company has the right to obtain the formula for the ink from Imaje, for a minimum period of three years from the date of the agreement, if Imaje ceases to manufacture the ink or to sell the ink to the Company or, subject to certain conditions, if Imaje fails to deliver the ink within three months of a confirmed delivery date. In the case of either such event, if Imaje does not deliver the formula to the Company within three months following the Company's written request to obtain the formula, the public notary shall release the formula to the Company. The Company believes that it will be able to obtain and/or manufacture adequate supplies of the ink in the foreseeable future.

      The Company has also entered into an agreement with Imaje for the supply of the ink-jets pursuant to which Imaje has guaranteed to supply a specific number of ink-jets to the Company until the end of 1998, with an option to extend the agreement until the end of 1999. The Company has the right to modify the quantity of ink-jets to be ordered annually upon two months' prior notice. Under this agreement, Imaje, if required, maintains a limited inventory of eight ink-jets in order to meet a temporary increase in the demand for ink-jets on short notice.

Imaje has also agreed to supply spare parts for the ink-jets for a period of five years. There can be no assurance that, if necessary, the Company will be able to obtain or manufacture adequate supplies of ink-jets in the future.

Service and Support

      The Company's warranty to its direct customers and the Company's distributors in most cases covers defects in the Company's Printers for a period of six months after installation. In most cases the Company has a parallel warranty from its suppliers and the Blueboard Assembler with respect to most of the components covered by the Company's warranty. The Company is also committed to maintaining sufficient spare parts and materials necessary for the operation of the Company's Printers for a period of five years after the manufacturing date of the last Blueboard Printer.

Research and Development

      The development of new products, technologies, and applications and the enhancement of existing products are believed to be an integral part of the Company's operations. As of September 30, 1998, approximately 25% of the Company's work force was engaged in research, development, and engineering.

      The Company is engaged in ongoing research and development projects aimed at upgrading the capabilities of its printers to include faster operating speeds and higher resolutions. The Company developed the Blueboard Printer during 1996 and introduced it in early 1997. In the first quarter of 1998, the Company introduced the Blueboard 2, which is capable of greater printing speed. The Company started commercial deliveries of the Blueboard 2 in July 1998. The Blueboard 2 is offered as an upgrade to existing Blueboard customers for an additional payment, thus enabling existing customers to enjoy the higher productivity available to new customers.

      The Company is currently developing a new printer, the Fresco 100. In September 1998, the Company purchased technology from Meital, which it plans to incorporate into the Fresco 100. The Company believes that, if developed, such implementation will enable the Company to approach the LF screen printing market with a digital alternative to the traditional screen printing technology. The Company purchased Meital's technology for an aggregate amount of $3 million, of which payment of $0.85 million is conditional upon the success of the technology, and $0.9 million will be paid in future installments. The Company also undertook to handle any legal proceedings that may arise between Meital and Idanit Ltd. ("Idanit"), an Israeli company.

      Total research and development expenses were approximately $1.04 million, $1.53 million, $1.73 million and $1.59 million in the years ended December 31, 1995, 1996, 1997 and the six months ended June 30, 1998, respectively. Research and development expenditures are comprised principally of salaries for employees, the hiring of sub-contractors, capital investment in infrastructure for software and electronic designs, and prototype material costs. Initially, the Company relied on outside research and development. The Company began its own research and development operations in early 1994. Nur Europe received a grant from local authorities in Belgium for reimbursement of up to 70% of its total research and development investment which it carries out in Belgium, up to approximately $1 million. If no revenues are derived from the technologies and no products are developed by Nur Europe as a result thereof, then no repayment of the grant is required. Should revenues be recognized from the research and development efforts, a progressive 5-year repayment program would be implemented. Nur Media Solutions has established a research and development center in Belgium dedicated for the research and development of print substrates and inks for use with the Company's Printers.

      In the past, the Company has received grants from OCS for the development of its systems and products, including the Outboard Printer. The Company received approximately $0.31 million, $0.37 million, $0.04 million and $0.0 million in research and development grants from the OCS in the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively. The OCS awards grants of up to 50% (and in certain circumstances up to 66%) of a project's approved expenditures in return for royalties. Under the terms of the Company's funding from the OCS, royalties are payable generally at a rate of 2% to 3% on sales of products developed from the funded project and ending when 100% to 150% of the dollar value of the grant is repaid. During the year ended December 31, 1995, the Company paid approximately $0.10 million in royalties in respect of such grants to the OCS. No payments were made to OCS in the years ended December 31, 1996 and 1997. As of June 30, 1998, the Company had a contingent liability to pay OCS $0.99 million in future royalty payments. The terms of these grants prohibit the manufacture of products developed with government grants to be performed outside of Israel or the transfer out of Israel of the technology developed pursuant to these grants without the prior consent of the OCS. These restrictions do not bar exports from Israel of products developed with such technologies. In addition, the know-how from the research and development that is used to produce the product may not be transferred to third parties or out of Israel without the approval of the OCS.

Competition

      The Company's Printers are targeted primarily at the market for short-run, LF and VLF printing. In addition to competition from other manufacturers of LF and VLF digital printers, the Company's products also face competition from existing traditional LF and VLF printing methods, and from a provider of printing services which uses its own proprietary digital printing technology.

      The most significant competition for the Company's Printers is based on digital air brush, electrostatic, drop-on-demand, and thermal transfer technology. In particular, the Company's VLF printers face substantial competition from the printers using the DOD technology, and printers using airbrush technology.

      Airbrush printers are generally sold at slightly lower prices than the Company's Printers. Two manufacturers of airbrush printers produce a printer that can also print on both sides of a poster at the same time. This feature is important for signs that are backlit. However, airbrush printers have several drawbacks, including producing prints with blurred details and text, and requiring the changing of print head and print speed when altering print resolution. In addition, airbrush printers do not produce copies with a high level of color consistency and may require corrections and calibrations in order to produce consistent quality copies. Finally, airbrush printers are slower than the Company's Printers. The principal manufacturers of airbrush printers are Signtech Inc. and Vutek Inc.

      The Company also competes to a lesser extent with manufacturers of electrostatic printers, including 3M and Raster Graphics, Inc. Although electrostatic printing technology is considered to produce high resolution and good quality color prints, this technology is considered highly sensitive and requires an environment where the temperature and humidity must be controlled. The output of electrostatic printers is significantly more expensive than that of the Company's Printers. In addition, electrostatic printing is often not suitable for the outdoors, unless the print is laminated at an additional cost, further adding to the cost of a print.

      During 1997, both VLF largest competitors, Signtech and Vutek, as well as one new competitor, Matan Digital Printing, introduced DOD based printers for the VLF market. See "--Legal Proceedings." Idanit, a wholly owned subsidiary of Scitex, is marketing an LF DOD printer that offers a speed higher than the speed of the Company's Printers, and at a comparable output cost. The Idanit printer is currently limited to a print width of 5 feet.

      The printing industry is large, and many of the Company's competitors possess greater management, financial, technical, manufacturing, marketing, sales, distribution, and other resources than those of the Company. As a result, there can be no assurance that competitors will not develop and market products utilizing new technology that are competitive in price and performance with the Company's Printers, and there can be no assurance that the Company could compete effectively with such products.

Trade Secrets, Patents and Proprietary Rights.

      The Company currently relies on a combination of trade secrets, licenses, and patents, together with non-disclosure and confidentiality agreements, to establish and protect its proprietary rights in its products. No assurance can be given that the Company's existing patents or any future patents by the Company will not be challenged, invalidated, or circumvented, or that the Company's competitors will not independently develop or patent technologies that are substantially equivalent or superior to the Company's technology. See "--Legal Proceedings." There can be no assurance that further patent protection will be obtained in Israel, the United States, or elsewhere, for existing or new products or applications, or that such further protection, if obtained, will be effective. In some countries, meaningful patent protection is not available. The Company is not aware of any claims that its products infringe upon the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the Company in the future, and the cost of responding to such assertions, regardless of their validity, could be significant. In addition, such claims may be found to be valid and could result in awards against the Company, which could have a material effect on the Company's business. As a result, the cost to the Company of protecting its patent rights could be substantial. The Company believes that its success is less dependent upon the legal protection afforded by patent and other proprietary rights than on the knowledge, ability, experience, and technological expertise of its employees and its key suppliers. It is the Company's policy to have employees sign confidentiality agreements, to have selected parties, including key suppliers, sub-contractors, and distributors, sign non-competition agreements, and to have third parties sign non-disclosure agreements. Although the Company takes precautionary measures to maintain its trade secrets, no assurance can be given that others will not acquire equivalent trade secrets or otherwise gain access to or disclose the Company's proprietary technology, or that the Company can meaningfully protect its rights to such proprietary technology not subject to patent protection.

Employees

      As of September 30, 1998, the Company employed 110 persons worldwide, about 25% of which in research and development. All of the Company's employees who have access to confidential information are required to sign a non-disclosure agreement covering all Company confidential information that they might possess or to which they might have access.

      The Company believes its labor relations are satisfactory. The Company believes its future success will depend, in part, on its ability to continue to attract, retain, motivate, and develop highly qualified technical, marketing and sales, and management personnel.

      Israeli law generally requires severance pay equal to one month's salary for each year of employment upon the termination of employment. The Company's liability for future severance pay obligations is fully provided for by payments equal to 8.33% of an employee's salary each month made to various managers' insurance policies and by accrual. The employees of the Company are usually provided with an additional contribution towards their retirement that amounts to 10% of wages, of which the employees' and the employer each contributes half. Furthermore, Israeli employees and employers are required to pay predetermined sums to the National Insurance Institute, which is similar to the United States Social Security Administration, and additional sums towards compulsory health insurance.

Facilities

Israel

      The Company's main facilities in Israel include two adjacent buildings, each building of approximately 6,500 square feet which the Company uses as its headquarters and as a research and development facility. The buildings are situated on a plot of land leased to Moshe Nur and his wife by the Israel Lands Authority, located near Ben-Gurion International Airport.

      In September of 1998, the Company reached an agreement with Moshe Nur's receiver (and certain creditors) pursuant to which the Company may continue to lease the aforementioned facility until July 2000 without payment of rent. This rent-free use of facilities was granted to the Company as set against payment previously made and accounted for as pre-paid rent. See "--Legal Proceedings."

      In addition, the Company subleases an area of approximately 1,780 square feet at the facilities of the assembler of the Blueboard Printers in Rosh Ha'ain. The Company uses this facility to conduct software installation and system integration operations for the Blueboard Printers.

Germany

      Nur Germany occupies facilities in Kassel, Germany, consisting of one building of approximately 3,500 square feet. Nur Germany does not currently have a formal lease agreement for the facilities.

United States

      Nur America leases office space in Newton Centre, Massachusetts consisting of two office suites. Unless terminated by written notice, the lease is automatically extended in one-year increments. Nur America originally leased one suite in the building beginning in June 1996. In September 1997, Nur America occupied a second office suite.

Belgium

      The Company has a fifteen-year lease on approximately 6,000 square feet of office space in Brussels, Belgium expiring in March 2012, with an option to purchase the property at the end of the lease term under certain conditions. If such option is not exercised, the Company has the right to extend the term of the lease for another three years under the same terms and conditions as the initial lease. Rent for the facility is currently approximately $5,200 per month. The rent is subject to adjustment annually and subject to an increase of 15% on January 1, 2000. The Company is also obligated to pay all taxes for the adjusted value of the lease, all utilities and building depreciation and accompanying taxes for the building and equipment.

      The Company has granted several security interests in its assets to various banks and leasing companies to secure bank credit lines and lease facilities.

      Aggregate rental expenses were $42,000, $244,000 and $350,000 for the years ended December 31, 1995, 1996, and 1997 and $779,000 for the six months ended June 30, 1998.

Insurance

      The Company believes that the insurance coverage for its business is in accordance with industry standards and is adequate and appropriate in light of the Company's businesses and the risks to which they are subject.

Legal Proceedings

      In September, 1998, the district court of Tel Aviv approved a settlement agreement among the Company and several other parties that, together with other settlement agreements, resolved all material claims relating to Mr. Moshe Nur and his affiliated companies. Mr. Nur served until April 1997 as the Company's Chairman and was its major shareholder.

      The parties to the court approved settlement agreement were the Company, the special manager for Moshe Nur's assets in his bankruptcy proceedings, Moshe Nur, and other of his family members. The parties to the other settlement agreements included two Israeli banks, and the temporary receiver of Nur Outdoor Advertising Ltd. (a company formerly affiliated with Mr. Nur).

      According to the agreements, all material claims against the Company relating to the lease of its facilities in Magshimim (including confirmation of the Company's pre-payment of lease until July 2000), alleged breach of contracts and alleged debts owed to any of the above mentioned parties were dismissed. Separately, claims related to the ownership of the Company's shares have been resolved and the temporary injunction on the issuance of securities by the Company was lifted.

      As part of the various settlement agreements, the Company will pay an aggregate of $100,000 and will withdraw its lawsuit against the First International Bank.

      In December 1997, the Company filed suit against the developer of the Outboard Printer and the Wideboard Printer, Rami Dochovna, and three companies controlled by Mr. Dochovna (such companies and Mr. Dochovna are hereinafter sometimes referred to herein as the "Dochovna Group"). The suit claims monetary damages of approximately $1,200,000 for breach of contract relating mainly to support and development of the Outboard Printer and the Wideboard Printer and seeking injunctive relief in preventing the Dochovna Group from using the Company's commercial knowledge relating to the Company's Printers and its clients. In January 1998, the Dochovna Group filed suit against the Company seeking approximately $376,000 in claims of alleged nonpayment and delayed payments for services and products relating to printers supplied to the Company and approximately $1.063 million in claims of alleged miscalculation of royalties due on sales of the Company's Wideboard Printer. The Dochovna Group also alleges that the Blueboard Printer is identical to the Wideboard Printer, which the Company is allegedly prohibited from manufacturing without the Dochovna Group's consent. In connection with such claim, the Dochovna Group seeks to enjoin the Company from manufacturing and marketing the Blueboard Printer and demands financial information as to royalties that he claims for himself due to Blueboard Printer sales. The Company intends to vigorously defend such claims and believes it has set aside adequate provisions in respect thereof.

      In connection with the two mentioned suits a partial settlement was reached between the Company and the Dochovna Group, according to which all parties shall not apply for interim remedies or attachments against each other or against companies controlled by the parties, in Israel or abroad, concerning the facts founding the two suits and concerning the alleged breach of an Israeli Patent number 98560 owned by the Company or any other parallel patent abroad. According to this settlement it was also agreed, that the Dochovna Group shall deposit in escrow an up to date version of the Outboard Printer source code and up to date version of the Wideboard Printer source code, flow charts and production file. The data in escrow could be released to the Company in certain limited situations described in previous agreements between the parties. Should the Dochovna Group cease to provide adequate maintenance for the software or cause delays in the installation of the software, or not provide the source code to the Company, there would be a material adverse effect on the Company's business in that the Company may be unable to correct any defects in the software. The software of the Blueboard Printer, which was the Company's main source of revenue in the year ended December 31, 1997 and the six months ended June 30, 1998, is fully controlled by the Company.

      In June 1998, Quantum Securities Ltd. ("Quantum") filed a suit against the Company claiming that the Company breached an alleged investor relations agreement between Quantum and the Company. In the suit Quantum claims $33,380 in monetary damages and the right to Ordinary Share purchase warrants to purchase 100,000 Ordinary Shares of the Company at $1.75 per share and 100,000 Ordinary Shares of the Company at $2.00 per share. The Company has denied that such an agreement with Quantum exists with the Company and plans to defend itself vigorously. The Company has also counterclaimed for reimbursement of approximately $17,000 paid to Quantum in the past.

                                   MANAGEMENT


      The executive officers and directors of the Company are:

Name                    Age     Position with the Company
----                    ---     -------------------------
Dan Purjes(1)           48      Chairman of the Board of Directors
Erez Shachar            35      President, Chief Executive Officer and Director
Eitan Padan             35      Chief Financial Officer, Vice President
                                of Finance and Secretary
Eyal Israeli            44      Vice President of Operations
Amir Noy                37      Vice President of Marketing
Yoram Ben-Porat         43      Director
Robert L. Berenson(2)   58      Director
Roni Ferber (1)(2)      55      Director
Robert Hussey(1)(2)     49      Director

---------

(1) Member of the Company's Stock Option Committee.
(2) Member of the Company's Audit Committee.

      Dan Purjes has served as the Chairman of the Board of the Company since April 1997. Mr. Purjes is Chairman and Chief Executive Officer of Josephthal, an investment banking and brokerage firm which is a member of the New York Stock Exchange. Prior to joining Josephthal in 1985, Mr. Purjes was a Vice President with a number of securities firms, including Bear Stearns & Co. and L.F. Rothschild Unterberg Towbin, in their corporate finance and brokerage sales divisions. He began his Wall Street career at Morgan Stanley & Co. in 1978 as a director of their computer systems department. Prior to that, Mr. Purjes was a manager at Citibank and at Philip Morris International in their computer systems areas. Mr. Purjes earned B.S. and M.S. degrees in computer science from the City College of New York School of Engineering.

      Erez Shachar has served as the Company's President and Chief Executive Officer since October 1997 and as a Director of the Company since October 1997. Mr. Shachar has also served as a Director of Nur Europe, Nur America and Nur Media Solutions since January 1998. Prior to joining the Company, from 1989 to 1997 Mr. Shachar has served in various research and development, marketing, sales, and senior management positions with Scitex. Mr. Shachar's last position in Scitex was Vice President of Sales and Marketing of Scitex Europe, and prior thereto Mr. Shachar held several positions in the marketing organization of Scitex Europe. Prior to joining Scitex Europe, Mr. Shachar was a software developer within the research and development group of Scitex. Mr. Shachar holds a B.Sc. in mathematics and computer science from Tel Aviv University, and a M.B.A. degree from INSEAD, France.

      Eitan Padan has served as the Chief Financial Officer, Vice President of Finance and Secretary of the Company since October 1997. From 1995 to October 1997 Mr. Padan was Vice President Economics and CFO of Bezeq International, Israel's largest long distance telecommunications carrier. In 1995 Mr. Padan was Director of Business Development for International Projects in Bezeq and from November 1992 to 1995 Senior Assistant to the Chairman of the Board of Bezeq, the Israeli Telecommunications Company. Between 1989 and

1992, Mr. Padan headed the economics department of Co-Op Blue-Square (NYSE:
BSI), and a member of management of Co-Op Blue Square. Mr. Padan holds a B.A. in management and economics from Tel Aviv University, and has completed course credits towards an M.B.A. degree from Tel Aviv University.

      Eyal Israeli has served as the Vice President of Operations since June 1996. Prior thereto, since January 1995, Mr. Israeli served as the Director of Customer Support for Indigo Electronic Printing Systems Ltd. From February 1993 to January 1995, Mr. Israeli served as the Manager of Corporate Customer Support for Orbotech Ltd. In addition, from January 1989 to 1993, Mr. Israeli served as Vice President of Customer Support for Optrotech Inc., the U.S. subsidiary of Optrotech Ltd. Mr. Israeli holds a B.Sc. degree in electronic engineering from Ben-Gurion University and a M.Sc. degree in electronic systems from Tel Aviv University.

      Amir Noy has served as the Vice President of Marketing since March 1996. From March 1994 to March 1996, Mr. Noy was the Vice President of Research and Development of the Company. From 1989 to March 1994, Mr. Noy served as Research and Development Project Manager with Scitex. Between 1984 and 1989, Mr. Noy served as a technical officer for communication with the Israeli Air Force. Mr. Noy holds B.Sc. and M.Sc. degrees in electrical engineering from the Technion, Israel Institute of Technology, and a M.B.A. degree from Tel Aviv University.

      Yoram Ben-Porat has served as a Director of the Company since March 1991. Since October 1993, Mr. Ben-Port has served as Director and President of Nur Media Solutions. Since October 1993, Mr. Ben-Porat has served as the Chief Executive Officer and Deputy Chairman of the Board of Directors of Nur International. He was among the founders of the Company and between January and September 1993, he served as the Chief Executive Officer of the Company. From 1987 until December 1992, Mr. Ben-Porat served as Research and Development and Business Development Manager of Nur Outdoor and Nur Focus. Prior thereto, he was an independent consultant to metal finishing process companies in the high technology industry. Mr. Ben-Porat holds a degree in economics and marketing from the Tel Aviv College of Management and Administration.

      Robert L. Berenson has served as a Director of the Company since July 1998. Mr. Berenson is President of Grey Advertising Inc., the second largest advertising agency in the United States and sixth largest in the world. He joined Grey 34 years ago as an Assistant Account Executive, rose through the ranks to become the youngest Executive Vice President in the company's history in 1977 and took his present position as President in 1989. Mr. Berenson is also a Director of the Better Busines Bureau of New York, the Advertising Educational Foundation and the Federal Law Enforcement Foundation. He holds a B.S./B.A. degree in journalism and marketing from Syracuse University and an M.S. degree in journalism from the Medill School at Northwestern University.

      Roni Ferber has served as a Director of the Company since July 1998. Since 1991, Mr. Ferber has served as a Financial and Economic Consultant. In addition to the Company, Mr. Ferber serves on the Board of Directors of Omnitech Eichut Ltd., International Software Group Ltd., Zvi Zorfati Ltd. and Aflkim Consulting and Investments Ltd. From 1986 to 1992, Mr. Ferber served as a Director and member of the executive committee and of the investment committee of Caesarea - Edmond Benjamin de Rothschild Foundation. During that time he also served as a Director and member of the executive committee of the Caesarea Development Corporation. From 1967 to 1991, Mr. Ferber served as a Director and co-founder of Nikuv Computers Ltd., the first Israeli software company to be listed on the Tel Aviv Stock Exchange. From 1986 to 1991, Mr. Ferber served as CEO of Nikuv Computers Ltd. Mr. Ferber holds a B.A. in economics from Hebrew University and a B.A. in Semitic languages from Tel Aviv University. Mr. Ferber is fluent in Hebrew, Arabic, English, French, German and Italian.

      Robert Hussey has served as a Director of the Company since the fourth quarter of 1997. Prior to joining the Company, from June 1991 to April 1997, Mr. Hussey served as the President and Chief Financial Officer of Metrovision of North America. Prior to thereto, from 1984 to 1991, Mr. Hussey served as the President, Chief Executive Officer and Director of POP Radio Corp., a company which he helped form. From 1979 to 1984, Mr. Hussey served as the Vice President/Management Supervisor for Grey Advertising, Inc. From 1977 to 1979, Mr. Hussey was the Director of Financial Advertising for E.F. Hutton. Prior to thereto, from 1973 to 1977, Mr. Hussey served as a Senior Financial Analyst and Product Manager for American Home Products, Inc. Mr. Hussey holds a B.S.B.A degree in finance and a M.B.A. degree in international finance from Georgetown University.

Terms of Directors

      The members of the Board are elected annually at the Company's general meeting and remain in office until the next annual general meeting of the Company, unless the director has previously resigned, vacated his office, or was removed in accordance with the Company's Articles of Association. In addition, the Board may elect additional members to the Board.

Alternate Directors

      The Company's Articles of Association provide that, subject to the Board's approval, a director may appoint, by written notice to the Company, any individual (whether or not such person is then a member of the Board) to serve as an alternate director. Any alternate director shall have all of the rights and obligations of the director appointing him or her, except the power to appoint an alternate (unless the instrument appointing him or her expressly provides otherwise). The alternate director may not act at any meeting at which the director appointing him or her is present. Such alternate may act as the alternate for several directors and have the corresponding number of votes. Unless the appointing director limits the time period or scope of any such appointment, such appointment is effective for all purposes and for an indefinite time, but will expire upon the expiration of the appointing director's term.

Audit Committee

      In 1993, the Company established the Audit Committee. The Audit Committee is charged with reviewing the annual audit and transactions between the Company and related parties and with meeting with the Company's accountants to review the Company's internal financial controls and financial managerial practices. The Audit Committee is presently comprised of three members: Roni Ferber, Robert Berenson and Robert Hussey. The Audit Committee must be comprised of "independent members" and neither employees of the Company nor holders, directly or indirectly through family members, of more than five percent of the Ordinary Shares may constitute a majority of the Audit Committee. The Company is required to maintain the Audit Committee as a result of the inclusion for quotation of the Ordinary Shares on Nasdaq.

Stock Option Committee

      In March 1998, the Company established the Stock Option Committee. The Stock Option Committee is charged with administering and overseeing the allocation and distribution of stock options under the approved stock option plans of the Company. The Stock Option Committee is presently comprised of three members: Dan Purjes, Roni Ferber and Robert Hussey.

Compensation of Directors and Officers

      For the year ended December 31, 1995, the aggregate compensation paid by the Company to the directors and executive officers of the Company (a total of 6 persons) amounted to $330,000. For the year ended December 31, 1996, the aggregate compensation paid by the Company to the directors and executive officers of the Company (a total of 7 persons) amounted to approximately $523,000. For the year ended December 31, 1997, the aggregate compensation paid by the Company to the directors and executive officers of the Company (a total of 13 persons) amounted to approximately $813,000.

      In October 1997, the Company undertook to pay its Board members who are not employees of the Company remuneration for their services as directors. This remuneration includes an annual payment of $5,000 and an additional payment of approximately $250 per meeting.

Options to Purchase Securities from Registrant or Subsidiaries

Outstanding Warrants and Options

      Following the initial public offering of the Company's shares in October 1995, the Company issued warrants to Josephthal exercisable to purchase 155,000 Ordinary Shares of the Company, at an exercise price of $7.20 per share, no later than October 2000. Of these warrants, approximately 110,000 have been transferred to directors and officers of the Company. Between September and December 1997, the Company effected a private offering of its Ordinary Shares for which Josephthal acted as exclusive placement agent. As part of its compensation, Josephthal received warrants to purchase 400,000 Ordinary Shares at an exercise price of $1.00 per share, none of which have been transferred to directors and officers.

      In 1997, the Company granted 825,000 options to its officers and directors. The Company has outstanding a total of 1,342,339 options to purchase Ordinary Shares under the Company's 1995 Flexible Stock Incentive Plan and the Company's 1997 Stock Option Plan. These options, which are subject to vesting requirements, have been issued at exercise prices ranging from $0.30 to $1.75 with various expiration dates. Current directors and officers as a group hold 635,000 of these options.

1995 Stock Option Plan

      In 1995, the Company's Board adopted a Flexible Stock Incentive Plan (the "1995 Plan") that provides for grants to employees and consultants of the Company of stock options. An aggregate amount of not more than 500,000 stock options is available for grant under the 1995 Plan, including options for future services (such options, "Service Options"), options for performance (such options, "Performance Options"), and options to consultants for service or performance (such options, "Consultant Options").

      The Company's Board determines the employees and consultants who are granted options under the 1995 Plan, the timing of such grants, the terms thereof, and the number of shares to be covered thereby. The Board also determines the exercise price for Ordinary Shares subject to the Performance and Consultants Options under the 1995 Plan and the exercise price for the Service Options, provided that in no case shall the exercise price of any Service Option be less than 80% of the fair market value of such Ordinary Shares at the date of grant (the "Date of Grant"). Service Options vest over a four-year period. One-third of the Service Options vest after the second annual anniversary of the Date of Grant with an additional one-third vesting on the third and fourth anniversary of the Date of Grant, respectively. Performance Options vest under the same terms as applicable to the Service Options. Consultants Options vest over a specified period of time based on past or future services rendered or performance targets to be achieved by the Company as determined by the Board. Notwithstanding the foregoing, the Consultants Options vest ten years following the Date of Grant. No option may be assigned or transferred except by will or the laws of descent and distribution.

      Under the 1995 Plan for Israeli employees, all options and Ordinary Shares issuable upon the exercise of options granted to Israeli employees of the Company are held in a trust until the payment of all taxes due with respect to the grant and exercise (if any) of such options.

1997 Stock Option Plan

      The Company's 1997 Stock Option Plan (the "1997 Plan") provides that it is to be administered by the Board or by a committee appointed by the Board (the "Committee"). The Committee currently consists of Robert Hussey and Robert Berenson. The Committee has broad discretion to determine the persons entitled to receive options under the 1997 Plan, the terms and conditions on which options are granted, and the number of Ordinary Shares subject thereto, up to an aggregate amount of 1,200,000 Ordinary Shares. The Committee also has discretion to determine the purchase price to be paid upon the exercise of an option granted under the 1997 Plan.

      The exercise price of the option shares under the 1997 Plan is determined by the Committee; provided, however, that the exercise price of any option granted shall not be less than eighty percent (80%) of the Stock Value (as defined below) at the time of the issuance of such options (the "Date of Grant"). The "Stock Value" at any time is equal to the then current Fair Market Value (as defined below) of the Company's Ordinary Shares. For purposes of the 1997 Plan, the "Fair Market Value" means, as of any date, the last reported sale price, on such date, of the Ordinary Shares on such principal securities exchange of the most recent prior date on which a sale of the Ordinary Shares took place.

      The Committee determines the term of each option granted under the 1997 Plan; provided, however, that the term of an option shall not be for more than ten (10) years. Upon termination of employment, all unvested options lapse. All options granted vest over a four-year period. One-third of such options vest after the second anniversary of the Date of Grant, one-third after the third anniversary, and the final third after the fourth anniversary of the Date of Grant. Notwithstanding the foregoing, the Committee may determine different vesting scheduled for consultant options in special circumstances.

      The options granted are subject to restrictions on transfer, sale, or hypothecation. All options and Ordinary Shares issuable upon the exercise of options granted to Israeli employees of the Company are held in trust for a minimum of two years in accordance with Section 102 of the Israel Income Tax Ordinance.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's Ordinary Shares as of October 9, 1998, by
(i) each person known by the Company to be the beneficial owner of more than 10% of the outstanding Ordinary Shares and (ii) all of the Company's executive officers and directors as a group (9 persons). All of the information with respect to beneficial ownership by the Company's directors, executive officers and beneficial owners has been furnished by the respective director, executive officer, or beneficial owner, as the case may be. The Company believes that the persons named in this table have sole voting and investment power with respect to the Ordinary Shares indicated.

                                  Ordinary Shares      Percentage of Ordinary
                                  Beneficially Owned   Shares Beneficially Owned
                                  ------------------   -------------------------
Dan Purjes*                           3,410,399                30.09%

All current executive officers and
directors as a group (9 persons)      4,462,954                38.43%

---------------------------
*Dan Purjes is Chairman of the Company and Chairman of Josephthal & Co. Inc. See "Certain Transactions."

                              SELLING SHAREHOLDERS

      The Ordinary Shares offered hereby are owned by the Selling Shareholders. The following table sets forth certain information with respect to the ownership of the Ordinary Shares by each Selling Shareholder as of October 9, 1998.



                                                      Shares Beneficially                               Shares Beneficially
                                                          Owned Before                                      Owned After
                                                        the Offering(1)                                   the Offering(1)
Name and Address                                   --------------------------     Shares          -------------------------------
of Beneficial Owner                                Shares(2)    Percent(2)(3)   Offered(4)         Shares              Percent(3)
-------------------                                ---------      ----------    ----------        ---------            ----------
Purjes, Dan(5)(6)                                 3,410,399           30.09       649,119         2,761,280               24.35
Ben Porat, Yoram(16)                                538,442            4.95        25,000           513,442                4.72
Trefoil Israel Investments, LLC                     500,000            4.60       500,000                 0                 *
Shachar, Erez(5)(7)                                 300,000            1.81       300,000                 0                 *
WBM LLC(5)(8)                                       300,000            2.70       220,000            80,000                 *
Carafe Investment Co. Ltd.                          250,000            2.30       250,000                 0                 *
Omotsu Holdings Limited                             250,000            2.30       250,000                 0                 *
Fuchs, David(5)(9)                                  215,000            1.98       215,000                 0                 *
Purjes, Esther                                      200,000            1.84       200,000                 0                 *
Horizon Fund Ltd.                                   171,240            1.57       171,240                 0                 *
Sarig, Ehud                                         161,539            1.48       161,539                 0                 *
Clalit Capital Fund L.P.                            150,000            1.38       150,000                 0                 *
Weisman, Scott(5)(10)                               131,169            1.21       131,169                 0                 *
Owesh, Tajunnisa                                    125,000            1.15       125,000                 0                 *
Balk, Mathew(5)(11)                                 108,843            1.00       108,843                 0                 *
Hussey, Robert F.(12)                               100,000            *          100,000                 0                 *
Padan, Eitan(5)(13)                                  75,000            *           75,000                 0                 *
Gross, Joy                                           75,000            *           75,000                 0                 *
Scibelli, James                                      75,000            *           75,000                 0                 *
Avnon, Alon(5)(14)                                   70,000            *           70,000                 0                 *
Gelman, Gary                                         60,000            *           60,000                 0                 *
Davis, Peter S.                                      50,000            *           50,000                 0                 *
Dorigal, S.A.                                        50,000            *            50,000                0                  *
Duggal, Baldev                                       50,000            *            50,000                0                  *
Eastlane Corporation Ltd.                            50,000            *            50,000                0                  *
Everest Holding                                      50,000            *            50,000                0                  *
First Comet Corporation                              50,000            *            50,000                0                  *
Holistica International Ltd.                         50,000            *            50,000                0                  *
Margolin, Michael & Shoshana                         50,000            *            50,000                0                  *
Ornstein, Richard                                    50,000            *            50,000                0                  *
Noy, Amir(5)(14)                                     50,000            *            50,000                0                  *
Paneco S.A.                                          50,000            *            50,000                0                  *
Sagiv, Schlomo(5)(14)                                50,000            *            50,000                0                  *
Sheib, Fredda                                        50,000            *            50,000                0                  *
Weinrab, Efi(5)                                      50,000            *            50,000                0                  *
Card Investment Group, Inc.                          40,000            *            40,000                0                  *
Rice, Lawrence R.(5)(11)                             32,516            *            32,516                0                  *
Barnea, Michael(5)(15)                               30,000            *            30,000                0                  *
Grotenstein, Alan                                    30,000            *            30,000                0                  *
Israeli, Eyal(5)                                     30,000            *            30,000                0                  *
Roden, Charles(5)(11)                                25,319            *            25,319                0                  *
Berman, Michael                                      25,000            *            25,000                0                  *
Birn, Dora                                           25,000            *            25,000                0                  *
Chnapko, Joseph P.                                   25,000            *            25,000                0                  *
Gell, Brian D.                                       25,000            *            25,000                0                  *
Heymann, Jerry                                       25,000            *            25,000                0                  *
Padan, Uzi                                           25,000            *            25,000                0                  *
Purjes, Esther IRA Delaware Charter                  25,000            *            25,000                0                  *
JLR Profit Sharing Plan C(6) FBO Frank Garriton      25,000            *            25,000                0                  *
Sheib, James C.                                      25,000            *            25,000                0                  *
Trokel, Michael                                      25,000            *            25,000                0                  *
Vitullo, Mary(11) & Purjes, Dan(6)                   25,000            *            25,000                0                  *
Wagner, John P. Jr.                                  25,000            *            25,000                0                  *
Dovrat, Shrem Sky Fund                               22,830            *            22,830                0                  *
Dovrat, Shrem Rainbow Fund, Ltd.                     20,930            *            20,930                0                  *
Ben-Moshe, Boaz & Susan                              20,000            *            20,000                0                  *
Gold, Dahlia                                         20,000            *            20,000                0                  *

                                                         Shares Beneficially                            Shares Beneficially
                                                             Owned Before                                   Owned After
                                                           the Offering(1)                                the Offering(1)
Name and Address                                      --------------------------     Shares       -------------------------------
of Beneficial Owner                                   Shares(2)    Percent(2)(3)   Offered(4)      Shares              Percent(3)
-------------------                                   ---------      ----------    ----------     ---------            ----------
Darbyshire, Chris                                       20,000            *          20,000            0                     *
Murphy, William F.                                      20,000            *          20,000            0                     *
Nano-Cap Hyper Growth Partnership, L.P.                 20,000            *          20,000            0                     *
Ordinance Capital, L.P.                                 20,000            *          20,000            0                     *
Stein, Dr. Raymond                                      20,000            *          20,000            0                     *
Trokel, Stephen L.                                      20,000            *          20,000            0                     *
Wiener, David M.                                        20,000            *          20,000            0                     *
Chenes, Charles A.                                      15,000            *          15,000            0                     *
Continental Stock Transfer Corp.                        15,000            *          15,000            0                     *
Vardi, Gabi(5)                                          15,000            *          15,000            0                     *
Adriane Bailey Beck(11) & Dan Purjes(6)                 12,500            *          12,500            0                     *
Friedland, Stephen                                      12,500            *          12,500            0                     *
Jacob, Varughese & Leela                                12,500            *          12,500            0                     *
Khan, Khurshid                                          12,500            *          12,500            0                     *
Palma, Susan                                            12,500            *          12,500            0                     *
The Shaar Fund Ltd.                                     12,500            *          12,500            0                     *
Achiemeir, Shimshon(5)                                  12,000            *          12,000            0                     *
Feinschmidt, Avi(5)                                     12,000            *          12,000            0                     *
Itzik, Rovien(5)                                        12,000            *          12,000            0                     *
Wollfgor, Ronen(5)                                      12,000            *          12,000            0                     *
Cohen, Morris                                           10,000            *          10,000            0                     *
Colbert, James IRA                                      10,000            *          10,000            0                     *
Handa, Sameer                                           10,000            *          10,000            0                     *
Loew, Michael(17)                                       10,000            *          10,000            0                     *
Lowe, James F.                                          10,000            *          10,000            0                     *
Mahtani, Gordan G.                                      10,000            *          10,000            0                     *
Mahtani, Jiwat & Pushpa                                 10,000            *          10,000            0                     *
Arvai, Emila(11)                                        10,000            *          10,000            0                     *
Mayer, Charles                                          10,000            *          10,000            0                     *
Messing, Andrew                                         10,000            *          10,000            0                     *
Morgan, John R.                                         10,000            *          10,000            0                     *
Naz, Mohammad & Rasheeda                                10,000            *          10,000            0                     *
Patel, Chandu & Kala                                    10,000            *          10,000            0                     *
Rao, Dr. Sanjeeva                                       10,000            *          10,000            0                     *
Relyea, William(5)(11)                                  10,000            *          10,000            0                     *
Weisner, Gary(11)                                       10,000            *          10,000            0                     *
White, Laurence                                         10,000            *          10,000            0                     *
Zimmerman, Bernard                                      10,000            *          10,000            0                     *
Lifiland, Michael(5)                                     9,000            *           9,000            0                     *
Miakinkoff, Regina                                       8,000            *           8,000            0                     *
Estate of Peter Sheib(5)                                 7,549            *           7,549            0                     *
HSB Capital                                              7,500            *           7,500            0                     *
JLR Profit Sharing Plan C(6) FBO Ursula D. Mell          7,500            *           7,500            0                     *
Shaw, Larry & Winstead, Dennis                           7,500            *           7,500            0                     *
Porush, Naftali & Elaine                                 7,000            *           7,000            0                     *
Porush, Naomi                                            7,000            *           7,000            0                     *
Sectal Capital Markets, Ltd.(5)                          6,400            *           6,400            0                     *
Antoniades, Adam(11)                                     5,000            *           5,000            0                     *
Bear Stearns Securities Corp. FBO Cindy L. Cerruto IRA   5,000            *           5,000            0                     *
Bear Stearns Securities Corp. FBO James C. Welton IRA    5,000            *           5,000            0                     *
Bear Stearns Securities Corp. FBO James I. Zogby IRA     5,000            *           5,000            0                     *
Block Reed, Annmary                                      5,000            *           5,000            0                     *
Dransfield, Mark(11)                                     5,000            *           5,000            0                     *
Gilbert, Jonathan R.                                     5,000            *           5,000            0                     *
Hawryluk, James B.(11)                                   5,000            *           5,000            0                     *
JLR Profit Sharing Plan B(6) FBO Anthony Guzzi           5,000            *           5,000            0                     *
JLR Profit Sharing Plan C(6) FBO Ralph De Marco          5,000            *           5,000            0                     *
JLR Profit Sharing Plan C(6) FBO Salvatore Agosta        5,000            *           5,000            0                     *
JLR Profit Sharing Plan C(6) FBO Lloyd Kagin             5,000            *           5,000            0                     *
JLR Profit Sharing Plan C(6) FBO Raymond A. Mando        5,000            *           5,000            0                     *
Larkin Investors                                         5,000            *           5,000            0                     *
Malone, Ena                                              5,000            *           5,000            0                     *
Menikdiwela, G.(17)                                      5,000            *           5,000            0                     *
Volpe, Michael(11)                                       5,000            *           5,000            0                     *
Fitzgerald, Paul(5)(11)                                  4,546            *           4,546            0                     *
Larkin, Sherwood P.(5)(11)                               4,435            *           4,435            0                     *
Cohen, Bat-Sheva(5)                                      4,000            *           4,000            0                     *
JLR Profit Sharing Plan C(6) FBO Robert N. Martz         3,500            *           3,500            0                     *
Araki, Muhamad(5)                                        3,000            *           3,000            0                     *
Adriane Bailey-Beck IRA(11)                              3,000            *           3,000            0                     *

                                                      Shares Beneficially                               Shares Beneficially
                                                          Owned Before                                      Owned After
                                                        the Offering(1)                                   the Offering(1)
Name and Address                                   --------------------------     Shares          -------------------------------
of Beneficial Owner                                Shares(2)    Percent(2)(3)   Offered(4)         Shares              Percent(3)
-------------------                                ---------      ----------    ----------        ---------            ----------
Futernik, Alexander                                   3,000            *          3,000               0                     *
Goodfriend, David(11)                                 3,000            *          3,000               0                     *
Housner, Robert IRA BSSO Custodian                    3,000            *          3,000               0                     *
Kanovich, Sergei(14)                                  3,000            *          3,000               0                     *
JLR Profit Sharing Plan C(6) FBO Kenneth P. Cerruto   3,000            *          3,000               0                     *
Mench, James Frederick & Dorothy                      3,000            *          3,000               0                     *
Pallen, Glenn F. IRA Rollover(11)                     3,000            *          3,000               0                     *
Pine, Lawrence D.(17)                                 3,000            *          3,000               0                     *
Dolev, Roni(5)                                        2,300            *          2,300               0                     *
Plat, Lior(5)                                         2,300            *          2,300               0                     *
Gilboa, Pnina(5)                                      2,300            *          2,300               0                     *
Hagoon, Shimon(5)                                     2,300            *          2,300               0                     *
Ofir, Yaakov(5)                                       2,300            *          2,300               0                     *
Ben-Yosef, Zeev(5)                                    2,300            *          2,300               0                     *
Adamo, Frank(11)                                      2,000            *          2,000               0                     *
Caparelli, Richard F.(11)                             2,000            *          2,000               0                     *
Chapman, Sandra L.                                    2,000            *          2,000               0                     *
West, John L.(11)                                     2,000            *          2,000               0                     *
Satloff, Averell W.(5)(17)                            1,528            *          1,528               0                     *
Borgman, Lawrence(5)(11)                                156            *            156               0                     *
Burke, Dennis(5)(11)                                    156            *            156               0                     *
Kowitski, Steve(5)(11)                                  156            *            156               0                     *
Guzzi, Anthony(5)(11)                                    67            *             67               0                     *
Mando, Raymond A.(5)(11)                                 45            *             45               0                     *

----------

*     Less than 1.00%

(1) Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the Shares indicated as beneficially owned thereby.

(2) These share amounts include up to an aggregate of 555,000 Shares which may be issued to certain Selling Shareholders upon the exercise of the Warrants and 1,342,339 Shares which may be issued upon exercise of Options.

(3) In accordance with Rule 13d-3 of the Exchange Act, shares that are not outstanding, but that are issuable pursuant to the exercise of outstanding Warrants, all of which are exercisable within 60 days of the date of this Prospectus, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person. See "Description of Securities."

(4) With respect to the Selling Shareholders, it has been assumed that all Shares so offered will be sold.

(5)   Includes Shares underlying Warrants and/or Options.

(6) Dan Purjes is Chairman of the Company and Chairman of Josephthal & Co. Inc. See "Certain Transactions."

(7) Erez Shachar is President, Chief Executive Officer and a Director of the Company.

(8) WBM LLC is controlled by persons affiliated with Josephthal & Co. Inc. See "Certain Transactions."

(9) David Fuchs is a former Director of the Company, acted as the Company's Chief Financial Officer from April through October 1997 and is employed with Josephthal & Co. Inc. See "Certain Transactions."

(10) Scot Weisman is a former Director of the Company and is employed with Josephthal & Co. Inc. See "Certain Transactions."

(11)  Employee of Josephthal & Co. Inc. See "Certain Transactions."

(12)  Robert F. Hussey is a Director of the Company.

(13) Eitan Padan is the Company's Chief Financial Officer, Vice President of Finance and Secretary.

(14)  Employee of the Company.

(15) Michael Barnea acts as legal counsel in Israel to the Company through Shimonov Barnea & Co. See "Legal Matters."

(16)  Yoram Ben Porat is a Director of the Company.

(17)  Former employee of Josephthal & Co. Inc. See "Certain Transactions."

                              CERTAIN TRANSACTIONS

      Between September and December 1997, the Company effected a private offering of its Ordinary Shares in the United States, for which Josephthal acted as exclusive placement agent. The chairman of Josephthal, Dan Purjes, beneficially owns approximately 30.09% of the Company's Ordinary Shares, and other individuals affiliated with Josephthal beneficially own approximately 8.11% of the Company's Ordinary Shares. In addition, the chairman of Josephthal, Dan Purjes, is the Company's Chairman. As compensation for its services as the Company's exclusive placement agent, Josephthal received fees of $339,000 and warrants to purchase 400,000 Ordinary Shares at an exercise price of $1.00 per share. Payment to Josephthal in consideration for the banking services rendered by Josephthal to the Company has been approved by the Company's shareholders. An individual employed by Josephthal was the Company's acting Chief Financial Officer from April through October 1997 for which he received compensation of approximately $45,000 and another individual employed by Josephthal received $20,000 in compensation for his services as Chairman of the Board of Directors from April through October 1997. Three individuals that are either directors or former directors of the Company are also officers of Josephthal have been granted options under a company stock option plan to purchase in the aggregate 500,000 Ordinary Shares of Company at $1.25 per share.

      For a lease agreement with a former shareholder, see
"Business--Facilities" and "Business--Legal Proceedings."

      With regard to transactions involving Moshe Nur, also see notes 16h and 20 to the Financial Statements attached hereto.


                            DESCRIPTION OF SECURITIES

      Set forth below is a summary of certain information concerning the Company's capital stock and a brief description of certain provisions contained in the Memorandum of Association, the Articles of Association and certain statutory provisions. The Memorandum of Association and the Articles of Association have been filed as exhibits to the Registration Statement. Such summary and description do not purport to be complete statements of these provisions and are qualified in their entirety by reference to such exhibits.

      The authorized share capital of the Company consists of 20,000,000 Ordinary Shares, 10,880,000 of which are issued and outstanding, fully paid and non-assessable. See "Capitalization."

      Non-residents of Israel may freely hold and trade the Ordinary Shares pursuant to general and specific permits issued under Israel's Currency Control Law, 1978. Neither the Memorandum of Association nor the Articles of Association make any distinction between residents and non-residents of Israel with respect to the ownership of Ordinary Shares. None of the Memorandum of Association, the Articles of Association nor Israeli law make any distinction between residents and non-residents of Israel with respect to the voting rights related thereto.

      Holders of paid-up Ordinary Shares are entitled to participate equally in the payment of dividends and other distributions and, in the event of liquidation of the Company, in the distribution of assets after the discharge of liabilities to creditors. The Board may declare interim dividends, and may propose the final dividend with respect to any year out of unconsolidated profits available for dividends after statutory appropriation to capital reserves. Shareholder approval, in the form of an ordinary resolution (see below), is required for the declaration of a final dividend. The shareholders may approve a final dividend in the amount recommended by the Board or in a lesser amount (but not in a greater amount). If the shareholders do not approve the final dividend recommended by the Board, in whole or in part, the interim dividend may have to be returned. Ordinary Shares do not entitle their holders to preemptive rights.

      Each Ordinary Share is entitled to one vote on all matters to be voted on by shareholders, including the election of directors. The quorum required for action to be taken at a meeting of shareholders consists of two shareholders present in person or by proxy and holding in the aggregate more than 50% of all the outstanding voting rights of the Company. If a meeting is adjourned due to the lack of a quorum, one or more shareholders, holding not less than 33-1/3% of all the outstanding voting power attached to the Ordinary Shares, present in person or by proxy at the subsequent adjourned meeting will constitute a quorum. An ordinary resolution (for example, a resolution to approve the financial statements, to approve final dividends or to appoint the auditors) requires the affirmative vote of shareholders present and holding in person or by proxy a majority of the shares present. A special resolution (for example, a resolution to amend the Articles of Association, to authorize a change in capitalization or to adopt certain other major changes as specified in the Israeli Companies Ordinance) requires the affirmative vote of shareholders present in person or by proxy and holding shares conferring at least 75% of the votes cast with respect to the special resolution, at a meeting convened upon at least 21 days' notice. Certain resolutions relating to transactions involving principal shareholders require special approvals and disinterested shareholder approval. See "Certain Transactions."

      Holders of the Ordinary Shares do not have cumulative voting rights in the election of directors. Consequently, the holders of Ordinary Shares in the aggregate conferring more than 50% of the voting power represented in person or by proxy will have the power to elect all the directors. Holders of the remaining Ordinary Shares will not be able to elect any directors. The current principal shareholders of the Company may be able to elect all the members of the Board of Directors.

      Continental Stock Transfer & Trust Company is the transfer agent and registrar for the Ordinary Shares.

      The Ordinary Shares are on the Nasdaq National Market. However, there can be no assurance that an active public market for the Ordinary Shares will be sustained after the Offering. The Company currently has no present intention to list or quote its securities in Israel or other markets outside the United States; however, the Company may seek such listings if the Board determines that it is in the best interest of the Company to do so.

       COMMISSION POSITION ON INDEMNIFICATION FOR SECURITY ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                         SHARES ELIGIBLE FOR FUTURE SALE

      The Company has 10,880,000 Ordinary Shares outstanding. Of these shares, the 4,000,000 shares sold in this offering will be immediately freely tradable in the public market without restriction under the Securities Act, except for any shares purchased by an affiliate of the Company (as that term is defined under the rules and regulations of the Securities Act) which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. All of the remaining Ordinary Shares to be outstanding after the offering, 6,880,000 Ordinary Shares, will be "restricted securities" as that term in defined under Rule 144 and will not have been registered under the Securities Act. Such restricted shares may not be sold unless they are registered under the Securities Act or unless an exemption from registration is available under Rule 144 or otherwise under the Securities Act.

      In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of restricted Ordinary Shares as to which at least two years have elapsed from the later of the acquisition of such shares or in an amount that does not exceed the greater of
(i) one percent of the then outstanding shares of Ordinary Shares (108,800 shares based upon 10,880,000 shares outstanding), or (ii) if the Ordinary Shares are then quoted on Nasdaq or a national securities exchange, the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the three months prior to a sale by such person and at least three years have lapsed from the acquisition of the shares is entitled to sell them without regard to the volume, manner of sale, or notice requirements of Rule 144.


                     EXCHANGE CONTROLS AND OTHER LIMITATIONS
                           AFFECTING SECURITY HOLDERS

       Non-residents of Israel will be able to receive dividends, if declared, and any amounts payable upon the dissolution, liquidation or winding-up of the affairs of the Company. Any such payments will be paid in freely repatriable non-Israeli currencies (including U.S. dollars). Such payments, if made, shall be made pursuant to a general permit issued by the Controller under the Currency Control Law,

1978 (the "Currency Control Law").

      In May 1998, a new "general permit" was issued, which removed most of the restrictions prohibited under the law, and thus enabled Israeli citizens to freely invest outside of Israel and freely convert Israeli currency into non-Israeli currencies.


                ISRAELI TAXATION AND FOREIGN EXCHANGE REGULATIONS

      The following is a summary of the current tax laws of the State of Israel as they relate to the Company and its shareholders. This summary does not discuss all aspects of Israeli tax law that may be relevant to a particular investor in light of his personal investment circumstances or to certain types of investors subject to special treatment under Israeli law (for example, traders in securities or persons that own, directly or indirectly, 10% or more of the Company's outstanding voting stock). The following also includes a discussion of certain Israeli government programs benefiting various Israeli businesses such as the Company. To the extent that the discussion is based on new legislation yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future. This discussion is not intended and should not be construed as legal or professional tax advice, and does not cover all possible tax considerations.

General Corporate Tax Structure

      The Company is subject to corporate tax in Israel. Commencing in the tax year 1993 through and including 1996, the regular rate of corporate tax to which Israeli companies are subject decreased 1% each year, i.e., from 39% in 1993 down to 36% in 1996 and thereafter. However, the effective rate payable by a company which derives income from an "Approved Enterprise" (as further discussed below) may be considerably less. See "--Law for the Encouragement of Capital Investments, 1959."

Taxation Under Inflationary Conditions

      The Income Tax Law (Adjustment for Inflation), 1985 (the "Adjustment for Inflation Law") attempts to overcome some of the problems experienced in a traditional tax system by an economy experiencing rapid inflation, which was the case in Israel at the time the Adjustment for Inflation Law was enacted. Generally, the Adjustment for Inflation Law was designed to neutralize for Israeli tax purposes the erosion of capital investments in businesses and to prevent unintended tax benefits resulting from the deduction of inflationary financing expenses. The Adjustment for Inflation Law applies a supplementary set of inflationary adjustments to a normal taxable profit computed according to regular historical cost principles.

      The Adjustment for Inflation Law introduced a special tax adjustment for the preservation of equity based on changes in the Israeli CPI whereby certain corporate assets are classified broadly into fixed (inflation resistant) assets and non-fixed assets. Where shareholders' equity, as defined in the Adjustment for Inflation Law, exceeds the depreciated cost of fixed assets, a corporate tax deduction which takes into account the effect of inflationary change on such excess in allowed (up to a ceiling of 70% of taxable income for companies in any single tax year, with the unused portion permitted to be carried forward on a linked basis with no ceiling). If the depreciated cost of fixed assets exceeds shareholders' equity, then such excess multiplied by the annual rate of inflation is added to taxable income.

      In addition, subject to certain limitations, depreciation on fixed assets and losses carried forward are adjusted for inflation based on changes in the Israeli CPI. The net effect of the Adjustment for Inflation Law on the Company might be that the Company's taxable income, as determined for Israeli corporate tax purposes, will be different than the Company's U.S. dollar income, as reflected in its financial statements, due to the difference between the annual changes in the CPI and in the NIS exchange rate with respect to the U.S. Dollar, causing changes in the actual tax rate.

Law for the Encouragement of Industry (Taxes), 1969

      The Company currently qualifies as an "Industrial Company" within the definition of the Law for the Encouragement of Industry (Taxes), 1969 (the "Industry Encouragement Law"). According to the Industry Encouragement Law, an "Industrial Company" is a company resident in Israel, at least 90% of the income of which in any tax year (exclusive of income from defense loans, capital gains, interest and dividends), is derived from an "Industrial Enterprise" owned by it. An "Industrial Enterprise" is defined by that law as an enterprise whose major activity in a given tax year is industrial production activity.

      Included among the tax benefits for an Industrial Company are deductions of 12.5% per annum of the purchase price of a good-faith acquisition of a patent or of know-how, an election under certain conditions to file a consolidated return and accelerated depreciation rates on equipment and buildings.

      Eligibility for the benefits under the Industry Encouragement Law is not subject to receipt of prior approval from any governmental authority. No assurance can be given that the Company will continue to qualify as an "Industrial Company" or that the benefits described above will be available in the future.

Law for the Encouragement of Capital Investments, 1959

      The Law for the Encouragement of Capital Investments, 1959, as amended (the "Investment Law") provides that a capital investment in production facilities (or other eligible facilities) may, upon application to the Israel Investment Center, be designated as an Approved Enterprise. Each certificate of approval for an Approved Enterprise relates to a specific program delineated both by its financial scope, including its capital sources, and its physical characteristics, i.e., the equipment to be purchased and utilized pursuant to the program. The tax benefits derived from any such certificate of approval relate only to taxable profits attributable to the specific Approved Enterprise.

      Taxable income of a company derived from an Approved Enterprise designated as such after October 30, 1978, is subject to corporate tax at the rate of 25% (rather than the 1998 regular corporate tax rate of 36%) throughout the "Benefit Period"--a period of seven years commencing with the year in which the Approved Enterprise first generated taxable income (limited to the earlier of twelve years from the commencement of production or fourteen years from the date of approval) and, under certain circumstances, extending to a maximum of ten years therefrom. In the event a company operates under more than one approval or only part of its capital investments are approved (a "Mixed Enterprise"), its effective corporate tax rate is the result of a weighted combination of the various applicable rates.

      In addition, a company owning an Approved Enterprise approval after April 1, 1986 (or prior thereto, provided no government grants or loans had previously been granted in respect to such enterprise) may elect to forego certain government grants extended to its Approved Enterprise in exchange for an "alternative package" of tax benefits (the "Alternative Package"). Under the Alternative Package, a company's undistributed income derived from an Approved Enterprise will be exempt from corporate tax for a period of between two and ten years, depending on the geographic location of the Approved Enterprise within Israel, and such company will be eligible for the tax benefits under the Investment Law described above for the remainder of the Benefits Period.

      Part of the Company's production facilities have been granted the status of "Approved Enterprise" under the Investment Law, under two separate investment plans. The implementation of the investments under the first plan was finalized in 1993. The implementation of the second plan is expected to be finalized in 1998.

      According to the provisions of the Investment Law, the Company chose to enjoy "alternative benefits"--waiver of grants in return for tax exemption. Accordingly, the Company's income from the Approved Enterprise will be tax-exempt for a period of two and four years for the first and second plans, respectively, commencing with the year it first earns taxable income, and subject to corporate tax at the rate of 25%, for additional periods of five and three years, for the first and second plans, respectively.

      The period of tax benefits, detailed above, is subject to limits of 12 years from the commencement of production, or 14 years from receiving the approval, whichever is earlier. Given the above mentioned conditions, the period of benefits for the first plan commenced in the year 1994 and will terminate in the year 2000, and the period of benefits for the second plan has not yet commenced.

      If dividends are distributed out of such tax-exempt profits, the Company will be liable for corporate tax at the rate which would have been applied if it had not chosen the alternative tax benefits (currently 25% for an "Approved Enterprise"). Therefore, income derived from the

Company's "Approved Enterprise" status is not available for distribution to shareholders as a dividend. See Note 20(a) to the Company's Financial Statements.

      The dividend recipient is taxed at the reduced rate applicable to dividends from Approved Enterprises (15%), if the dividend is distributed during the tax exemption period or within a specified period thereafter, or for an unlimited period in the case of a "Foreign Investors' Company" -- a company over 25% foreign-owned with an approved enterprise. This tax must be withheld by the company at source, regardless of whether the dividend is converted into foreign currency. See "--Capital Gains and Income Taxes Applicable to Non-Israeli Shareholders."

      Subject to certain provisions concerning income subject to the Alternative Package, all dividends are considered to be attributable to the entire enterprise, and the effective tax rate is the result of a weighted combination of the various applicable tax rates.

      The Investment Law also provides that an Approved Enterprise is entitled to accelerated depreciation on its property and equipment that are included in an approved investment program.

      Grants and certain other incentives received by a company in accordance with the Investment Law remain subject to final ratification by the Israel Investment Center, such ratification being conditional upon fulfillment of all terms of the approved program. Failure to comply with all such terms may require the return of such grants and incentives (inclusive of interest as of the date of the grant).

      Receipt of grants and tax benefits from the OCS and the Marketing Fund and under the Company's existing "Approved Enterprise" status and any new programs, if and when approved, are or will be, as the case may be, subject to various conditions. The tax benefits derived from the Company's "Approved Enterprise" status are conditioned upon fulfillment of the conditions stipulated by the Investment Law, the regulations promulgated thereunder and the criteria set forth in the certificate of approval issued pursuant to the Investment Law. In the event of a failure by the Company to comply with these conditions and criteria, the grants and tax benefits could be canceled, in whole or in part, and the Company would be required to refund the amount of the canceled benefits, adjusted for inflation and interest. Management believes that the Company has operated and will continue to operate in compliance with all the "Approved Enterprise" conditions and criteria applicable to it from the OCS, the Marketing Fund and its "Approved Enterprise" status, although there can be no assurance of this, and that the likelihood is remote that it will be required to refund grants or tax benefits that it derives from the OCS, the Marketing Fund and under its "Approved Enterprise" status. There can be no assurance that the funding and tax benefits will continue. See "Risk Factors--We Rely Upon Government Grants, Tax Benefits, and Other Funding From Third Parties" and "Business--Research and Development."

Capital Gains and Income Taxes Applicable to Non-Israeli Shareholders

      Under existing regulations, any capital gain realized by an individual shareholder with respect to the Ordinary Shares acquired on or after the registration of such shares will be exempt from Israeli Capital Gains Tax if the Ordinary Shares are listed on an approved foreign securities market (which term includes the Nasdaq in the United States) and provided that the Company continues to qualify as an Industrial Company under Israeli law, and provided the individual does not hold such shares for business purposes.

      Upon a distribution of dividends other than bonus shares (stock dividends), income tax is generally withheld at source at the rate of 25% (or the lower rate payable with respect to Approved Enterprises, see "--Law for the Encouragement of Capital Investments, 1959"), unless a double taxation treaty is in effect between Israel and the shareholder's country of residence that provides for a lower tax rate in Israel on dividends.

      A tax treaty between the United States and Israel (the "Treaty"), effective since January 1, 1995, provides for a maximum tax of 25% on dividends paid to a resident of the United States (as defined in the Treaty). Dividends distributed by an Israeli company and derived from the income of an approved enterprise are subject to a 15% dividend withholding tax. The Treaty further provides that a 12.5% Israeli dividend withholding tax would apply to dividends paid to a United States corporation owning 10% or more of an Israeli company's voting stock. The 12.5% rate applies only on dividends from a company that does not have an "Approved Enterprise" in the applicable period.

      A non-resident of Israel who has had dividend income derived or accrued in Israel from which tax was withheld at source is currently exempt from the duty to file an annual Israeli tax return with respect to such income, provided such income was not derived from a business carried on in Israel by such non-resident and that such non-resident does not derive other non-passive income from sources in Israel. Proposals are being formulated to expand the requirement to file annual Israeli tax returns.

Tax Benefits for Research and Development

      Israeli tax law allows under certain conditions a tax deduction in the year incurred for expenditures (including non-depreciable capital expenditures) in scientific research and development projects, if the expenditures are approved by the relevant Israeli Government Ministry (determined by the field of research) and the research and development is for the promotion of the enterprise and is carried out by or on behalf of the company seeking such deduction. Expenditures not so approved are deductible over a three-year period. However, according to recent Israeli Supreme Court decisions, expenditures made out of the proceeds of government grants are not deductible, i.e., the Company will be able to deduct the unfunded portion of the research and development expenditures and not the gross amount.

                U.S. TAX CONSIDERATIONS REGARDING ORDINARY SHARES

      The following summary describes certain of the principal United States federal income tax consequences relating to an investment in Ordinary Shares as of the date hereof. The summary is based on the Internal Revenue Code of 1986 (the "Code"), and existing final, temporary and proposed Treasury Regulations, Revenue Rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The Company will not seek a ruling from the Internal Revenue Service (the "IRS") with regard to the United States federal income tax treatment relating to an investment in Ordinary Shares and, therefore, there can be no assurance that the IRS will agree with the conclusions set forth below. The summary does not purport to address all federal income tax consequences that may be relevant to particular investors. For example, the summary applies only to Holders who hold Ordinary Shares as a capital asset within the meaning of
Section 1221 of the Code, and does not address the tax consequences that may be relevant to investors in special tax situations (including, for example, insurance companies, tax-exempt organizations, dealers in securities or currency, banks or other financial institutions, investors that hold Ordinary Shares as part of a hedge, straddle or conversion transaction, or Holders that own, directly or indirectly, five percent or more of the Company's outstanding Ordinary Shares). Further, it does not address the alternative minimum tax consequences of an investment in Ordinary Shares or the indirect consequences to Holders of equity interests in investors in Ordinary Shares. ACCORDINGLY, PERSONS CONSIDERING THE PURCHASE OF ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

      For purposes of this discussion, "Company" refers to NUR Macroprinters Ltd., and "U.S. Holder" means a Holder of Ordinary Shares that is a citizen or resident of the United States, a partnership or corporation created or organized in the United States or any State thereof (including the District of Columbia), or an estate or trust the income of which is subject to United States federal income tax on a net income basis with respect to Ordinary Shares. The term "non-U.S. Holder" refers to any Holder of Ordinary Shares other than a U.S. Holder.

Taxation Of U.S. Holders

      Distributions on Ordinary Shares. Distributions made by the Company with respect to Ordinary Shares generally will constitute dividends for federal income tax purposes and will be taxable to a U.S. Holder as ordinary income to the extent of the Company's undistributed current or accumulated earnings and profits (as determined for United States federal income tax purposes). Distributions in excess of the Company's current or accumulated earnings and profits will be treated first as a nontaxable return of capital reducing the U.S. Holder's tax basis in the Ordinary Shares, thus increasing the amount of any gain (or reducing the amount of any loss) which might be realized by such Holder upon the sale or exchange of such Ordinary Shares. Any such distributions in excess of the U.S. Holder's tax basis in the Ordinary Shares will be treated as capital gain to the U.S. Holder and will be either long term or short term capital gain depending upon the U.S. Holder's federal income tax holding period for the Ordinary Shares. Dividends paid by the Company generally will not be eligible for the dividends received deduction available to certain United States corporate shareholders under Code Sections 243 and 245. The amount of any cash distribution paid in a foreign currency will equal the U.S. dollar value of the distribution, calculated by reference to the exchange rate in effect at the time the dividends are received. A U.S. Holder should not recognize any foreign currency gain or loss if such foreign currency is converted into U.S. dollars on the day received. If a U.S. Holder does not convert the foreign currency into U.S. dollars on the date of receipt, however, such Holder may recognize gain or loss upon a subsequent sale or other disposition of the foreign currency (including an exchange of the foreign currency for U.S. dollars). Such gain or loss, if any, will be ordinary income or loss for United States federal income tax purposes.

      Subject to certain conditions and limitations, any Israeli withholding tax imposed upon distributions which constitute dividends under United States income tax law will be eligible for credit against a U.S. Holder's federal income tax liability. Alternatively, a U.S. Holder may claim a deduction for such amount, but only for a year in which a U.S. Holder elects to do so with respect to all foreign income taxes. The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by the Company with respect to Ordinary Shares will generally constitute "passive income."

      Sale or Exchange of Ordinary Shares. A. U.S. Holder of Ordinary Shares generally will recognize capital gain or loss upon the sale or exchange of the Ordinary Shares measured by the difference between the amount realized and the U.S. Holder's tax basis in the Ordinary Shares. Gain or loss will be computed separately for each block of shares sold (shares acquired separately at different times and prices). The gain or loss on such disposition will be long term capital gain or loss if the Ordinary Shares had been held for more than one year. The deductibility of capital losses is restricted and generally may only be used to reduce capital gains to the extent thereof. However, individual taxpayers generally may deduct annually $3,000 of capital losses in excess of their capital gains.

      Passive Foreign Investment Company. A foreign corporation generally will be treated as a "passive foreign investment company" ("PFIC") if, after applying certain "look-through" rules, either (i) 75% or more of its gross income is passive income or (ii) 50% or more of the average value of its assets is attributable to assets that produce or are held to produce passive income. Passive income for this purpose generally includes dividends, interest, rents, royalties and gains from securities and commodities transactions. The look-through rules require a foreign corporation that owns at least 25%, by value, of an operating subsidiary to treat that proportion of the subsidiaries assets and income as held or received directly by the foreign parent.

      The Company does not believe that it is currently a PFIC nor does it anticipate that it will be a PFIC in the future because it expects that less than 75% of its annual gross income will be passive income and less than 50% of its assets will be passive assets, based on the look-through rules, the current income and assets of the Company and its subsidiaries, and the manner in which the Company and its subsidiaries are anticipated to conduct their businesses in the future. However, there can be no assurance that the Company is not or will not be treated as a PFIC in the future. If the Company were to be treated as a PFIC, all U.S. Holders may be required, in certain circumstances, to pay an interest charge together with tax calculated at maximum rates on certain "excess distributions," including any gain on the sale of Ordinary Shares. In order to avoid this tax consequence, a U.S. Holder (i) may be permitted to make a "qualified electing fund" election, in which case, in lieu of such treatment would be required to include in their taxable income certain undistributed amounts of the Company's income or (ii) may elect to mark-to-market the Ordinary Shares and recognize ordinary income (or possible ordinary loss) each year with respect to such investment and on the sale or other disposition of the Ordinary Shares. Neither the Company nor its advisors have the duty to or will undertake to inform U.S. Holders of changes in circumstances that would cause the Company to become a PFIC. U.S. Holders should consult their own tax advisors concerning the status of the Company as a PFIC at any point in time after the date of this Prospectus. The Company does not currently intend to take the action necessary for a U.S. Holder to make a "qualified electing fund" election in the event the Company is determined to be a PFIC.

      Foreign Personal Holding Company. A foreign corporation may be classified as a foreign personal holding company (a "FPHC") for federal income tax purposes if both of the following tests are satisfied: (i) at any time during the taxable year five or fewer individuals who are United States citizens or residents own or are deemed to own (under certain attribution rules) more than 50% of its stock (vote or value) and (ii) at least 60% (50% for years subsequent to the year in which it becomes a FPHC) of its gross income (regardless of its source), as specifically adjusted, "is foreign personal holding company income," which includes dividends, interest, rents, royalties and gain from the sale of stock or securities.

      The Company does not believe that it is currently a FPHC nor does it anticipate that it will be a FPHC in the future; however, no assurance can be given that the Company is not or will not become a FPHC as a result of future changes of ownership or changes in the nature of the income of the Company. If the Company were to be classified as a FPHC, each U.S. Holder would be required to include in income as a taxable constructive dividend its pro rata share of the Company's undistributed foreign personal holding company income.

Taxation Of Non-U.S. Holders

      Distributions on Ordinary Shares. Distributions made by the Company with respect to the Ordinary Shares to non-U.S. Holders who are not engaged in the conduct of a trade or business within the United States will be subject to United States federal income tax only if 25% or more of the gross income of the Company (from all sources for the three-year period ending with the close of the taxable year preceding the declaration of the distribution) was effectively connected with the conduct of a trade or business in the United States by the Company. The Company does not anticipate engaging in the conduct of a trade or business within the United States, except through its subsidiaries. However, if the 25% threshold for such period is exceeded, a portion of any distribution paid by the Company to a non-U.S. Holder could be subject to federal income tax withholding at the rate of 30%; the portion of the distribution that could be subject to withholding would correspond to the portion of the Company's gross income for the period that is effectively connected to its conduct of a trade or business within the United States.

      Sale or Exchange of Ordinary Shares. A non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the sale or exchange of Ordinary Shares if such Holder has no connection with the United States other than holding the Ordinary Shares and in particular (i) such gain is not effectively connected with a trade or business in the United States of the non-U.S. Holder, (ii) in the case of a non-U.S. Holder who is an individual which has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States, such non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of such disposition, and (iii) the Company is not and has not been at any time within 5 years preceding such disposition a "U.S. real property holding corporation" (a "USRPHC") for federal income tax purposes.

      The Company believes that it is not and does not currently intend to become a USRPHC, but no assurance can be given that the Company is not or will not become a USRPHC in the future. In general, if the Company is determined to be a USRPHC then non-U.S. Holders may be subject to United States federal income tax on the sale or exchange of the Ordinary Shares, and to withholding at a rate of 10% on any such disposition. However, a non-U.S. Holder will not be subject to these special rules even if the Company is determined to be a USRPHC provided that (i) such non-U.S. Holder did not at any time during the five years ending on the date of sale or disposition actually or constructively own more than 5% of the Ordinary Shares of the Company and (ii) the Ordinary Shares are then "regularly traded" on an established securities market in the United States. Since the Ordinary Shares are traded on the Nasdaq stock market and since it is regularly quoted by broker dealers, the Ordinary Shares should be considered to be "regularly traded" on an established securities market. However, it is possible to interpret the current Temporary Regulations as concluding that the Ordinary Shares will not be considered "regularly traded" at any time during which 50% or more thereof is owned by 100 or fewer persons, which will be the case as of the date of this Prospectus.

      United States Business. A non-U.S. Holder engaged in a trade or business in the United States whose income from the Ordinary Shares (including gain from the sale or exchange thereof) is effectively connected with the conduct of such trade or business will generally be subject to regular United States federal income tax on such income in the same manner as if it were a U.S. Holder. In addition, if such a Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

Backup Withholding

      Distributions made by the Company with respect to the Ordinary Shares and the gross proceeds received from the disposition of the Ordinary Shares may be subject to certain information reporting to the IRS and to a 31% backup withholding tax. However, backup withholding generally will not apply to payments made to certain exempt recipients (such as a corporation or financial institution) or to a Holder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against such Holder's United States federal income tax liability.


                              PLAN OF DISTRIBUTION

      This Prospectus covers the sale of Shares by the Selling Shareholders. As used herein, "Selling Shareholders" includes donees and pledgees selling shares received from a named Selling Shareholder after the date of this Prospectus. Any distribution of any such securities by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may change from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the Nasdaq National Market or on such other market or exchange on which the securities are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices; (d) through put or call options transactions relating to the Shares, or through short sales of Shares at market prices prevailing at the time of sale or at negotiated prices; or (e) by any other legally available means.

      The Company will not receive any proceeds from the sale of the Shares offered hereby. The aggregate proceeds to the Selling Shareholders from the securities offered hereby will be the offering price less applicable commissions or discounts, if any. There is no assurance that the Selling Shareholders will sell any of the securities offered hereby.

      The Selling Shareholders and such underwriters, brokers, dealers or agents, upon effecting a sale of securities, may be considered "underwriters" as that term is defined in the Securities Act. The Selling Shareholders will be subject to the Prospectus delivery requirements because the Selling Shareholders may be deemed to be "underwriters" within meaning of Section 11 of the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such securities as agents for others or as principals for their own account. (Compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders will pay any sales commissions or similar selling expenses applicable to the sale of

Shares. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

      Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

      Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market activities for the Ordinary Shares for a period of five business days prior to the commencement of such distribution. In addition, each Selling Shareholder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market activities for the Ordinary Shares.

      At the time a particular offering of securities is made, to the extent required, a Prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. In addition, upon the Company being notified by a Selling Shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this Prospectus will be filed.

      In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.

      The Company has agreed that it will bear all costs, expenses and fees in connection with the registration or qualification of the Shares under federal and state securities laws. The Company and each Selling Shareholder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the securities, including liabilities arising under the Securities Act.


                                  LEGAL MATTERS

      Certain legal matters with respect to the Ordinary Shares offered hereby will be passed upon for the Company by Shimonov Barnea & Co., Israel.

                                    EXPERTS

      The Consolidated Financial Statements of the Company at December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus have been audited by Kost Forer & Gabbay (a member of Ernst & Young International), independent auditors, as set forth in their report thereon appearing elsewhere herein which, as to the years 1996 and 1997, are based in part on the report of another, independent auditor. Such Consolidated Financial Statements are set forth in reliance upon the report of such firm given upon the authority as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

      The Company has filed with the Commission a Registration Statement on form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement and the exhibits and schedules filed as part thereof. The Registration Statement, including the exhibits and schedules thereto, may be inspected, without charge, at the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C., and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York, and 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http:\\www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

                                 ISA EXEMPTION

      The Company will request the Israel Securities Authority to grant the Company an exemption from the obligation to publish this Prospectus in the manner required pursuant to the prevailing laws of the State of Israel.

                                              NUR MACROPRINTERS LTD.
                                    (Formerly: Nur Advanced Technologies Ltd.)

                                           INDEX TO FINANCIAL STATEMENTS


CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                           Page
                                                                                                           ----

    Report of Independent Auditors                                                                          F-2

    Consolidated Balance Sheets as of December 31, 1996 and 1997                                         F-3 - F-4

    Statements of Operations for the Years Ended December 31, 1995, 1996 and 1997                           F-5

    Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1995,
      1996 and 1997                                                                                         F-6

    Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997                        F-7 - F-9

    Notes to Consolidated Financial Statements                                                          F-10 - F-46


UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS


    Consolidated Balance Sheets as of June 30, 1997 and 1998                                            F-48 - F-49

    Consolidated Statements of Operations for the Six Months Ended June 30, 1997
      and 1998                                                                                             F-50

    Statements of Changes in Shareholders' Equity for the Six Months Ended June 30, 1997
      and 1998                                                                                             F-51

    Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1997
      and 1998                                                                                          F-52 - F-53

    Notes to Consolidated Financial Statements                                                          F-54 - F-55

                             - - - - - - - - - - - -

[Letterhead Kost Forer & Gabbay]

                               KOST FORER & GABBAY
                                   A MEMBER OF
                           ERNST & YOUNG INTERNATIONAL


                         REPORT OF INDEPENDENT AUDITORS

                             To the Shareholders of

                             NUR MACROPRINTERS LTD.
                   (Formerly: Nur Advanced Technologies Ltd.)


         We have audited the accompanying consolidated balance sheets of Nur Macroprinters Ltd. (formerly: Nur Advanced Technologies Ltd.) ("the Company") and its subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of operations, changes in shareholders' equity and consolidated cash flows for the years then ended, and the statements of operations, changes in shareholders' equity and cash flows of the Company for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of a subsidiary, whose statements reflect total assets constituting 3.8% and 4.9% of consolidated total assets as of December 31, 1996 and 1997 and total revenues constituting 18% and 14% of the related consolidated total revenues for the years ended December 31, 1996 and 1997, respectively. These statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as is relates to data included for these subsidiaries, is based solely on the reports of the other auditors.

         We conducted our audits in accordance with generally accepted auditing standards in the United States and Israel, including those prescribed by the Israeli Auditors' Regulations (Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 1996 and 1997 and the related consolidated results of their operations and cash flows for the years then ended, and the results of operations and cash flows of the Company for the years ended December 31, 1995, in conformity with generally accepted accounting principles in Israel. As applicable to the Company's financial statements, generally accepted accounting principles in the United States and in Israel are identical in all material aspects.

Tel-Aviv, Israel                                KOST, FORER and GABBAY
March 9  , 1998                         Certified Public Accountants (Israel)
                                       A Member of Ernst & Young International
Except for comprehensive income data
included in the statements of  changes
in shareholders' equity for which date
is October 20, 1998.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                         December 31,
                                                                           ------------------------------------------
                                                                                1996                     1997
                                                                           ----------------        ------------------
                                                                                   U.S. dollars in thousands
                                                                           ------------------------------------------
    ASSETS

CURRENT ASSETS (Note 21):
  Cash and cash equivalents (Note 3)                                               1,738                   1,234
  Trade receivables (net of allowance for doubtful accounts:
    $ 606 and $ 540 as of December 31, 1996 and 1997,
    respectively) (Note 4)                                                         4,213                   5,981
  Other accounts receivable and prepaid expenses      (Note 5)                     1,749                   1,745
  Inventories (Note 6)                                                             2,569                   2,252
                                                                           ----------------        ------------------
Total current assets                                                              10,269                  11,212
                                                                           ----------------        ------------------
LONG-TERM INVESTMENTS:
  Restricted long term bank deposit                                                    -                     150
  Long-term trade receivables (Note 7)                                                90                       -
  Prepaid expenses                                                                   368                     137
  Severance pay funds (Note 15)                                                      224                     262
                                                                           ----------------        ------------------
Total long-term investments                                                          682                     549
                                                                           ----------------        ------------------
PROPERTY AND EQUIPMENT (Note 8):
  Cost                                                                             1,024                   2,444
  Less - accumulated depreciation                                                    343                     803
                                                                           ----------------        ------------------
                                                                                     681                   1,641
                                                                           ----------------        ------------------
OTHER ASSETS, net (Note 9)                                                           529                     381
                                                                           ----------------        ------------------
Total assets                                                                      12,161                  13,783
                                                                           ================        ==================

The accompanying notes are an integral part of the financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                          December 31,
                                                                           --------------------------------------------
                                                                                1996                      1997
                                                                           ----------------        --------------------
                                                                                    U.S. dollars in thousands
                                                                           --------------------------------------------
    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES (Note 21):
  Short-term bank loans (Note 11)                                                  1,462                     652
  Current maturities of long-term bank loans (Note 14)                               818                     527
  Trade payables (Note 12)                                                         4,437                   3,216
  Accrued expenses and other liabilities (Note 13)                                 1,517                   2,126
  Customer advances                                                                1,345                      17
                                                                           ----------------        --------------------
Total current liabilities                                                          9,579                   6,538
                                                                           ----------------        --------------------
LONG-TERM LIABILITIES:
  Long-term bank loans, net (Note 14)                                                408                   1,076
  Accrued severance pay (Note 15)                                                    338                     358
                                                                           ----------------        --------------------
Total long-term liabilities                                                          746                   1,434
                                                                           ----------------        --------------------
MINORITY INTEREST                                                                      -                      26
                                                                           ----------------        --------------------
SHAREHOLDERS' EQUITY:
  Share capital (Note 19):
    Common Shares of NIS 1 per nominal value:
      Authorized: 20,000,000
      Issued and outstanding: 6,880,000 Common Shares
      as of December 31, 1996
      10,880,000 Common Shares as of December 31, 1997                             1,593                   2,729
  Additional paid-in capital                                                      11,916                  14,383
  Other comprehensive income                                                         109                     (30)
  Accumulated deficit                                                            (11,782)                (11,297)
                                                                           ----------------        --------------------
Total shareholders' equity                                                         1,836                   5,785
                                                                           ----------------        --------------------
Total liabilities and shareholders' equity                                        12,161                  13,783
                                                                           ================        ====================

The accompanying notes are an integral part of the financial statements.

        March 9, 1998
---------------------------------          ----------------------------------          -------------------------------
      Date of approval of                            Erez Shachar                                Dan Purjes
      financial statements                           President and                            Chairman of the
                                                Chief Executive Officer                      Board of Directors

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                   Year ended December 31,
                                                                ---------------------------------------------------------------
                                                                       1995                   1996                  1997
                                                                -------------------    -------------------    -----------------
                                                                   The Company            Consolidated          Consolidated
                                                                -------------------    -------------------    -----------------
                                                                                  U.S. dollars in thousands,
                                                                                   except per share amounts
                                                                ---------------------------------------------------------------
Revenues (Note 22a-c)
  Sales of printers and related products                               13,824                 13,639                 18,874
  Sales of printed materials                                                -                  2,998                  3,085
                                                                -------------------    -------------------    -----------------
                                                                       13,824                 16,637                 21,959
                                                                -------------------    -------------------    -----------------
Cost of revenues:
  Cost of sales of printers and related products
    (Note 22d)                                                          9,374                 11,528                  9,627
  Cost of sales of printed materials (Note 22e)                             -                  2,008                  1,684
                                                                -------------------    -------------------    -----------------
                                                                        9,374                 13,536                 11,311
                                                                -------------------    -------------------    -----------------
Gross profit                                                            4,450                  3,101                 10,648
                                                                -------------------    -------------------    -----------------
Research and development expenses
  (Note 22f)                                                            1,040                  1,530                  1,726
Less - royalty-bearing grants                                             306                    372                     43
                                                                -------------------    -------------------    -----------------

Research and development expenses, net                                    734                  1,158                  1,683
                                                                -------------------    -------------------    -----------------
Selling and marketing expenses, net (Note 22g)                          1,039                  4,823                  4,620
General and administrative
  expenses (Note 22h)                                                   1,187                  2,560                  3,439
Write-off of debts of related parties (Note 22j)                            -                  3,757                      -
                                                                -------------------    -------------------    -----------------

                                                                        2,226                 11,140                  8,059
                                                                -------------------    -------------------    -----------------
Operating income (loss)                                                 1,490                 (9,197)                   906
Financial expenses, net (Note 22i)                                        205                    589                    320
Gain on marketable securities                                              12                     22                      -
Other income (expenses), net                                              110                     76                     (8)
                                                                -------------------    -------------------    -----------------

Income (loss) before taxes on income                                    1,407                 (9,688)                   578
Taxes on income (Note 20e)                                                221                    400                     67
                                                                -------------------    -------------------    -----------------

Income (loss) after taxes on income                                     1,186                (10,088)                   511
Minority interest in earnings of subsidiary                                 -                      -                    (26)
Equity in losses of a 50%-owned
  joint venture (Note 22k)                                             (1,125)                     -                      -
                                                                -------------------    -------------------    -----------------
Net income (loss) for the year                                             61                (10,088)                   485
                                                                ===================    ===================    =================

Basic and diluted earnings (loss) per share
  (Note 2j)                                                              0.01                 (1.47)                  0.07
                                                                ===================    ===================    =================
Weighted average number of shares used in
  computing basic and diluted earnings (loss)
  per share                                                         4,904,118              6,880,000              7,293,640
                                                                ===================    ===================    =================

The accompanying notes are an integral part of the financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                               Number of
                                                shares
                                              outstanding
                                             ------------                    Additional         Other
                                                Common        Share            paid-in      comprehensive         Retained
                                                shares       capital           capital          income            earnings
                                             ------------   ------------    ------------    ---------------    ----------------
                                                             U.S. dollars in thousands
                                             ------------------------------------------------------------------------------------
Balance as of January 1, 1995                   4,110,801          671             2,174              (17)            (2,140)
-----------------------------
Comprehensive income:
Net income for the year                                 -            -                 -                -                 61

Other comprehensive income:
Foreign currency translation adjustments                -            -                 -               65                  -

Comprehensive income                                    -            -                 -                -                  -

Settlement of liability to a company
  under common control                                  -            -                 -                -                385
Issuance of shares, net                         1,795,614          598             6,957                -                  -
Debentures converted into shares                  973,585          324             2,559                -                  -
Amortization of deferred compensation                   -            -               177                -                  -
                                             ------------   ------------    ------------    ---------------    ----------------
Balance as of December 31, 1995                 6,880,000        1,593            11,867               48             (1,694)
-------------------------------

Comprehensive income:
Net loss for the year                                   -            -                 -                -            (10,088)

Other comprehensive income:
Foreign currency translation adjustment                 -            -                 -               61                  -

Comprehensive income                                    -            -                 -                -                  -

Amortization of deferred compensation                   -            -                49                -                  -
                                             ------------   ------------    ------------    ---------------    ----------------
Balance as of December 31, 1996                 6,880,000        1,593            11,916              109            (11,782)
-------------------------------

Comprehensive income:
Net income for the year                                 -            -                 -                -                485

Other comprehensive income:
Foreign currency translation adjustment                 -            -                 -             (139)                 -

Comprehensive income                                    -            -                 -                -                  -

Issuance of shares, net                         4,000,000        1,136             2,376                -                  -
Amortization of deferred compensation                   -            -                91                -                  -
                                             ------------   ------------    ------------    ---------------    ----------------
Balance as of December 31, 1997                10,880,000        2,729            14,383              (30)           (11,297)
-------------------------------
                                             ============   ============    ============    ===============    ================

                                                                         Total
                                              Comprehensive      shareholders'
                                                 income              equity
                                              ---------------    ---------------
                                                   U.S. dollars in thousands
                                              ----------------------------------
Balance as of January 1, 1995                                              688
-----------------------------
Comprehensive income:
Net income for the year                                 61                  61
                                              ---------------
Other comprehensive income:
Foreign currency translation adjustments                65                  65
                                              ===============
Comprehensive income                                   126
                                              ===============
Settlement of liability to a company
  under common control                                                     385
Issuance of shares, net                                                  7,555
Debentures converted into shares                                         2,883
Amortization of deferred compensation                                      177
                                                                 ---------------
Balance as of December 31, 1995                                         11,814
-------------------------------

Comprehensive income:
Net loss for the year                              (10,088)            (10,088)
                                              ---------------
Other comprehensive income:
Foreign currency translation adjustment                 61                  61
                                              ---------------
Comprehensive income                               (10,027)                  -
                                              ===============
Amortization of deferred compensation                                       49
                                                                 ---------------
Balance as of December 31, 1996                                          1,836
-------------------------------

Comprehensive income:
Net income for the year                                485                 485
                                              ---------------
Other comprehensive income:
Foreign currency translation adjustment               (139)               (139)
                                              ---------------
Comprehensive income                                   346                   -
                                              ===============
Issuance of shares, net                                                  3,512
Amortization of deferred compensation                                       91
                                                                 ---------------
Balance as of December 31, 1997                                          5,785
-------------------------------
                                                                 ===============

The accompanying notes are an integral part of the financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                   Year ended December 31,
                                                                ---------------------------------------------------------------
                                                                       1995                   1996                  1997
                                                                -------------------    -------------------    -----------------
                                                                   The Company            Consolidated          Consolidated
                                                                -------------------    -------------------    -----------------
                                                                                  U.S. dollars in thousands
                                                                ---------------------------------------------------------------
Cash flows from operating activities:

Net income (loss) for the year                                             61                (10,088)                   485
Adjustments to reconcile net income (loss) to net
  cash used in operating activities:

  Minority interest in earnings of subsidiary                               -                      -                     26
  Depreciation and amortization                                           189                    321                    644
  Loss (gain) from sale of property and equipment                           -                     (4)                     8
  Deferred taxes, net                                                     221                    400                     27
  Amortization of deferred compensation                                   177                     49                     91
  Equity in losses of a 50%-owned joint venture                         1,125                      -                      -
  Severance pay, net                                                     (136)                    83                    (18)
  Decrease in marketable securities                                       100                    490                      -
  Decrease (increase) in trade receivables                             (4,970)                 3,625                 (1,783)
  Decrease (increase) in other accounts receivable
    and prepaid expenses                                                 (355)                  (378)                    41
  Decrease (increase) in inventories                                      313                 (1,738)                   317
  Increase (decrease) in trade payables                                 1,463                  1,435                 (1,248)
  Increase in accrued expenses and
    other liabilities                                                     299                    224                    502
  Increase (decrease) in customer advances                                  -                  1,345                 (1,328)
                                                                -------------------    -------------------    -----------------

Net cash used in operating activities                                  (1,513)                (4,236)                (2,236)
                                                                -------------------    -------------------    -----------------

The accompanying notes are an integral part of the financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                               Year ended December 31,
                                                         ---------------------------------------------------------------------
                                                                1995                  1996                     1997
                                                         -------------------   --------------------   ------------------------
                                                            The Company            Consolidated             Consolidated
                                                         -------------------    -------------------    -----------------------
                                                                              U.S. dollars in thousands
                                                        ---------------------------------------------------------------------
Cash flows from investing activities:

  Purchase of a subsidiary (1)                                      -                     -                      -
  Loans to a subsidiary                                          (589)                    -                      -
  Proceeds from principal (repayment of
    principal) of short-term loans
    to affiliates and a shareholder                               268                   339                      -
  Long-term bank deposit                                         (400)                    -                      -
  Restricted long term bank deposit                                 -                     -                   (150)
  Proceeds from long-term bank deposit                              -                   400                      -
  Purchase of property and equipment                             (268)                 (230)                (1,479)
  Purchase of distribution rights                                (700)                    -                      -
  Proceeds from sale of property and equipment                     95                   393                     15
  Prepaid expenses                                                  -                  (368)                   231
                                                        -------------------   --------------------   ------------------------

Net cash provided by (used in) investing
  activities                                                   (1,594)                  534                 (1,383)
                                                        -------------------   --------------------   ------------------------

Cash flows from financing activities:

  Issuance of shares, net                                       6,855                     -                  3,512
  Short-term bank credit, net                                      (1)                1,424                   (810)
  Proceeds from principal of long-term
    bank loans                                                    430                     -                  1,263
  Repayment of principal of long-term
    bank loans                                                   (243)                 (355)                  (886)
                                                        -------------------   --------------------   ------------------------

Net cash provided by financing activities                       7,041                 1,069                  3,079
                                                        -------------------   --------------------   ------------------------

Effect of exchange rate changes on cash and
  cash equivalents                                                (63)                    6                     36
                                                        -------------------   --------------------   ------------------------
Increase (decrease) in cash and cash
  equivalents                                                   3,871                (2,627)                  (504)
Cash and cash equivalents at the
  beginning of the year                                           494                 4,365                  1,738
                                                        -------------------   --------------------   ------------------------
Cash and cash equivalents at the
  end of the year                                               4,365                 1,738                  1,234
                                                        ===================   ====================   ========================

The accompanying notes are an integral part of the financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                 Year ended December 31,
                                                              ---------------------------------------------------------------
                                                                    1995                  1996                   1997
                                                              ------------------   -------------------   ---------------------
                                                                 The Company          Consolidated           Consolidated
                                                              ------------------   -------------------    --------------------
                                                                                U.S. dollars in thousands
                                                              ---------------------------------------------------------------
(1)      Purchase of subsidiary:

      Estimated fair value of assets and liabilities acquired:

        Working capital                                                  -                       196                -
        Fixed assets                                                     -                      (585)               -
        Long-term loan                                                   -                       359                -
        Accrued severance pay                                            -                        30                -
                                                             -----------------    -------------------   --------------------

                                                                         -                         -                -
                                                             =================    ===================   ====================
      Supplemental disclosure of cash flow information:

        Cash paid during the year for:
          Interest                                                     206                       763              367
                                                             =================    ===================   ====================

          Income taxes                                                  32                        38               74
                                                             =================    ===================   ====================

      Non-cash financing information:

        Debentures converted into shares                             2,883                         -                -
                                                             =================    ===================   ====================

        Purchase of distribution rights against
          issuance of shares                                           700                         -                -
                                                             =================    ===================   ====================

The accompanying notes are an integral part of the financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1:-  GENERAL

          a. Organization:

             1. Nur Macroprinters Ltd. (formerly: Nur Advanced Technologies
                Ltd.) ("the Company"), an Israeli Corporation, is an industrial company. The Company develops, manufactures and sells digital continuous ink-jet printing systems and related consumable products for large format printing. The Company maintains wholly-owned subsidiaries in Europe and United States for sales support and marketing. The Company's products are sold by a network of dealers and distributors. The principal markets of the Company are located in Europe and United States.

             2. Nur International S.A. ("Nur International"):

                   a) Purchase of distribution rights:

                      In May 1995, the Company, Shamrock Holdings of California Inc. ("Shamrock") and Nur International entered into an agreement, according to which the Company repurchased from Nur International the distribution rights that had been granted to Nur International. Pursuant to the new agreement, Shamrock also agreed to exchange its loans to Nur International totaling $ 1.4 million for 245,614 Common Shares of the Company. In addition, the Company was given an option to purchase all Shamrock's shares in Nur International for $ 0.5 million.

                      The distribution rights purchased from Nur International are recorded as an asset at the purchase price less 50% of unrealized intercompany profits, totaling $ 700 thousand, and are being amortized over a period of five years. This transaction also gives rise to a $ 700 thousand difference between the Company's investment in Nur International and its share in the underlying equity in Nur International. After elimination of the negative goodwill, the balance (approximately $ 300 thousand) is recorded as goodwill and is also amortized over a period of five years.

                   b) Purchase of additional 50% of the shares:

                      The Company owned 50% of the shares of Nur International - a corporate joint venture with Shamrock registered in Belgium (see Note 23). Nur International and its subsidiaries were engaged in selling and marketing continuous ink jet printing systems and related consumable products, printed materials produced by the Outboard Printers and in establishing and operating billboard advertising activities.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                      In May 1996, the Company and Shamrock signed an agreement as follows:

                      (1) Shamrock will not be required to provide further
                          financing to Nur International in accordance with the Subscription Agreement of February 3, 1994 (the "First Agreement").

                      (2) The Company exercised the option provided, however,
                          instead of an exercise price of $ 0.5 million, the Company purchased all of Shamrock's shares in Nur International, free and clear of any liens, encumbrances, etc., for a consideration of one dollar.

                      (3) Notwithstanding the above, for every year during which
                          Nur International's net income (after taxes) will exceed $ 1 million, the Company will pay Shamrock a sum equal to 10% of Nur International's net income, up to a total of $ 0.5 million (accumulating from the first payment). Nur International's net income shall be as determined in its annual audited financial statements. Shamrock's right to payments under this section will expire upon the earlier of the payment of the $ 0.5 million thereunder, or the end of the fiscal year 2002. In 1996 and 1997, Nur International's net income (after taxes) was less than $ 1, million.

                          The acquisition is accounted for on the basis of the purchase method of accounting. Initial difference upon acquisition totaling $ 923 thousand is netted from the initial difference (negative goodwill) included in the investment in Nur International totaling $ 293 thousand, and the balance totaling $ 630 thousand has been written off at the acquisition date.

                          The Company recorded losses in 1995 in the amount of $ 630 thousand in regard to the increase in equity since the Company's loan to Nur International exceeds its share in the losses of Nur International.

                          Commencing January 1996, the accounts of Nur
                          International are consolidated with those of the Company.

                          Unaudited pro-forma data of the Company, as if the acquisition of Nur International had been effected on January 1, 1995, is as follows:

                                                                       Year ended
                                                                      December 31,
                                                                          1995
                                                                    ------------------
                                                                     U.S. dollars in
                                                                        thousands
                                                                    ------------------
                          Sales                                            15,785
                          Loss                                                (43)

     Basic and dilutive loss per share                 (0.01)

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

             3. Nur America Inc. ("Nur America"):

                In 1996, the Company established a wholly-owned subsidiary in the United States - Nur America, which is engaged in marketing the Company's products and related consumable products in South America and North America.

             4. Nur Advanced Technologies (Europe) S.A. ("Nur Europe"):

                In 1996, the Company established a wholly-owned subsidiary in Belgium - Nur Europe which is engaged in marketing the Company's products and related consumable products in Europe.

             5. Nur Marketing and Communication GmbH ("Nur Germany"):

                In December 1997, the Company purchased the shares of Nur Germany, a 84% owned subsidiary, that was held by Nur International. Nur Germany is engaged in selling and marketing consumable printed materials.

          b. Financial difficulties:

             During 1996, the Company encountered severe financial difficulties. The Company wrote off $ 3,757 thousand, of outstanding debts due to the Company from Moshe Nur, the Company's former Chairman of the Board of Directors and a former major shareholder, and from companies controlled by Moshe Nur, which are currently in bankruptcy proceedings (see also Notes 16, 18 and 22j).

          c. Investment in a private company:

             In December 1997, the Company signed an agreement with a private company which is engaged in research and development in fields related to the Company's activity. In accordance with the agreement, the Company will provide a loan in the amount of $ 300 thousand to the private company.

             The loan is convertible to 26% of the share capital of the private Company. The loan is linked to dollar and bears interest of Libor + 2.5%. The loan is repayable, under certain conditions, in one payment in 1999.

             Prior to December 31, 1997, the Company provided a loan of approximately $ 54 thousand. The Company recorded a provision in respect of the aforementioned amount since the private company is in the development stage, and there is an uncertainty regarding the private company's ability to repay the loan.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

          The Company's consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles in Israel ("Israel GAAP"). Israel GAAP and Generally Accepted Accounting Principles in the United States ("U.S. GAAP") as applicable to the consolidated financial statements of the Company are identical in all material respects.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          a. Financial statements in U.S. dollars:

             The accompanying consolidated financial statements have been prepared in U.S. dollars. The U.S. dollar is the currency of the primary economic environment in which the operations of the Company and Nur America are conducted. The U.S. dollar is the functional currency of the Company. The majority of sales are made in U.S. dollars and the majority of purchases of materials and components are invoiced and paid in U.S. dollars. In addition, a substantial number of other expenses are incurred outside Israel in U.S. dollars or paid in U.S. dollars or in New Israeli Shekels ("NIS") linked to the exchange rate of the U.S. dollar.

             The Company's transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured into U.S. dollars in accordance with Statement 52 of the Financial Accounting Standards Board ("FASB"). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

             The functional currencies of Nur International, Nur Europe, and Nur Germany are their local currencies. The balance sheets of these subsidiaries are translated into U.S. dollars at the exchange rate prevailing at balance sheet date. The statements of operations and cash flows are translated at weighted average exchange rates during each year presented. Translation adjustments are recorded in a separate component of shareholders' equity.

          b. Principles of consolidation:

             The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated.

          c. Cash equivalents:

             Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          d. Allowance for doubtful accounts:

             The allowance for doubtful accounts is determined with respect to specific debts doubtful of collection.

          e. Marketable securities:

             Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluated such determination at each balance sheet date. Marketable securities are accounted as trading securities for in accordance with the provisions of Statement No. 115 of the FASB. The marketable securities consist of debentures, mutual funds and other securities which are carried at their market value on balance sheet date. The change in the difference between the market value and cost of marketable securities is credited or charged to the statement of operations.

          f. Inventories:

             Inventories are stated at the lower of cost or market value. Cost is determined as follows:

             Raw materials - by the "first-in, first-out" method;
             work-in-progress and finished products - on the basis of computed manufacturing costs.

             The Company annually reviews the inventory for obsolescence, based on the sales activity of its products, and provides a reserve where appropriate.

          g. Restricted long term bank deposit:

             Restricted long term bank deposit is maintained with banks to secure leasing facilities for the company's customers. The Company is restricted from withdrawing any portion of the long term bank deposit at any time, until repayment of the loan by the customer.

          h. Property and equipment:

             These assets are stated at cost.

             Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

             The annual depreciation rates are as follows:

                                                                        %
                                                      -------------------------------------
                     Building                                          3%
                     Machinery and equipment                         10 - 33
                     Motor vehicles                                    15
                     Office furniture and equipment                  6 - 10
                     Leasehold improvements           over the term of the lease agreement

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          i. Other assets:

             Patent rights are stated at cost. Amortization is computed using the straight-line method over the estimated useful life of five years.

          j. Deferred taxes:

             1. The Company follows the asset and liability method of accounting for income taxes in accordance with Israel GAAP. Under Israel GAAP, deferred taxes are provided for differences resulting from changes in the Israeli Consumer Price Index ("CPI") (the basis for the Company's tax reporting) and changes in the exchange rate of the NIS to the U.S. dollar. Statement 109 of the FASB, "Accounting for Income Taxes", does not allow deferred taxes to be recognized for this difference which, with respect to the Company's financial statements, is immaterial.

             2. The Company has permanently reinvested tax-exempt profits from its approved enterprise. Accordingly, no deferred taxes were recorded in respect of these profits. (see Note 20a).

             3. No provision has been recorded in the financial statements for capital tax gains which might be applicable upon sale of the Company's investment in its subsidiaries since the subsidiaries incurred losses.

          k. Earnings (loss) per share:

             Earnings (loss) per share are computed based on the weighted average number of Common Shares outstanding during each period. Diluted earnings per share also include share equivalents (stock options) which have a dilutive effect.

             In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". Statement 128 replaced the computation of primary and fully-diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excluded the dilutive effects of options, warrants and convertible securities. Diluted earnings per share is similar to the previously reported fully-diluted earnings per share. All earnings (loss) per share for all periods have been presented and, where appropriate, restated to conform to Statement 128 requirements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          l. Accounting for stock-based compensation:

             The Company accounts for stock-based compensation in accordance with the requirements of Accounting Principles Board Opinion No. 25 (APB 25) "Accounting for Stock Issued to Employees". Under APB 25 when the exercise price of the Company's employee options is less then the fair value of the underlying Common Shares on the date of grant, compensation expense is recognized. Pro-forma information with respect to the fair value of the options is provided according to the requirements of FASB 123 "Accounting for Stock-Based Compensation".

             In accounting for options granted to persons other than employees, the provisions of Financial Accounting Standards Board Statement No. 123, "Accounting for Stock Based Compensation" were applied. According to FASB 123 the fair value of these options was estimated at the grant date using Black-Scholes option pricing model.

          m. Revenue recognition

             1. Revenues from sales of products are recognized upon shipment, when no significant vendor obligations remain and collection is deemed probable.

             2. Revenues from services are recognized upon the provision of the services.

             3. Estimated warranty costs, which to date have been insignificant, are accrued in the financial statements (in respect of most of these costs the Company has warranties from its suppliers).

          n. Royalty-bearing grants:

             Royalty-bearing grants from the Government of Israel for funding of approved research projects and for encouraging marketing activities are recognized at the later of the receipt of governmental approval for the project or the time the Company incurs the costs related to such grants, and are netted from such related costs in the statement of operations.

          o. Research and development:

             Research and development expenses are carried to the statement of operations as incurred.

             Grants are netted from research and development costs on an accrual basis as the related expenses are incurred.

          p. Advertising expenses:

             Advertising expenses are expensed as incurred.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          q. Concentrations of credit risk:

             Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables.

             The Company's cash and cash equivalents are invested in banks, either linked or unlinked to the U.S. dollar. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

             The Company generally does not require collateral from its customers; however, in certain circumstances, the Company may require letters of credit, other collateral or additional guarantees. The Company performs ongoing credit evaluations of its debtors. In management's estimations, the allowance for doubtful accounts adequately covers anticipated losses in respect of its accounts receivable credit risks.

             The Company purchase all of the ink and ink-jets used in its printers from one supplier while using the supplier's credit-terms. The Company's customers rely on the ink to operate their printers. Because the Company's business depends on the sale of its printers, a supply problem or a change in credit-terms could have a severe effect on the Company's financial results.

             The Company employs a limited number of unaffiliated subcontractors to manufacture components for its printers. The Company currently employs one independent sub-contractor to assemble the Blueboard printers. Because the Company relies on subcontractors, its business could suffer if the Company fails to maintain its relationships with its subcontractors or fails to develop alternative sources for its printer components.

          r. Fair value of financial instruments:

             The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. The carrying amounts of cash and cash equivalents approximate and the Company's borrowings under its short-term credit agreements fair values, due to the short term maturities of these instruments.

             The fair value of the Company's long-term loan is estimated using discounted cash flow analyses, based on the Company's current increment borrowing rates for similar types of borrowing arrangements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

             The carrying amounts and fair values of the Company's financial instruments at December 31, 1997, are as follows (amounts in thousands):

                                             Carrying amount             Fair value
                                             -------------------     --------------------
                                                    U.S. dollars in thousands
                                             --------------------------------------------

             Cash and cash equivalents            1,738                      1,738
             Short term bank loans                  652                        652
             Long term loan                       1,076                      1,076

          s. Impact of recently issued accounting standards:

             In June 1997, the FASB issued Statements of Financial Accounting Standards 131, "Disclosure About Segments of an Enterprise and Related Information". This statement is effective for fiscal years beginning after December 15, 1997. These statements do not have measurement effects on the financial statements, however, do require additional disclosure.

NOTE 3:- CASH AND CASH EQUIVALENTS

                                                                                           December 31,
                                                 Linkage            Interest     --------------------------------
                                                  terms               rate           1996              1997
                                             -----------------    -------------  ------------    ----------------
                                                                       %             U.S. dollars in thousands
                                                                  -------------   --------------------------------
          Short-term bank deposits:
                                               U.S. dollars           5.1              1,659           1,031
                                                    FF                9.2                 74              61
                                                    DM                3.3                  -             135
          Cash in banks:
                                               Unlinked NIS            -                   5               7
                                                                                   ------------    ---------------
                                                                                       1,738           1,234
                                                                                   ============    ===============

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4:- TRADE RECEIVABLES

                                                                                        December 31,
                                                                             ------------------------------------
                                                                                  1996                1997
                                                                             ----------------    ----------------
                                                                                  U.S. dollars in thousands
                                                                             ------------------------------------
          Open accounts (1)                                                        4,819              6,340
          Notes receivable                                                             -                181
                                                                             ----------------    ----------------
                                                                                   4,819              6,521
          Less - allowance for doubtful accounts                                     606                540
                                                                             ----------------    ----------------
                                                                                   4,213              5,981
                                                                             ================    ================

          (1) Including receivables due from one customer in the amount of $ 784 thousand as of December 31, 1997 (December 31, 1996 -$212 thousand).

NOTE 5:- OTHER ACCOUNTS RECEIVABLE AND
         PREPAID EXPENSES

          Government authorities                                                     621                321
          Participations and grants receivable                                       540                392
          Related parties                                                              4                146
          Deferred taxes                                                               -                  8
          Advances to suppliers                                                      189                353
          Prepaid expenses and other                                                 395                525
                                                                             ----------------    ----------------
                                                                                   1,749              1,745
                                                                             ================    ================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6:-  INVENTORIES

          Raw materials                                                            945                 752
          Work-in-progress                                                         270                 277
          Finished products                                                      1,354               1,223
                                                                             ----------------     ---------------
                                                                                 2,569               2,252
                                                                             ================     ===============

NOTE 7:-  LONG-TERM TRADE RECEIVABLES

          The long-term trade receivables bear interest at the rate of 9.5% and are repayable in 1998.

NOTE 8:-  PROPERTY AND EQUIPMENT

                                                                              Office
                                              Machinery                      furniture       Building and
                                                and             Motor          and             leasehold
                                              equipment        vehicles      equipment        improvements       Total
                                            --------------    -----------   -------------    ---------------    ---------
                                                                         U.S. dollars in thousands
                                            -----------------------------------------------------------------------------
          Cost as of January 1, 1997 *)              33           125               782                  84       1,024
             Additions                              280            64               301                 834       1,479
             Disposals                                -           (43)              (16)                  -         (59)
                                            --------------    ------------   -------------    --------------    ----------
          Balance as of
             December 31, 1997                      313           146             1,067                 918       2,444
                                            --------------    ------------   -------------    --------------    ----------

          Accumulated depreciation
             as of January 1, 1997 *)                12            50               259                  22         343
             Additions                              119            34               244                  99         496
             Disposals                                -           (20)              (16)                  -         (36)
                                            --------------    ------------   -------------    --------------    ----------
          Balance as of
             December 31, 1997                      131            64               487                 121         803
                                            --------------    ------------   -------------    --------------    ----------

          Depreciated cost as of
             December 31, 1997                      182            82               580                 797       1,641
                                            ==============    ============   =============    ==============    ==========
          Depreciated cost as of
             December 31, 1996  *)                   21            75               523                  62         681
                                            ==============    ============   =============    ==============    ==========

           As for charges, see Note 17.

         *) Reclassified.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9:- OTHER ASSETS, NET

                                                               December 31,
                                                    ------------------------------------
                                                        1996                1997
                                                    --------------    ------------------
                                                         U.S. dollars in thousands
                                                    ------------------------------------
          Cost:
             Distribution rights                          700               700
             Patent rights                                 61                61
                                                    --------------    ------------------
                                                          761               761
                                                    --------------    ------------------
          Accumulated amortization:
             Distribution rights                          210               350
             Patent rights                                 22                30
                                                    --------------    ------------------
                                                          232               380
                                                    --------------    ------------------
          Depreciated cost                                529               381
                                                    ==============    ==================

NOTE 10:- LEASES

          a. Nur America Inc. leases office space and warehouse facilities under a one-year operating lease agreement.

          b. Nur Germany leases office space for a period of 10 years ending in October 2006.

          c. The Company entered into a lease agreement with a former shareholder (Moshe Nur) according to which the Company leases two adjacent buildings each of approximately 6,500 square feet. The term of the lease is approximately 10 years from the date on which all the changes and improvements in the building required by the Company are completed.

             The lease agreement provides that the rental payment under the lease will be determined by an independent land assessor. The rental payments will be linked to the U.S. dollar and will increase every year by 5%. After five years, another independent land assessor may be appointed to reassess the rental payment. The Audit Committee may, at its discretion, appoint an additional land assessor, also to be approved by the shareholder. If the additional assessor is appointed, the amount of the rental payment will be the average of both assessments. If the Company is required to vacate the building or to cease using the entire or a portion of the building due to any suit filed relating to the use of the building, then, provided that the Company had used the building for its intended purposes, the term of the lease shall terminate immediately. If this occurs within the first five years of the lease, then the shareholder will agree to indemnify the Company for relocating expenses, fines levied on the Company, legal expenses and the carrying amount of the improvements made in the building at the Company's expense.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

             During 1996 and 1997, the Company paid $ 545 thousand in respect of the erection of the building, on behalf of Moshe Nur. In 1997, Moshe Nur met financial difficulties, resulting in the filing of a petition in bankruptcy. The amounts paid were recorded as prepaid rent expenses as of December 31, 1996 and 1997.

             The Company's management and its Israeli legal consultants are of the opinion that, in accordance with the lease agreement, the Company is entitled to offset this amount against future rent payments. During 1997, the Company recorded $ 204 thousand as rent expenses in connection with such prepaid expenses.

             On April 29, 1997, the Company received a demand from the Otzar Hahayal Bank the holder of a mortgage lien on the premises to pay the bank the rental fees in respect of the aforementioned buildings.

             On February 4, 1998 in the context bankruptcy proceeding the special manager of Moshe Nur's properties filed an application to the court to compel the company to pay rental fees in respect of the buildings held by the Company or, alternatively, to issue an eviction order to remove the Company from the aforementioned premises.

             Future minimum rental payments as of December 31, 1997, under the aforementioned non cancelable leases, are as follows (U.S. dollars in thousands):

             1998                                        28
             1999                                       116
             2000                                        25
             2001                                        25
             2002                                        25
             Thereafter                                  95
                                                 ----------------
                                                        314
                                                 ================

          d. Rental expenses were $ 42 thousand, $ 244 thousand and $ 350 thousand for the years ended December 31, 1995, 1996 and 1997, respectively.

NOTE 11:- SHORT-TERM BANK LOANS

                                                           Weighted average interest             December 31,
                                            Linkage      ------------------------------ -------------------------------
                                             terms            1996           1997            1996            1997
                                         --------------- --------------- -------------- --------------- ---------------
                                                                       %                  U.S. dollars in thousands
                                                         ------------------------------ -------------------------------

             Revolving bank credit            NIS             17              17               1,462             160
             Short-term loans             U.S. dollar          -               7.3                 -             453
             Short-term loans                 NIS              -              17.7                 -              39
                                                                                         --------------  --------------

                                                                                               1,462             652
                                                                                         ==============  ==============

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12:- TRADE PAYABLES

                                                                   December 31,
                                                          --------------------------------
                                                             1996              1997
                                                          ------------    ----------------
                                                             U.S. dollars in thousands
                                                          --------------------------------
          Open accounts                                         3,191           2,695
          Notes payable                                         1,246             521
                                                          ------------    ---------------
                                                                4,437           3,216
                                                          ============    ===============

NOTE 13:- ACCRUED EXPENSES AND OTHER LIABILITIES


                                                                   December 31,
                                                          --------------------------------
                                                              1996              1997
                                                          -------------    ---------------
                                                             U.S. dollars in thousands
                                                          --------------------------------
          Employees and payroll accruals                        577               585
          Royalties payable                                     241               390
          Deferred taxes                                         19                 -
          Other accrued expenses                                680             1,151
                                                          ---------------   -------------
                                                              1,517             2,126
                                                          ===============   =============

NOTE 14:- LONG-TERM BANK LOANS, NET

          a. Composed as follows:

                                                Linkage            Interest
                                                 terms               rate
                                              -------------     ---------------
                                                                      %
                                                                ---------------
             From banks                       U.S. dollar         LIBOR
                                                                  +3.12                  971               289
             From leasing companies           U.S. dollar          6.2                   255             1,314
                                                                                   --------------    -------------
                                                                                       1,226             1,603
             Less - current maturities                                                   818               527
                                                                                   --------------    -------------
                                                                                         408             1,076
                                                                                   ==============    =============

          b. Aggregate maturities of long-term loans:

             First year (current maturities)                                             818               527
                                                                                   --------------    -------------
             Second year                                                                 388               190
             Third year                                                                   20               162
             Fourth year                                                                   -               139
             Fifth year and thereafter                                                     -               585
                                                                                   --------------    -------------
                                                                                         408             1,076
                                                                                   --------------    -------------
                                                                                       1,226             1,603
                                                                                   ==============    =============

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15:- SEVERANCE PAY, NET

          a. The Company's liability for severance pay, pursuant to Israeli law, is fully accrued. Employee insurance policies are purchased to cover a portion of this liability. Since these policies are owned by the Company, the cash value of these policies at each year end is recorded as an asset of the Company and included in severance pay funds in the Company's balance sheet.

             The Company has no liability for any pension payments to its employees.

                                                                                Year ended December 31,
                                                             ---------------------------------------------------------------
                                                                   1995                 1996                   1997
                                                             -----------------    ------------------    --------------------
                                                               The Company          Consolidated           Consolidated
                                                             -----------------    ------------------    --------------------
                                                                               U.S. dollars in thousands
                                                             ---------------------------------------------------------------
          b. Severance pay expense included in the
             statements of operations                                162                217                    312
                                                             =================   ===================    ====================

NOTE 16:- CONTINGENT LIABILITIES

          a. The Company entered into several project plans with the Chief Scientist of the Government of Israel regarding the development of the printers and the Mega Light, a discontinued product. The Company has an obligation to pay royalties at the rate of 2% - 3% of the sales derived from the applicable products developed within the framework of such research and development projects, up to an amount equal to 100% - 150% of the grant received, in NIS linked to the exchange rate of the U.S. dollar.

             The Company has no obligation to repay this amount if sales are not sufficient to satisfy the royalty obligations. As of December 31, 1997, the Company has a contingent obligation to pay royalties in the amount of $ 993 thousand, excluding the discontinued Mega Light in respect to which there is no longer royalty obligation.

          b. The Company is required to pay royalties to the Fund for the Encouragement of Marketing Activity at the rate of 3% with respect to increases in export sales of products for which the Company received participations for its marketing activities, up to an amount equal to 100% of the grant received.

             The grant is repayable only in respect of sales of the related products, as a percentage of the growth in export sales.

             If there is no increase in export sales, or if the Company ceases producing the relevant products, the grant is not repayable. As of December 31, 1997, the Company has a contingent obligation to pay royalties in the amount of $ 129 thousand.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          c. The Company is committed to pay royalties to the developer of the Outboard Printer at the rate of 4% of sales of these printers and accessory products, and at the rate of 12% of the gross margin of the sale of ink for printers. (See also note 16g).

          d. The Company has guaranteed to the lessor capital lease payments in the amount of $ 105 thousand for a printer that was leased by a subsidiary.

          e. In the course of the bankruptcy proceedings of Moshe Nur and the companies controlled by him, the Company may, in the future, be exposed to claims arising from the actions of Moshe Nur, the liability of which could be material.

          f. In 1997, claims and threats of claims were brought against the Company in the ordinary course of business in respect of various matters. The Company made a provision in the amount of $ 165 thousand in respect of these claims and threats of claims based on the opinion of the Company's Israeli legal advisors. The Company's management believes that these provisions are adequate.

          g. On December 11, 1997, the Company filed a claim for monetary and other relief against the developer of the Outboard Printer and three companies which he controls ("Dochovna Group"). The claim primarily concerns the monetary damages which the developer and his companies caused to the Company over the course of the years in which they collaborated as well as the parallel and competitive activities carried out by the developer and his companies while infringing upon the Company's contractual and/or proprietary rights. Simultaneously with the claim letter, the Company also filed a request for temporary reliefs of which the most material concern is preventing the developer's competitive activities and the use he has made of the Company's commercial know-how.

             On January 18, 1998, in response, the developer of the Outboard Printer and two of the companies he controls filed a claim against the Company and five other parties (among them, the chief executive officer and the former Chief Executive Officer). Pursuant to the claim:

             1. The Company is indebted to the developer of the Outboard Printer or the companies which he controls the amount of $ 376 thousand in respect of printers supplied to the Company in the past which were not paid for.

             2. The Company is indebted to the developer of the Outboard
                Printers the amount of $ 1,063 thousand (subject to the presentation of invoices) in respect of an error in the calculation of royalties.

             3. The Company is prevented from manufacturing and marketing
                Blueboard printers as they are identical to the Wideboard printers which the Company is prohibited from manufacturing without the agreement of the developer of the Outboard Printer.

             Regarding the manufacture and marketing of the Blueboard printers, a temporary restraining order against the Company has been requested.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

             According to the management opinion, and based on the opinion of its Israeli legal counsel, adequate provision was recorded in the books of the Company.

          h. In the context of the various proceedings under way regarding the dissolution of Nur Outdoor Advertising a company controlled by Moshe Nur, the receiver for Nur Outdoor Advertising claimed that the Company is bound to Nur Outdoor Advertising by an exclusivity agreement for the marketing of the Company's printers in Israel.

             Among others, it is claimed that the Company has breached the aforementioned agreement and is selling printers in Israel without paying the royalties due to Nur Outdoor Advertising pursuant to the aforementioned agreement.

             The Company notified Nur Outdoor Advertising's receiver in May 1997, that the agreement at issue was breached by Nur Outdoor Advertising and, therefore, it was canceled by the Company and is null and void.

             In the opinion of the Company's Israeli legal counsel, a claim will be filed by the receiver of Nur Outdoor Advertising in respect of the printers the Company sold in Israel.

             The Company's management and its Israeli legal counsel are of the opinion that no amount will be required to be paid in regards to the abovementioned lawsuit.

NOTE 17:- CHARGES, GUARANTEES AND RESTRICTED LONG-TERM DEPOSIT

          a. As collateral for its liabilities to the banks, the Company granted an unlimited first priority lien on its machinery and equipment, vehicles, receivables from Scitex, major customer (hereinafter "Scitex"), a long-term bank deposit, and marketable securities, as well as a floating lien (a lien on the assets of the Company as they exist from time to time) on all its assets.

          b. The collateralized liabilities are as follows:

                                                                December 31,
                                                    -------------------------------------
                                                         1996                1997
                                                    ---------------    ------------------
                                                         U.S. dollars in thousands
                                                    -------------------------------------

             Short-term bank loan                         1,462                652
             Long-term liabilities,
                including current maturities              1,226              1,603
                                                    ---------------    ------------------

                                                          2,688              2,255
                                                    ===============    ==================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 18:- TRANSACTIONS AND BALANCES WITH RELATED PARTIES

          a. In March 1997, three companies in which Moshe Nur - a former shareholder - has holdings in various percentages, experienced financial difficulties and are in different stages of insolvency. These companies are Nur Outdoor Advertising (Manufacturing and Production) Ltd.("Nur Outdoor"), Nur Focus Assets and Investments Ltd. ("Nur Focus Assets") and Nur Focus Production (1995) Ltd. ("Nur Focus") Consequently, there is a considerable doubt as to whether these companies will continue as going concerns and whether the agreements entered with them will remain valid. As to the write-off of debts of related parties, see Note 22j.

             Agreements:

             1. Pursuant to an Israeli distribution agreement, the Company and
                Nur Outdoor entered into an ink supply agreement commencing October 1994. According to the ink supply agreement, the Company will supply Nur Outdoor with the ink for distribution in Israel. The price of the ink will be determined based upon the price for the ink paid by Scitex or any other distributor of the Company's products.

             2. The Company entered into maintenance and support agreements with
                Nur Outdoor and Nur Focus. According to the maintenance agreements, the Company undertook to provide Nur Outdoor and Nur Focus with maintenance and support services for the Outboard Printers bought by them in consideration for an annual payment to the Company of $ 25,000 per machine.

             3. In 1993, the Company entered into an Israeli Distribution
                Agreement for an indefinite period of time with Nur Outdoor and Nur Focus, affiliates of the Company. According to the terms of the agreement, Nur Outdoor was granted the exclusive rights to use, market and distribute the Outboard Printer in Israel. In addition, under this agreement, Nur Focus is entitled to purchase Outboard Printers from the Company for its own use. Pursuant to the Israeli Distribution Agreement, Nur Outdoor is entitled to purchase Outboard Printers from the Company on the same terms and conditions as Scitex.

                Pursuant to the agreement, Nur Outdoor has the exclusive right to use, market and distribute the MegaLight for the purpose of providing advertising media services to third parties in Israel. This right also extends to future developments of the MegaLight. Purchase of the MegaLight will be at cost plus 20%, and maintenance services and materials will be at market prices, but not less than those granted to I.E.M. International Media Electronic Ltd. ("IEM"), a subsidiary of Nur Outdoor.

                Nur Outdoor is entitled to royalties at the rate of 7% in respect of sales of electronic signs to others in Israel.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

             4. In January 1993, the Company entered into an agreement with Nur
                Outdoor and Poster Media (Israel) Ltd. ("Poster Media"), an unrelated party, pursuant to which Nur Outdoor and Poster Media agreed to establish a joint venture, IEM. Under the agreement, the Company has agreed not to sell the MegaLight in Israel for indoor media services to any entity excluding IEM. In exchange, IEM has agreed to purchase the electronic media billboards only from the Company.

                In May 1995, the Company entered into an agreement with IEM. According to the agreement, the Company will supply IEM with editing and production services with respect to advertisements to be presented on the MegaLight. In consideration for such services, IEM will pay the Company a monthly payment in NIS equal to $ 1,500.

                Under a separate agreement, IEM leased from the Company three portable MegaLight boards. IEM will pay the Company consideration equal to half of IEM's revenues from the MegaLight during the lease period, less the direct expenses incurred by it during such period. In addition, IEM agreed to lease from the Company up to eight MegaLight boards for a short-term period and to pay for each MegaLight monthly payments in NIS equal to $ 300.

                In 1996, Nur Outdoor purchased the shares of Poster Media in IEM, and became a 100% shareholder of IEM.

             The Company terminated all of the aforementioned agreements in May 1997 (see Note 16h).

          b. For a lease agreement with a former shareholder, see Note 10c.

          c. Between September and December 1997, the Company effected a private offering of its Common Shares in the United States (see also Note
             19a), for which the investment banking firm of Josephthal and Co. Inc. ("Josephthal") acted as exclusive placement agent. The chairman of Josephthal beneficially owns approximately 31.87% of the Company's Common Shares, and other individuals affiliated with Josephthal beneficially own approximately 39.51% of the Company's common Shares. In addition, three members of the Company's board of directors are affiliated with or employed by Josephthal and the chairman of Josephthal is the company's chairman. As compensation for its services as the Company's exclusive placement agent, Josephthal received fees of $439 thousand and warrants to purchase 400,000 Common Shares at an exercise price of $1.00 per share. Finally an individual employed by Josephthal was the Company's acting Chief Financial Officer from April through October 1997 for which he received compensation of approximately $ 45 thousands.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          d. Transactions with related parties:

                                                                     Year ended December 31,
                                                   -------------------------------------------------------------
                                                         1995                  1996                 1997
                                                   -----------------    -------------------   ------------------
                                                     The Company          Consolidated          Consolidated
                                                   -----------------    ------------------    ------------------
                                                                    U.S. dollars in thousands
                                                   -------------------------------------------------------------
             Sales:
              Nur Outdoor                                 $1,625                    $485               $159
              Nur Focus                                      803                     113                 31
              IEM                                             38                       -                  -
              Nur International                               26                       -                  -
                                                     ---------------       ---------------    -------------------

                                                          $2,492                    $598               $190
                                                     ===============       ===============    ===================
             Cost of sales:
              Paid to:
              Nur Outdoor                                 $  283                    $511               $ 99
              Nur Focus                                      301                       7                 18
                                                     ---------------       ---------------    -------------------

                                                          $  584                    $518               $117
                                                     ===============       ===============    ===================
             Selling expenses:
              Nur Focus                                   $    1                    $130               $  -
              Participation from
              Nur International (1)                         (209)                      -                  -
              Participation in expenses of
                Nur International                            206                       -                  -
                                                     ---------------       ---------------    -------------------

                                                          $   (2)                   $130               $  -
                                                     ===============       ===============    ===================

             (1) Mainly reimbursement of direct salaries and traveling expenses, which are netted against the applicable expenses

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                               Year ended December 31,
                                                              -----------------------------------------------------------
                                                                     1995                1996                1997
                                                              -------------------    --------------    ------------------
                                                                  The Company          Consolidated        Consolidated
                                                              ------------------    -----------------    ---------------
                                                                              U.S. dollars in thousands
                                                              -----------------------------------------------------------
             General and administrative expenses:
                Participation in salary, employee
                 benefits, maintenance and
                 bookkeeping to
                 Nur Outdoor (1)                                        $ 20                   $  -            $  -
                 Rent expenses                                             -                    153             204
                Salary and related benefits
                 paid to two shareholders (1997 -
                 three shareholders)                                      79                    244             261
                                                              -------------------    -----------------    ----------

                                                                        $ 99                   $397            $465
                                                              ===================    =================    ==========

                 Financial income:
                   Nur Focus                                            $155                   $107            $  -
                   Nur Outdoor                                           187                    182               -
                   Nur International                                     134                      -               -
                                                              -------------------    -----------------    ----------

                                                                        $476                   $289            $  -
                                                              ===================    =================    ==========

             As to the write-off of debts of related parties, see Note 22j.

NOTE 19:- SHARE CAPITAL

          a. In October 1995, the Company effected a public offering of its securities in the United States, where its Common Shares are traded on the over-the-counter market. In the public offering, the Company issued 1,550,000 Common Shares.

             Following the initial public offering of the Company's shares in October 1995, the Company issued 155,000 warrants to Josephthal. These warrants are exercisable into 155,000 Common Shares of the Company at an exercise price of $ 7.20 per share, no later than October 2000.

             Between September and December 1997, the Company effected a private offering of its securities in the United States. In the private offering, the Company issued 4,000,000 Common Shares of NIS 1 par value each in consideration of $ 1 per common share.

             After the aforementioned transactions, the Company had 10,880,000 Common Shares of NIS 1 par value each.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          b. Stock Option Plan:

             In October 1995, the Company's Board of Directors adopted a Flexible Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for grants of stock options to employees of the Company. An aggregate amount of not more than 500,000 stock options are available for grant under the Stock Incentive Plan. Of such amount, (i) not more than 414,768 options are available for grant as stock options on the basis of future services (such options, "Service Options"), (ii) not more than 18,232 options may be granted as stock options on the basis of performance (such options, "Performance Options") and (iii) not more than 67,000 options may be granted as stock options to consultants on the basis of service or performance in respect of the public offering (such options, "Consultants Options").

             Compensation expenses, which comprise the excess of market value of stock of the Performance Options over the exercise price at grant date, are charged to income over the vesting period of ten years or on an accelerated basis, provided various performance targets are achieved.

             Compensation expenses, which comprise the excess of market value of stock of the Service Options over the exercise price at grant date, are charged to expenses over the vesting period of four years.

             In October 1997, the Company adopted an additional stock option plan. According to that option plan, 1,200,000 options will be granted to Company's employees, directors and consultants. During 1997, the Company granted 825,000 options exercisable from date of grant (out of which 750,000 options were granted to the Chairman of the Board of Directors, two directors and to the Chief Executive Officer) at an exercise price between $ 1.00 to $ 1.50 per share. The aggregate amount of compensation related to the above options was $ 18,800 and was accounted for as compensation expense in the year ended December 31, 1997.

             As part of the private offering described in Note 19a above, the Company issued warrants to the placement agent, Josephthal to purchase 400,000 Common Shares of the Company at an exercise price of $ 1.00 per share, expiring in September 2002.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

             The balance of the options at December 31, 1997 is as follows:

                                                                                  Options outstanding
                                                                          -------------------------------------
                                                                                                    Weighted
                                                            Available       Number                   average
                                                               for            of       Exercise     exercise
                                                              grant        options       price        price
                                                           ------------   -----------  ----------  ------------
             Balance as of January 1, 1995                         -             -         -            -
                Stock option plan                            500,000             -         -            -
                Options granted (9 employees and
                 consultants                                (189,526)      189,526      0.3-4.8       2.32
                                                           ------------   -----------  ----------  ------------
             Balance as of December 31, 1995                 310,474       189,526      0.3-1.8       2.32
                Options granted (1 employee)                 (18,232)       18,232        1.3         1.30
                Options expired                               87,987       (87,987)     1.3-4.8       2.37
                                                           ------------   -----------  ----------  ------------
             Balance as of December 31, 1996                 380,229       119,771      0.3-1.8       1.34
                Additional stock options plan              1,200,000             -         -            -
                Options granted (25 employees
                 and a vendor)                              (325,600)      325,600     0.3-1.75       1.33
                Options granted (2 employees and
                  3 directors)                              (825,000)      825,000        1-3         1.46
                                                           ------------   -----------  ----------  ------------
             Balance as of December 31, 1997                 429,629      1,270,371    0.3-1.75        1.3
                                                           ============   ===========  ==========  ============

             The amount of options exercisable as of December 31, 1995, 1996 and 1997 was 36,539, 54,771 and 849,921, respectively. The remaining contractual life of those options ranges between 1-4 years.

             The weighted average exercise price of options exercisable as of December 31, 1995, 1996 and 1997 is $ 0.31, $ 1.06 and $ 1.24,
             respectively.

             The options outstanding as of December 31, 1997 have been separated into ranges of exercise price, as follows:

                                                         Options
                                                       outstanding               Weighted
                                                          as of                   average                Weighted
                                                       December 31,              remaining               average
             Exercise price                                1997              contractual life         exercise price
             --------------                         -------------------    ----------------------    -----------------
             $ 0.3                                      36,539                    4                      0.3
             $ 1                                       100,000                    5                      1
             $ 1.25                                    500,000                    5                      1.25
             $ 1.3                                      18,232                    4                      1.3
             $ 1.4                                     360,600                    4                      1.4
             $ 1.5                                     225,000                    5                      1.5
             $ 1.75                                     30,000                    4                      1.75
                                                 -------------------                              -----------------
                                                     1,270,371                                         $ 1.3
                                                 ===================                              =================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          c. The Company has elected to follow Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations for its employee stock options. As discussed below, the alternative fair value provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" (FASB
             123), requires the use of option valuation models that were not developed for use in valuating employee stock options. Where the exercise price equals the market price of the underlying stock on the grant date, no compensation expense is recognized under APB 25.

          d. In January 1997, the Company granted to its Israeli counsel an option to purchase 30,000 shares at an exercise price of $1.75 per share. The fair market value of these options was estimated according to FASB-123 at the grant date using Black-Scholes value option pricing model was immaterial.

          e. Pro-forma information regarding net income and earnings per share is required by FASB 123, and has been determined as if the Company has accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the grant date using the Black-Scholes option pricing model with the following weighted-average assumptions for 1995, 1996 and 1997: risk-free interest rates of 7%, 7% and 6.3% respectively, dividend yields of 0% volatility factors of the expected market price of the Company's Common Shares of 1.3, 1.75 and 1.25, respectively, and a weighted average expected life of the option of 3 years.

             The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected share price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the value of its employee stock options. For purposes of pro-forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period.

             The weighted average fair value of the options at their grant dates in 1995, 1996 and 1997 was $ 0.65, $ 0.86 and $ 0.42, respectively.

             For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options vesting period. Because SFAS 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the year 1999.

             The total compensation expense included in the statements of operations for 1995, 1996 and 1997 is $ 177 thousand, $ 49 thousand and $ 91 thousand, respectively.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

              Pro-forma information is as follows

                                                                       Year ended December 31,
                                                     -------------------------------------------------------------
                                                           1995                  1996                  1997
                                                     ------------------    ------------------    -----------------
                                                        The Company           Consolidated          Consolidated
                                                     -------------------    ------------------    -----------------
                                                          U. S. dollars in thousands except per share amount
                                                     -------------------------------------------------------------
             Net income (loss), as reported                         61               (10,088)            485
                                                     ==================    ===================    =================
             Pro forma net income (loss)                            53               (10,142)            129
                                                     ==================    ===================    =================
             Pro forma basic earnings
                (loss) per share                                  0.01                 (1.47)            0.02
                                                     ==================    ===================    =================
             Pro forma diluted earnings
                (loss) per share                                  0.01                 (1.47)            0.02
                                                     ==================    ===================    =================

          f. Dividends:

             Dividends if any, will be paid in NIS. Dividends paid to shareholders outside Israel will be converted into U.S. dollars on the basis of the exchange rate prevailing at the date of payment.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 20:- TAXES ON INCOME

          a. Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the "law"):

             Certain of the Company's production facilities have been granted the status of "approved enterprise" under the law, under two separate investment plans.

             The implementation of the investments under the first plan was finalized in 1993. The implementation of the second plan is expected to be finalized in 1998.

             According to the provisions of this law, the Company chose to enjoy "alternative benefits" which provide tax exemption in exchange for waiver of grants. Accordingly, the Company's income from the approved enterprise will be tax-exempt for a period of two and four years for the first and second plan, respectively, commencing with the year it first earns taxable income, and subject to corporate tax at the rate of 25%, for additional periods of five and three years, for the first and second plan, respectively.

             The period of tax benefits detailed above is subject to limits of 12 years from the commencement of production, or 14 years from receiving the approval, whichever is earlier. Given the abovementioned conditions, the period of benefits for the first plan commenced in 1994 and will terminate in 2000. The period of benefits for the second plan has not yet commenced.

             The tax-exempt profits earned by the Company's "approved enterprise" can be distributed to shareholders without subjecting the Company to taxes only upon the complete liquidation of the Company. If these retained tax-exempt profits are distributed in a manner other than upon the complete liquidation of the Company, they would be taxed at the corporate tax rate applicable to such profits as if the Company had not chosen the alternative tax benefits (currently - 25% for an "approved enterprise") and an income tax liability of approximately $ 415 would be incurred.

             Income from sources other than the "approved enterprise" during the periods of benefits, will be taxable at regular tax rate of 36%.

             The law also entitles the Company to claim accelerated rates of depreciation on equipment used by the "approved enterprise" during five tax years.

          b. Measurement of results for tax purposes:

             Results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli CPI. As explained in Note 2a, the financial statements are prepared in dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a difference between taxable income and the income in dollars as reflected in the financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          c. Tax benefits under the Law for the Encouragement of Industry (Taxation), 1969:

             The Company is an "industrial company" under the above law and as such is entitled to claim accelerated rates of depreciation, in accordance with regulations published under the inflationary adjustments law.

             The Company is also entitled to deduct the offering expenses from its taxable income in three equal annual payments.

          d. A reconciliation of the theoretical tax expense, assuming all income is taxed at the regular statutory rate applied to corporations in Israel up to December 31, 1997, and the actual tax expense, is as follows:

                                                                                Year ended December 31,
                                                              -------------------------------------------------------------
                                                                    1995                  1996                  1997
                                                              ------------------    ------------------    -----------------
                                                                 The Company          Consolidated          Consolidated
                                                              -------------------   ------------------    -----------------
                                                                               U.S. dollars in thousands
                                                              -------------------------------------------------------------
             Theoretical tax expense (benefit)
                computed at the rate of 36%
                (1995 - 37%)                                           520                (3,624)                  208
             Increase (decrease) in taxes:
                Effect of certain adjustments on
                 the results for tax purposes and
                 the Israeli CPI                                        76                    49                    61
                Effect of tax-exempt income
                 during the benefit period (see a.
                 above) and other, net                                (375)                    -                     -
                Deferred income taxes resulting
                 from carryforward losses for which
                 valuation allowance was recorded                        -                 3,975                     -
                Utilization of deferred taxes in
                 respect of carryforward losses                          -                     -                  (202)
                                                              ------------------    ------------------    -----------------
             Actual tax expense                                        221                   400                    67
                                                              ==================    ==================    =================
             Increase in earnings per share
                due to tax-exempt income                             0.08                      -                     -
                                                              ==================    ==================    =================
          e. The provision for taxes is comprised as follows:

             Deferred taxes                                           221                    400                   (27)
             Current taxes                                             -                      -                    94
                                                               ------------------     ------------------    -----------------
                                                                      221                    400                    67
                                                               ==================     ==================    =================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          f. Deferred taxes:

                                                                               Year ended December 31,
                                                           ----------------------------------------------------------------
                                                                  1995                   1996                   1997
                                                           -------------------    -------------------     -----------------
                                                               The Company           Consolidated           Consolidated
                                                           --------------------    ------------------     -----------------
                                                                              U.S. dollars in thousands
                                                           ----------------------------------------------------------------
             Deferred tax assets (liabilities) are
               comprised of the following:

             Provisions for severance pay                                  26                     76                34
             Deductible public offering
               expenses                                                   390                    195                 -
             Others (mainly capitalized
               royalties)                                                 387                    326               120
             Net operating loss carryforward                                -                  3,539             3,337
                                                           -------------------    -------------------    ------------------

             Gross deferred tax assets                                    803                  4,136             3,491
                                                           -------------------    -------------------    ------------------

             Fixed assets                                                 (32)                   (52)              (64)
             Inventories                                                    -                      -               (12)
                                                           -------------------    -------------------    ------------------

             Gross deferred tax liabilities                               (32)                   (52)              (76)
                                                           -------------------    -------------------    ------------------

             Valuation allowance (1)                                     (390)                (4,103)           (3,407)
                                                           -------------------    -------------------    ------------------

             Net deferred tax assets (liabilities)                        381                    (19)                8
                                                           ===================    ===================    ==================

             Presented as follows:

             Current assets                                                81                      -                 8
             Long-term assets                                             300                      -                 -
             Current liabilities                                            -                    (19)                -
                                                           -------------------    -------------------    ------------------

                                                                          381                    (19)                8
                                                           ===================    ===================    ==================

               (1) The company has provided valuation allowances against the deferred tax assets in respect of tax loss carryforward and other temporary differences and history of losses and current uncertainty concerning its ability to realize these deferred tax assets in the future.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          g. Income tax assessments, losses and deductions carried forward to future years:

             Final tax assessments have not been received by the Company since its incorporation. At December 31, 1997, the Company had available carryforward losses (excluding capital losses totaling $ 2,363 thousand) and deductions aggregating $ 6,286 thousand. Carryforward losses for tax purposes in the Company are not limited in time.

             Nur America, Nur International and Nur Europe had available carryforward losses aggregating $ 82 thousand, $ 1,372 thousand and $ 150 thousand, respectively.

             The Company has valuation allowances against amounts of the tax benefits in the accompanying consolidated financial statements due to its accumulated deficit and the uncertainty as to when these benefits will be utilized.

          h. Income (loss) before income taxes consisted of the following:

                                                                    Year ended December 31,
                                                 --------------------------------------------------------------
                                                       1995                   1996                  1997
                                                 ------------------     ------------------    -----------------
                                                      Company                        Consolidated
                                                 -------------------    ---------------------------------------
                                                                   U.S. dollars in thousands
                                                 --------------------------------------------------------------
             Domestic                                   $1,407               $(8,947)               $1,156
             Foreign                                         -                  (741)                 (578)
                                                 ------------------    -------------------   ------------------
                                                        $1,407               $(9,688)               $  578
                                                 ==================    ===================   ==================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 21:- LINKAGE TERMS OF MONETARY BALANCES

          The following tables reflect the linkage terms of monetary balances at each balance sheet date:

                                                                              December 31, 1997
                                                  ----------------------------------------------------------------------
                                                                                  In other
                                                                                   foreign
                                                                  In U.S.$        currency
                                                   Linked to      or linked       or linked
                                                  Israeli CPI      thereto         thereto       Unlinked        Total
                                                  -------------   -----------    ------------   ------------    ---------
                                                                          U.S. dollars in thousands
                                                  ----------------------------------------------------------------------
          Assets:
             Cash and cash equivalents                  -           1,031             196              7           1,234
             Trade receivables                          -           2,671           3,021            289           5,981
             Other accounts receivable
              and prepaid expenses                    312             391               -          1,034           1,737
             Restricted long-term deposit               -             150               -              -             150
             Prepaid expenses                           -               -               -            137             137
                                                  -------------   -----------    ------------   ------------    ---------
                                                      312           4,243          3,217           1,467           9,239
                                                  =============   ===========    ============   ============    =========
          Liabilities:
             Short-term bank loans                      -             453               -            199             652
             Trade payables                             -             154             766          2,296           3,216
             Accrued expenses and
              other liabilities                         -             512               -          1,614           2,126
             Customer advances                          -              17               -              -              17
             Long-term bank loans,
              including current maturities              -           1,603               -              -           1,603
                                                  -------------   -----------    ------------   ------------    ---------
                                                        -           2,739             766          4,109           7,614
                                                  =============   ===========    ============   ============    =========

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                        December 31, 1996
                                              ---------------------------------------------------------------------------
                                                                              In other
                                                                               foreign
                                                               In U.S.$        currency
                                               Linked to       or linked       or linked
                                              Israeli CPI       thereto         thereto        Unlinked         Total
                                              ------------    ------------    ------------    -----------    ------------
                                                                         U.S. dollars in thousands
                                              ---------------------------------------------------------------------------
          Assets:
             Cash and cash equivalents              -           1,659              74               5          1,738
             Trade receivables                      -           3,658             514              41          4,213
             Other accounts receivable
              and prepaid expenses                621             539               -             589          1,749
             Long-term trade receivables            -              90               -               -             90
             Prepaid expenses                       -               -               -             368            368
                                              ------------    -----------    ------------    -----------    -----------
                                                  621           5,946            588            1,003          8,158
                                              ============    ===========    ============    ===========    ===========
          Liabilities:
             Short-term bank loans                  -               -               -           1,462          1,462
             Trade payables                         -           1,443           1,542           1,452          4,437
             Accrued expenses and
              other liabilities                     -             212               -           1,305          1,517
             Customer advances                      -           1,345               -               -          1,345
             Long-term bank loans,
              including current maturities          -           1,226               -               -          1,226
                                              ------------    -----------    ------------    -----------    -----------
                                                    -           4,226           1,542           4,219          9,987
                                              ============    ===========    ============    ===========    ===========

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 22:- SELECTED STATEMENTS OF OPERATIONS DATA

                                                                           Year ended December 31,
                                                           --------------------------------------------------------
                                                                 1995                 1996               1997
                                                           ------------------    ---------------    ----------------
                                                              The Company         Consolidated       Consolidated
                                                           ------------------    ---------------    ----------------
                                                                          U.S. dollars in thousands
                                                           --------------------------------------------------------
          a. Major customer data:
             Sales to customer A                               8,171                 7,665              2,455
                                                           ==================    ===============    ===============
             Percentage of total sales                         59.1%                 46.1%             11.18%
                                                           ==================    ===============    ===============
             Sales to customer B                               1,625                   485                159
                                                           ==================    ===============    ===============
             Percentage of total sales                         11.8%                  2.9%               0.7%
                                                           ==================    ===============    ===============

          b. Information regarding Company operations in different geographical areas:

             Inter-segment sales are accounted for at prices comparable to unaffiliated customer sales.

                                                                  Year ended December 31, 1997
                                          --------------------------------------------------------------------------
                                                                                    Adjustments
                                                                       United           and
                                           Israel        Europe        States      eliminations       Consolidated
                                          ----------    ---------     ---------    --------------    ----------------
                                                                   U.S. dollars in thousands
                                          --------------------------------------------------------------------------
             Sales to unaffiliated
               customers                     3,049      11,849          7,061                -           21,959
             Transfers between
               geographic areas             13,250                          -          (13,250)               -
                                          ----------    ---------     ---------    --------------    ----------------
             Total sales                    16,299      11,849          7,061          (13,250)          21,959
                                          ==========    =========     =========    ==============    ================
             Operating income (loss)         1,204         199           (195)            (302)             906
                                          ==========    =========     =========    ==============
             Financial expenses, net                                                                       (320)
             Other expenses, net                                                                             (8)
                                                                                                     ----------------
             Income before taxes on
               income                                                                                       578
                                                                                                     ================
             Identifiable assets as
               of December 31, 1997         11,315       2,518          1,353           (1,403)          13,783
                                          ==========    =========     =========    ==============    ================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                               Year ended December 31, 1996
                                          --------------------------------------------------------------------------
                                                                                    Adjustments
                                                                       United           and
                                           Israel        Europe        States      eliminations       Consolidated
                                          ----------    ---------     ---------    --------------    ----------------
                                                                U.S. dollars in thousands
                                          --------------------------------------------------------------------------
             Sales to unaffiliated
               customers                   7,724         7,373          1,540                -           16,637
             Transfers between
               geographic areas            4,398             -              -           (4,398)               -
                                          ----------    ---------     ---------    --------------    ----------------

             Total sales                  12,122         7,373          1,540           (4,398)          16,637
                                          ==========    =========     =========    ==============    ================

             Operating loss               (8,995)          (74)          (128)               -           (9,197)
                                          ==========    =========     =========    ==============

             Financial expenses, net                                                                       (589)
             Gain on marketable
               securities                                                                                    22
             Other income, net                                                                               76
                                                                                                     ----------------

             Loss before taxes on
               income                                                                                    (9,688)
                                                                                                     ================

             Identifiable assets as
               of December 31, 1996        9,532         4,670          1,208           (3,249)          12,161
                                          ==========    =========     =========    ==============    ================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                  Year ended December 31,
                                                                ------------------------------------------------------------
                                                                       1995                  1996                1997
                                                                --------------------    ---------------    -----------------
                                                                    The Company          Consolidated        Consolidated
                                                                --------------------    ---------------    -----------------
                                                                                 U.S. dollars in thousands
                                                                ------------------------------------------------------------
          c. Sales from Israel classified by
               geographical destinations:

                    Local:
                      Israel                                              2,774                   780                   679
                    Export (1):
                      Europe                                              5,684                 3,957                 1,325
                      U.S.A.                                              2,564                 2,325                   907
                      Others                                              2,802                   662                   138
                                                                --------------------    ---------------    -----------------

                                                                         13,824                 7,724                 3,049
                                                                ====================    ===============    =================
             (1)   Including indirect export
                     sales to distributor, which
                     are presented in accordance
                     with the geographical
                     location of the end customer.

          d. Cost of sales of printers and
               related products:

                    Materials consumed                                    6,666                10,986                 8,554
                    Salaries, wages and employee
                      benefits                                              379                   627                   352
                    Subcontractors                                        1,494                   526                    52
                    Other manufacturing costs                               301                   541                   542
                    Depreciation and amortization                            13                    34                     3
                                                                --------------------    ---------------    -----------------

                                                                          8,853                12,714                 9,503
                    Less (add) decrease (increase) in
                      inventories of finished products
                      and work-in-progress                                  521                (1,186)                  124
                                                                --------------------    ---------------    -----------------

                                                                          9,374                11,528                 9,627
                                                                ====================    ===============    =================

          e. Cost of sales of printed materials:

                    Materials consumed                                        -                 1,650                 1,358
                    Subcontractors                                            -                   358                   326
                                                                --------------------    ---------------    -----------------

                                                                              -                 2,008                 1,684
                                                                ====================    ===============    =================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                  Year ended December 31,
                                                                ------------------------------------------------------------
                                                                       1995                  1996                1997
                                                                --------------------    ---------------    -----------------
                                                                    The Company          Consolidated        Consolidated
                                                                --------------------    ---------------    -----------------
                                                                                 U.S. dollars in thousands
                                                                ------------------------------------------------------------
          f. Research and development expenses:

             Salaries, wages and employee
               benefits                                                  561                 898                   1,119
             Materials and subcontractors                                351                 529                     154
             Other costs                                                 128                 103                     453
                                                                --------------------    ---------------    -----------------

                                                                       1,040               1,530                   1,726
                                                                ====================    ===============    =================

          g. Selling and marketing expenses, net (1):

             Salaries, wages and employee
               benefits                                                  181               1,603                   1,562
             Commissions                                                 409                 437                     247
             Traveling                                                   185                 503                     570
             Advertising                                                 240                 652                     738
             Bad debts                                                   132                 509                     448
             Other costs                                                 145               1,119                   1,255
                                                                --------------------    ---------------    -----------------

                                                                       1,292               4,823                   4,820
             Less - participation of the
               Fund for the Encouragement of
               Marketing Activity                                        253                   -                     200
                                                                --------------------    ---------------    -----------------

                                                                       1,039               4,823                   4,620
                                                                ====================    ===============    =================
             (1)   Net of participation
                     from Nur International of
                     $ 209 thousand in 1995.

          h. General and administrative expenses:

             Salaries, wages and employee
               benefits                                                  463                 914                   1,048
             Office maintenance                                          300                 702                     909
             Other costs                                                 424                 944                   1,482
                                                                --------------------    ---------------    -----------------

                                                                       1,187               2,560                   3,439
                                                                ====================    ===============    =================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                  Year ended December 31,
                                                                ------------------------------------------------------------
                                                                       1995                  1996                1997
                                                                --------------------    ---------------    -----------------
                                                                    The Company          Consolidated        Consolidated
                                                                --------------------    ---------------    -----------------
                                                                                 U.S. dollars in thousands
                                                                ------------------------------------------------------------
          i. Financial expenses, net:

             Expenses:
               Interest
                 On short-term credit                                  152                  682               390
                 On long-term loans                                    123                   72               193
               Loss arising from foreign
                 currency transactions                                 351                  154                 -
                                                                --------------------    ---------------    -----------------

                                                                       626                  908               583
                                                                --------------------    ---------------    -----------------
             Income:
               Interest                                                421                  319               234
               Gain arising from foreign
                 currency transactions                                   -                    -                29
                                                                --------------------    ---------------    -----------------

                                                                       421                  319               263
                                                                --------------------    ---------------    -----------------

                                                                       205                  589               320
                                                                ====================    ===============    =================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          j. Write-off of debts of related parties:

             In March 1997, three companies in which Moshe Nur - a former shareholder - has holdings in various percentages, experienced financial difficulties (see also Note 18a). The debts stem from the purchases of printers, spare parts and ink and cash transfers from the Company.

             The management of the company believes that the company will not be able to collect the debts of these companies and therefore it was decided to write-off the debts totaling $ 3,757 thousand, comprised as follows:

                                                                                                 Year ended
                                                                                             December 31, 1996
                                                                                           -----------------------
                                                                                               U.S. dollars
                                                                                                in thousands
                                                                                           -----------------------
             Nur Outdoor Advertising
                 (Manufacturing and Production) Ltd.                                                    994
             Nur Focus Assets and Investments Ltd.                                                    2,117
             Nur Focus Production (1995) Ltd.                                                           646
                                                                                           -----------------------

                                                                                                      3,757
                                                                                           =======================


          k. Equity in losses of a 50%-owned joint venture:

                                                                          Year ended December 31,
                                                         -----------------------------------------------------------
                                                               1995                 1996                 1997
                                                         -----------------     ----------------     ----------------
                                                           The Company          Consolidated         Consolidated
                                                         -----------------     ----------------     ----------------
                                                                         U.S. dollars in thousands
                                                         -----------------------------------------------------------
             Equity in post-acquisition losses                  (593)                       -                  -
             Losses from increase in equity of
               joint venture                                    (630)                       -                  -
             Less - amortization of negative
               goodwill                                           98                        -                  -
                                                         -----------------     ----------------     ----------------

                                                              (1,125)                       -                  -

                                                         =================     ================     ================

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 23:-     INVESTEES


                                                                                          Percentage of (1)
                                                                                 -------------------------------------
                               Name of the Company                                 Ownership              Control
          ---------------------------------------------------------------        --------------        ---------------
                                                                                                  %
                                                                                 -------------------------------------
          a. Subsidiaries outside Israel:

             Active:

             Nur International S.A. ("Nur International")                            100                   100

             Nur Advanced Technologies (Europe) S.A.
               ("Nur Europe")                                                        100                   100

             Nur America Inc. ("Nur America")                                        100                   100

             Nur Marketing and Communication GmbH
               ("Nur Germany")                                                        84                    84

             Inactive:

             Nur Hungaria KFT ("Nur Hungary") (1)                                    100                   100

             Good-Lux S.A. ("Nur Luxembourg") (1)                                    100                   100

          b. Subsidiaries in Israel:

             Inactive:

             M.B.T. (Nur) Industries Ltd. ("M.B.T.")                                 100                   100

             Nur Print Technologies (1993) Ltd. ("Nur Print")                        100                   100

             N.A.T. Holdings and Investments (1997) Ltd.                             100                   100


          (1) Represents the percentages of ownership of Nur International in these subsidiaries. The shares of some of these subsidiaries are held in custody by the Company.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                           June 30,
                                                                                             1998
                                                                                       ------------------
                                                                                           Unaudited
                                                                                       ------------------
                                                                                        U.S. dollars in
                                                                                           thousands
                                                                                       ------------------
    ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                                    2,082
  Marketable securities                                                                           63
  Trade receivables                                                                            6,823
  Other accounts receivable and prepaid expenses                                               1,632
  Inventories                                                                                  3,049
                                                                                       ------------------

Total current assets                                                                          13,649
                                                                                       ------------------

LONG-TERM INVESTMENTS:
  Restricted long term bank deposit                                                              382
  Prepaid expenses                                                                                24
  Severance pay funds                                                                            317
                                                                                       ------------------

Total long-term investments                                                                      723
                                                                                       ------------------

PROPERTY AND EQUIPMENT:
  Cost                                                                                         3,207
  Less - accumulated depreciation                                                                887
                                                                                       ------------------

                                                                                               2,320
                                                                                       ------------------

OTHER ASSETS, net                                                                                308
                                                                                       ------------------

Total assets                                                                                  17,000
                                                                                       ==================


The accompanying notes are an integral part of the consolidated financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                              June 30,
                                                                                           ----------------
                                                                                                1998
                                                                                           ----------------
                                                                                              Unaudited
                                                                                           ----------------
                                                                                            U.S. dollars
                                                                                            in thousands
                                                                                           ----------------
    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Short-term bank loans                                                                              530
  Current maturities of long-term bank loans                                                         462
  Trade payables                                                                                   5,175
  Accrued expenses and other liabilities                                                           2,664
  Customer advances                                                                                    -
                                                                                           ----------------

Total current liabilities                                                                          8,831
                                                                                           ----------------

LONG-TERM LIABILITIES:
  Long-term bank loans, net                                                                        1,080
  Accrued severance pay                                                                              438
                                                                                           ----------------

Total long-term liabilities                                                                        1,518
                                                                                           ----------------

MINORITY INTEREST                                                                                     39
                                                                                           ----------------

SHAREHOLDERS' EQUITY:
  Share capital:
    Common Shares of NIS 1 per nominal value:
      Authorized: 20,000,000
      Issued and outstanding: 6,880,000 Common Shares
      as of June, 1997; 10,880,000 Common Shares
      as of June 30, 1998                                                                          2,729
  Additional paid-in capital                                                                      14,350
  Other comprehensive income                                                                        (151)
  Accumulated deficit                                                                            (10,316)
                                                                                           ----------------

Total shareholders' equity                                                                         6,612
                                                                                           ----------------

Total liabilities and shareholders' equity                                                        17,000
                                                                                           ================


The accompanying notes are an integral part of the consolidated financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                                 Six months ended
                                                                                                     June 30,
                                                                                        ------------------------------------
                                                                                             1997                1998
                                                                                        ---------------    -----------------
                                                                                                     Unaudited
                                                                                        ------------------------------------
                                                                                            U.S. dollars in thousands,
                                                                                             except per share amounts
                                                                                        ------------------------------------
Revenues
  Sales of printers and related products                                                        7,909             14,233
  Sales of printed materials                                                                    1,304              1,621
                                                                                        ---------------    -----------------

                                                                                                9,213             15,854
                                                                                        ---------------    -----------------
Cost of revenues:
  Cost of sales of printers and related products                                                4,213              6,862
  Cost of sales of printed materials                                                              711                993
                                                                                        ---------------    -----------------

                                                                                                4,924              7,855
                                                                                        ---------------    -----------------

Gross profit                                                                                    4,289              7,999
                                                                                        ---------------    -----------------

Research and development expenses                                                                 756              1,591
Less - royalty-bearing grants                                                                     127                310
                                                                                        ---------------    -----------------

Research and development expenses, net                                                            629              1,281
                                                                                        ---------------    -----------------

Selling and marketing expenses, net                                                             1,891              2,844
General and administrative expenses                                                             1,662              2,358
Write-off of debts of related parties                                                              99                  -
                                                                                        ---------------    -----------------

                                                                                                3,652              5,202
                                                                                        ---------------    -----------------

Operating income (loss)                                                                             8              1,516
Financial expenses, net                                                                           286                319
Loss on marketable securities                                                                       -                 91
                                                                                        ---------------    -----------------

Income (loss) before taxes on income                                                             (278)             1,106
Taxes on income                                                                                     -                112
                                                                                        ---------------    -----------------

Income (loss) after taxes on income                                                              (278)               994
Minority interest in losses of subsidiary                                                           -                 13
                                                                                        ---------------    -----------------

Net income (loss) for the period                                                                 (278)               981
                                                                                        ===============    =================

Basic and diluted earnings (loss) per share (Note 2j)                                           (0.04)              0.09
                                                                                        ===============    =================
Weighted average number of shares used in
  computing basic and diluted earnings (loss) per share                                     6,880,000         10,880,000
                                                                                        ===============    =================


The accompanying notes are an integral part of the consolidated financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                  Six months ended June 30, 1997
                                               ---------------------------------------------------------------------
                                                 Number of
                                                  shares
                                                outstanding
                                               --------------                       Additional           Other
                                                  Common             Share            paid-in        comprehensive
                                                  shares            capital           capital            income
                                               --------------    --------------    --------------    ---------------
                                                                     U.S. dollars in thousands
                                               ---------------------------------------------------------------------
Balance as of January 1, 1997                     6,880,000             1,593            11,916                109
-----------------------------

Comprehensive income:
  Net loss for the period                                 -                 -                 -                  -

Other comprehensive income:
  Foreign currency translation adjustment                 -                 -                 -                116


Comprehensive income                                      -                 -                 -                  -

Amortization of deferred compensation                     -                 -                57                  -
                                               --------------    --------------    --------------    ---------------

Balance as of June 30, 1997                       6,880,000             1,593            11,973                225
---------------------------
                                               ==============    ==============    ==============    ===============

                                                                  Six months ended June 30, 1998
                                               ---------------------------------------------------------------------
Balance as of January 1, 1998                    10,880,000             2,729            14,383                (30)
-----------------------------

Comprehensive income:
  Net loss for the period                                 -                 -                 -                  -

Other comprehensive income:
  Foreign currency translation adjustment                 -                 -                 -                  -

Comprehensive income                                      -                 -                 -                  -

Share capital issuance expenses                           -                 -               (47)                 -
Amortization of deferred compensation                     -                 -                14                  -
                                               --------------    --------------    --------------    ---------------

Balance as of June 30, 1998                      10,880,000             2,729            14,350               (151)
---------------------------
                                               ==============    ==============    ==============    ===============

                                                            Six months ended June 30, 1997
                                               ------------------------------------------------------



                                                                                          Total
                                                  Retained         Comprehensive      shareholders'
                                                  earnings            income              equity
                                               ----------------   ----------------    ---------------
                                                               U.S. dollars in thousands
                                               ------------------------------------------------------
Balance as of January 1, 1997                        (11,782)                                 1,836
-----------------------------

Comprehensive income:
  Net loss for the period                               (278)              (278)               (278)
                                                                  ----------------
Other comprehensive income:
  Foreign currency translation adjustment                  -                116                 116
                                                                  ----------------
Comprehensive income                                       -               (162)                  -
                                                                  ================
Amortization of deferred compensation                      -                                     57
                                               ----------------                       ---------------

Balance as of June 30, 1997                          (12,060)                                 1,731
---------------------------
                                               ================                       ===============

                                                            Six months ended June 30, 1998
                                               ------------------------------------------------------
Balance as of January 1, 1998                        (11,297)                                 5,785
-----------------------------

Comprehensive income:
  Net loss for the period                                981                981                 981
                                                                  ----------------
Other comprehensive income:
  Foreign currency translation adjustment                  -               (121)               (121)
                                                                  ----------------
Comprehensive income                                       -                860                   -
                                                                  ================
Share capital issuance expenses                            -                  -                 (47)
Amortization of deferred compensation                      -                  -                  14
                                               ----------------                       ---------------

Balance as of June 30, 1998                          (10,316)                                 6,612
---------------------------
                                               ================                       ===============


The accompanying notes are an integral part of the consolidated financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                 Six months ended
                                                                                                     June 30,
                                                                                        ------------------------------------
                                                                                             1997                1998
                                                                                        ---------------    -----------------
                                                                                                     Unaudited
                                                                                        ------------------------------------
                                                                                             U.S. dollars in thousands
                                                                                        ------------------------------------
Cash flows from operating activities:

Net income (loss) for the period                                                                 (278)               981
Adjustments to reconcile net income (loss) to net
  cash used in operating activities:

  Minority interest in earnings of subsidiary                                                       -                 13
  Depreciation and amortization                                                                   218                384
  Deferred taxes, net                                                                             (27)                 8
  Amortization of deferred compensation                                                            57                 14
  Severance pay, net                                                                               15                 25
  Decrease in marketable securities                                                                 -                (63)
  Increase in trade receivables                                                                   (54)              (855)
  Decrease in other accounts receivable
    and prepaid expenses                                                                        1,150                179
  Decrease (increase) in inventories                                                              323               (797)
  Increase (decrease) in trade payables                                                          (813)             1,936
  Increase in accrued expenses and other liabilities                                              574                461
  Decrease in customer advances                                                                (1,345)               (17)
                                                                                        ---------------    -----------------

Net cash provided by (used in) operating activities                                              (180)             2,269
                                                                                        ---------------    -----------------


The accompanying notes are an integral part of the consolidated financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                 Six months ended
                                                                                                     June 30,
                                                                                        ------------------------------------
                                                                                             1997                1998
                                                                                        ---------------    -----------------
                                                                                                     Unaudited
                                                                                        ------------------------------------
                                                                                             U.S. dollars in thousands
                                                                                        ------------------------------------
Cash flows from investing activities:

  Restricted long-term bank deposit                                                                 -               (232)
  Purchase of property and equipment                                                           (1,032)              (990)
                                                                                        ---------------    -----------------

Net cash provided by (used in) investing activities                                            (1,032)            (1,222)
                                                                                        ---------------    -----------------

Cash flows from financing activities:

  Share capital issuance expenses                                                                   -                (47)
  Short-term bank credit, net                                                                    (607)              (122)
  Proceeds from principal of long-term bank loans                                               1,169                231
  Repayment of principal of long-term bank loans                                                 (154)              (292)
                                                                                        ---------------    -----------------

Net cash provided by financing activities                                                         408               (230)
                                                                                        ---------------    -----------------

Effect of exchange rate changes on cash and cash equivalents                                        -                 31
                                                                                        ---------------    -----------------

Increase (decrease) in cash and cash equivalents                                                 (804)               848
Cash and cash equivalents at the beginning of the period                                        1,738              1,234
                                                                                        ---------------    -----------------

Cash and cash equivalents at the end of the period                                                934              2,082
                                                                                        ===============    =================


The accompanying notes are an integral part of the consolidated financial statements.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1:-  GENERAL

          The Company develops, manufactures and sells digital continuous ink-jet printing systems and related consumable products for large format printing.

          These financial statements have been prepared as of June 30, 1998 and for the six months then ended.

          These financial statement are to be read in conjunction with the annual financial statements of the Company as of December 31, 1997 and their accompanying notes.


NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

          The significant accounting policies applied in the annual financial statements of the Company as of December 31, 1997 are applied consistently in these financial statements.


NOTE 3:-  FINANCIAL STATEMENTS IN U.S. DOLLARS

          The accompanying audited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal requiring accruals) considered necessary for a fair presentation have been included. Operating results for the six-months period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

NOTE 4:-  SUBSEQUENT EVENTS

          a. In September 1998, the Company acquired from Meital all rights (including all related assets) to Meital's piezo DoD inkjet technologies for application in wide format digital printers for approximately $ 3.0 million, consisting of an up-front payment of $ 750,000, the assumption of certain liabilities and future sales based royalties. The Meital acquisition is expected to result in the recognition by NUR of a one-time charge involving a write-off assigned to in-process research and development in the amount of $ 1,600,000. In addition, the Company has future royalty obligations, during the next three years, which will not exceed $
             1.3 million. This charge will be taken in the third quarter of
              1998.

                                                          NUR MACROPRINTERS LTD.
                                      (Formerly: Nur Advanced Technologies Ltd.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          b. During September, 1998 the district court of Tel Aviv approved several settlement agreements among the Company, the special manager for Moshe Nur's assets in his bankruptcy proceedings, Moshe Nur and other of his family members, two Israeli banks, and the temporary receiver of Nur Outdoor Advertising Ltd. (a company formerly affiliated with Mr. Nur).
             According to the agreements, all material claims against the Company relating to the lease of its offices (including confirmation of the Company's pre-payment of lease until July
             2000), alleged breach of contracts and alleged debts owed to any of the above mentioned parties were dismissed.

             As part of the various settlement agreements, the Company will pay an aggregate of $100 thousand.

          c. In connection with a claim (see note 16g) a partial settlement was reached between the Company and the Dochovna Group, according to which all parties shall not apply for interim remedies or attachments against each other or against companies controlled by the parties, in Israel or abroad.

          d. In June 1998, Quantum Securities Ltd. ("Quantum") filed a suit against the Company claiming that the Company breached an alleged investor relations agreement between Quantum and the Company. In the suit Quantum claims $33,380 in monetary damages and the right to Ordinary Share purchase warrants to purchase 100,000 Ordinary Shares of the Company at $1.75 per share and 100,000 Ordinary Shares of the Company at $2.00 per share. The Company has denied that such an agreement with Quantum exists with the Company and plans to defend itself vigorously. The Company has also counterclaimed for reimbursement of approximately $17,000 paid to Quantum in the past.


                               - - - - - - - - - -

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of __________, 1998.

                                -----------------


                 TABLE OF CONTENTS
                                                 Page
Prospectus Summary..................................3
Risk Factors........................................8
Use of Proceeds....................................18
Market for Common Equity...........................18
Dividend Policy....................................19
Capitalization.....................................19
Selected Consolidated Financial Data...............20
Management's Discussion and Analysis of Financial
     Condition and Results of Operations...........22
Business...........................................34
Management.........................................48
Principal Shareholders.............................54
Selling Shareholders...............................55
Certain Transactions...............................59
Description of Ordinary Securities.................59
Commission Position on Indemnification
     for Securities Act Liabilities................61
Shares Eligible for Future Sale....................61
Exchange Controls and Other Limitations
     Affecting Security Holdings...................61
Israeli Taxation and Foreign Exchange
     Regulations...................................62
US Tax Considerations Regarding
     Ordinary Shares...............................66
Plan of Distribution...............................70
Legal Matters......................................72
Experts............................................72
Additional Information.............................72
ISA Exemption .....................................72
Index to Financial Statements.....................F-1


                                5,897,339 SHARES

                                     [LOGO]



                             NUR MACROPRINTERS LTD.






                                 ORDINARY SHARES



                                 ---------------

                                   PROSPECTUS
                                 ---------------












                             _________________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

      The following table sets forth an estimate (except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq fee) of the fees and expenses expected to be incurred by the Company on behalf of the Selling Shareholders in connection with the issuance and distribution of the securities being registered under the Registration Statement:

                                                                       Amount
                                                                     to be Paid
                                                                     -----------
      Securities and Exchange Commission registration fee........    $  3,893.72
      NASD filing fee............................................       1,900.62
      Nasdaq fee.................................................       8,000.00
      Printing and engraving expenses............................      70,000.00
      Legal fees and expenses....................................     130,000.00
      Accounting fees and expenses...............................      30,000.00
      Miscellaneous expenses.....................................      10,000.00
                                                                     -----------

               Total.............................................    $253,794.34
                                                                     ===========

Item 14.  Indemnification of Directors and Officers

      Pursuant to the Registrant's Articles of Association, the Registrant may indemnify its Office Holders, as defined in the Israeli Companies Ordinance (New Version), 1983 (the "Israeli Companies Ordinance") for (a) any monetary obligation imposed upon them for the benefit of a third party by a judgment, including a settlement approved by the Registrant or an arbitration decision certified by court, as a result of an act or omission of such person in his capacity as an Office Holder and (b) reasonable litigation expenses, including legal fees, incurred by such Office Holder or which he is obligated to pay, in proceedings brought against him by or on behalf of the Registrant or by others, or in connection with criminal proceedings in which he was acquitted, in each case relating to acts or omissions of such person in his capacity of Office Holder of the Registrant. The Israeli Companies Ordinance defines "Office Holder" to include directors, managing director, general manager, chief executive officer, executive vice president, vice president, other manager directly subordinate to the managing director and any person assuming the responsibilities of the foregoing positions without regard to such person's title.

      In addition, pursuant to the Israeli Companies Ordinance, indemnification of, and procurement of insurance coverage for, an Office Holder of the Registrant is permitted if it is permitted by the Registrant's Articles of Association and if it is approved by the Registrant's Audit Committee and Board of Directors. The Registrant's Articles of Association permit such indemnification and procurement of insurance coverage. In certain circumstances, the Israeli Companies Ordinance also requires approval of such indemnification and insurance by the Registrant's shareholders. The approval of indemnification agreements and procurement of insurance for all of the Registrant's directors will require shareholder approval. In addition, the approval of indemnification and procurement of insurance for certain directors who may be deemed to hold 25% or more of the share capital of the Registrant requires the consent of disinterested shareholders subject and pursuant to the Israeli Companies Ordinance.

      The Registrant intends to purchase a directors' and officers' liability insurance policy insuring its Office Holders with respect to those matters permitted by the Israeli Companies Ordinance.

Item 15.  Recent Sales of Unregistered Securities

      During the past three years, the Registrant made the following sales of its unregistered securities.

      Between September and December 1997, the Registrant effected a private offering of its Ordinary Shares in the United States, for which Josephthal & Co. Inc. ("Josephthal") acted as exclusive placement agent. See "Certain Transactions." The private placement was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. As compensation for its services as the Registrant's exclusive placement agent, Josephthal received fees of $339,000 and warrants to purchase 400,000 Ordinary Shares at an exercise price of $1.00 per share. Payment to Josephthal in consideration for the banking services rendered by Josephthal to the Registrant has been approved by the Registrant's shareholders.

Item 16.  Exhibits and Financial Statement Schedules.

    (a)   Exhibits

Exhibit      Description
Number

     3.1 Memorandum of Association of the Registrant, in Hebrew with a translation to English.*

     3.2     Articles of Association of the Registrant.*

     3.3     Certificate of Name Change.**

     4.1     Specimen Certificate for Ordinary Shares.*

     5.1     Opinion of Shimonov Barnea & Co. (to be filed by amendment)

    10.1 A Private Investment Agreement between the Registrant and certain Private Investors dated October 5, 1993, in Hebrew with translation to English.*

    10.3 Registration Rights Agreement between the Registrant and certain Private Investors.*

    10.4 Assignment Agreement between Nur Focus Advertising Products Ltd.*** and the Registrant dated October 4, 1993, in Hebrew with a translation to English.*

    10.5 Royalties Agreement between Nur Focus Advertising Products Ltd.*** and the Registrant dated May 23, 1995, in Hebrew with a translation to English.*

    10.6 Share Subscription Agreement between the Registrant, Nur International, S.A. and Shamrock Holding of California, Inc. dated February 3, 1994.*

    10.7 Agreement between the Registrant, Nur International, S.A. and Shamrock Holding of California, Inc. dated May 5, 1995.*

    10.8 Distribution Agreement between Scitex Corporation Ltd. and the Registrant dated June 10, 1992, in Hebrew with a translation to English.*+

    10.9 Agreement between the Registrant, Nur Outdoor Advertising (Manufacturing and Production) Ltd. and Nur Focus Advertising Products Ltd.*** dated 1994, in Hebrew with a translation to English.*

   10.10     Registrant's 1995 Stock Option/Stock Purchase Plan.*

   10.11     Registrant's 1997 Stock Option Plan.****

   10.12 Lease Agreement between the Registrant and Mr. Moshe Nur dated October 4, 1993, as amended on May 29, 1995, in Hebrew with a translation to English.*

   10.13 Order Agreement between the Registrant and Matan Systems (1991) Ltd. dated August 3, 1994, as amended on January 26, 1995 and as further amended on October 16, 1995 and Assignment Letter dated March 6, 1995, in Hebrew with a translation to English.*+

   10.14 Voting Agreement between Moshe Nur and Yoram Ben-Porat dated January 1, 1992.*

   10.15 Agreement between Imaje S.A. and the registrant dated as of October 16, 1995.*

   10.16 Marketing and Sales Support Agreement between the Registrant and Scitex Europe, S.A., dated as of October 18, 1995.*

   10.17 Agreement between the Registrant and Matan Systems (1991) Ltd. dated October 16, 1995.*

   14.1      Material Foreign Patents.*

   21.1      List of Subsidiaries of the Registrant.*****

   23.1      Consent of Krost Forer & Gabbay

   23.2      Consent of Shimonov Barnea & Co. (included in Exhibit 5.1)

   24.1      Power of Attorney (included on the signature page hereto)

   27.1      Financial Data Schedule for the year ended December 31, 1995.*****

   27.2      Financial Data Schedule for the year ended December 31, 1996.*****

   27.3      Financial Data Schedule for the year ended December 31, 1997.*****

   27.4      Financial Data Schedule for the six months ended June 30, 1997.

   27.5      Financial Data Schedule for the six months ended June 30, 1998.

-------------

* Previously filed with the Company's Registration Statement on Form F-1 Registration No. 33-93160 and incorporated by reference herein.

** Previously filed with the Company's 6-K dated January 7, 1998 and incorporated by reference herein.

***   Subsequently changed its name to Nur Focus Assets and Investments, Ltd.

**** Previously filed with the Company's Form 6-K dated October 14, 1997 and incorporated by reference herein.

***** Previously filed with the Company's Form 20-F for the year ended December
      31, 1997 and incorporated by reference herein.

+     Confidential treatment granted as to portions of the agreement.

   (b) Financial Statement Schedules

      All schedules have been omitted as the required information is either not applicable or presented in the financial statements or notes thereto.

Item 17.  Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The State of Israel, on October 26, 1998.

                                      NUR MACROPRINTERS LTD.
                                      By: /s/ Erez Shachar
                                          ---------------------------------
                                          Erez Shachar
                                          President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Erez Shachar and Eitan Padan, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto,
(ii) act on, sign and file with the Securities and Exchange Commission any registration statement relating to this Offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended,
(iii) act on, sign and file with the Securities and Exchange Commission any exhibits to such registration statement or pre-effective or post-effective amendments, (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (vi) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done (including any prospectus included in this registration statement), as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                  Title of Capacities                 Date
      ---------                  -------------------                 ----

/s/ Dan Purjes            Chairman of the Board of Directors    October 26, 1998
-----------------------
Dan Purjes

/s/ Erez Shachar          President and Chief Executive         October 26, 1998
-----------------------     Officer and Director
Erez Shachar

/s/ Eitan Padan           Chief Financial Officer,              October 26, 1998
-----------------------     Vice President of Finance
Eitan Padan                 and Secretary


/s/ Roni Ferber                      Director                   October 26, 1998
-----------------------
Roni Ferber

/s/ Yoram Ben-Porat                  Director                   October 26, 1998
-----------------------
Yoram Ben-Porat

/s/ Robert L. Berenson               Director                   October 26, 1998
-----------------------
Robert L. Berenson

/s/ Robert Hussey                    Director                   October 26, 1998
-----------------------
Robert Hussey

                                  EXHIBIT INDEX

Exhibit      Description
Number
     3.1     Memorandum of Association of the Registrant, in Hebrew with a translation to English.*

     3.2     Articles of Association of the Registrant.*

     3.3     Certificate of Name Change.**

     4.1     Specimen Certificate for Ordinary Shares.*

     5.1     Opinion of Shimonov Barnea & Co. (to be filed by amendment)

    10.1 A Private Investment Agreement between the Registrant and certain Private Investors dated October 5, 1993, in Hebrew with translation to English.*

    10.3 Registration Rights Agreement between the Registrant and certain Private Investors.*

    10.4 Assignment Agreement between Nur Focus Advertising Products Ltd.*** and the Registrant dated October 4, 1993, in Hebrew with a translation to English.*

    10.5 Royalties Agreement between Nur Focus Advertising Products Ltd.*** and the Registrant dated May 23, 1995, in Hebrew with a translation to English.*

    10.6 Share Subscription Agreement between the Registrant, Nur International, S.A. and Shamrock Holding of California, Inc. dated February 3, 1994.*

    10.7 Agreement between the Registrant, Nur International, S.A. and Shamrock Holding of California, Inc. dated May 5, 1995.*

    10.8 Distribution Agreement between Scitex Corporation Ltd. and the Registrant dated June 10, 1992, in Hebrew with a translation to English.* +

    10.9 Agreement between the Registrant, Nur Outdoor Advertising (Manufacturing and Production) Ltd. and Nur Focus Advertising Products Ltd.*** dated 1994, in Hebrew with a translation to English.*

   10.10     Registrant's 1995 Stock Option/Stock Purchase Plan.*

   10.11     Registrant's 1997 Stock Option Plan.****

   10.12 Lease Agreement between the Registrant and Mr. Moshe Nur dated October 4, 1993, as amended on May 29, 1995, in Hebrew with a translation to English.*

   10.13 Order Agreement between the Registrant and Matan Systems (1991) Ltd. dated August 3, 1994, as amended on January 26, 1995 and as further amended on October 16, 1995 and Assignment Letter dated March 6, 1995, in Hebrew with a translation to English.* +

   10.14 Voting Agreement between Moshe Nur and Yoram Ben-Porat dated January 1, 1992.*

   10.15 Agreement between Imaje S.A. and the registrant dated as of October 16, 1995.*

   10.16 Marketing and Sales Support Agreement between the Registrant and Scitex Europe,

             S.A., dated as of October 18, 1995.*

   10.17 Agreement between the Registrant and Matan Systems (1991) Ltd. dated October 16, 1995.*

   14.1      Material Foreign Patents.*

   21.1      List of Subsidiaries of the Registrant.*****

   23.1      Consent of Krost Forer & Gabbay

   23.2      Consent of Shimonov Barnea & Co. (included in Exhibit 5.1)

   24.1      Power of Attorney (included on the signature page hereto)

   27.1      Financial Data Schedule for the year ended December 31, 1995.*****

   27.2      Financial Data Schedule for the year ended December 31, 1996.*****

   27.3      Financial Data Schedule for the year ended December 31, 1997.*****

   27.4      Financial Data Schedule for the six months ended June 30, 1997.

   27.5      Financial Data Schedule for the six months ended June 30, 1998.

-------------

* Previously filed with the Company's Registration Statement on Form F-1 Registration No. 33-93160 and incorporated by reference herein.

** Previously filed with the Company's 6-K dated January 7, 1998 and incorporated by reference herein.

***   Subsequently changed its name to Nur Focus Assets and Investments, Ltd.

**** Previously filed with the Company's Form 6-K dated October 14, 1997 and incorporated by reference herein.

***** Previously filed with the Company's Form 20-F for the year ended December
      31, 1997 and incorporated by reference herein.

+     Confidential treatment granted as to portions of the agreement.